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                                                                   EXHIBIT 10.14


                               BSQUARE CORPORATION


                                 STOCK PURCHASE
                           AND SHAREHOLDERS AGREEMENT


                             As of January 30, 1998

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                               BSQUARE CORPORATION
                                 Stock Purchase
                           and Shareholders Agreement
                             As of January 30, 1998

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
SECTION 1.      PURCHASE AND SALE OF SHARES; REDEMPTION ......................... 1
      1.1       Description of Securities ....................................... 1
      1.2       Sale and Purchase; Redemption ................................... 2
      1.3       Closing ......................................................... 2

SECTION 2.      REPRESENTATIONS AND WARRANTIES .................................. 2
      2.1       Organization and Corporate Power ................................ 2
      2.2       Authorization and Non-Contravention. ............................ 3
      2.3       Capitalization .................................................. 4
      2.4       Subsidiaries; Investments ....................................... 5
      2.5       Financial Statements and Matters ................................ 5
      2.6       Absence of Undisclosed Liabilities .............................. 6
      2.7       Absence of Certain Developments ................................. 6
      2.8       Ordinary Course ................................................. 6
      2.9       Accounts Receivable ............................................. 6
      2.10      Title to Properties ............................................. 7
      2.11      Tax Matters ..................................................... 7
      2.12      Certain Contracts and Arrangements .............................. 8
      2.13      Intellectual Property Rights; Employee Restrictions ............. 9
      2.14      Litigation ......................................................10
      2.15      Employee Benefit Plans ..........................................10
      2.16      Labor Laws ......................................................11
      2.17      Employees and Suppliers .........................................11
      2.18      Hazardous Waste, Etc ............................................11
      2.19      Business; Compliance with Laws ..................................12
      2.20      Investment Banking; Brokerage ...................................12
      2.21      Insurance .......................................................12
      2.22      Transactions with Affiliates ....................................12
      2.23      Customers .......................................................12
      2.24      Relationship with Microsoft .....................................13
      2.25      Certain Events ..................................................13
      2.26      Disclosure ......................................................13

SECTION 2A.     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS .................14

SECTION 3.      CONDITIONS OF PURCHASE ..........................................15
      3.1       Satisfaction of Conditions ......................................15
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                                       (i)

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
      3.2       Director Election................................................15
      3.3       Compensation and Audit Committees................................15
      3.4       Opinion of Counsel...............................................15
      3.5       Consent of Spouse................................................15
      3.6       Authorization....................................................15
      3.7       All Proceedings Satisfactory.....................................16
      3.8       Investors' Fees..................................................16
      3.9       No Violation or Injunction.......................................16
      3.10      Consents and Waivers.............................................16
      3.11      Compensation of Shareholders.....................................16
      3.12      Payment of Broker Fee............................................16
      3.13      Termination of Existing Redemption Agreement.....................16
      3.14      Key Person Insurance.............................................17
      3.15      Director Indemnification Agreements..............................17
      3.16      Certificate of Designation.......................................17

SECTION 4.      COVENANTS........................................................17
      4.1       Financial Statements and Budgetary Information; Inspection.......17
      4.2       Indemnification; Insurance.......................................17
      4.3       Board of Directors...............................................18
      4.4       Composition of Board Committees..................................18
      4.5       Restrictive Covenants............................................18
      4.6       Redemption.......................................................19
      4.7       Cancellation of Shareholder Notes................................19
      4.8       Reissuance of Stock Certificates.................................19
      4.9       Key Person Insurance.............................................20
      4.10      Compensation of Shareholders.....................................20
      4.11      Stock Awards.....................................................20
      4.12      Assignment of Rights.............................................20
      4.13      Compliance with Laws.............................................20
      4.14      Use of Proceeds..................................................20
      4.15      Audited Financial Statements.....................................20

SECTION 5.      TRANSFER RESTRICTIONS............................................21
      5.1       General Restriction..............................................21
      5.2       Right of First Refusal...........................................21
      5.3       Right of Co-Sale.................................................23
      5.4       Assignment of Rights.............................................24
      5.5       Sales to Strategic Purchasers....................................25

SECTION 6.      RIGHTS TO PURCHASE...............................................25
      6.1       Right to Participate in Certain Sales of Additional Securities.. 25
      6.2       Assignment of Rights............................................ 26

                                      (ii)

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SECTION 7.      REGISTRATION RIGHTS..............................................26
      7.1       Optional Registrations...........................................26
      7.2       Required Registrations...........................................27
      7.3       Registrable Securities...........................................29
      7.4       Further Obligations of the Company...............................29
      7.5       Indemnification; Contribution....................................31
      7.6       Rule 144 and Rule 144A Requirements..............................33
      7.7       Assignment of Rights.............................................33
      7.8       "Market Stand-off" Agreement.....................................33

SECTION 8.      ELECTION OF DIRECTORS............................................34
      8.1       Election of Directors............................................34
      8.2       Committees.......................................................34
      8.3       Vacancies and Removal............................................34

SECTION 9.      GENERAL..........................................................35
      9.1       Amendments, Waivers and Consents.................................35
      9.2       Indemnification from the Company.................................35
      9.3       Survival of Representations, Warranties and Covenants;
                Assignability of Rights..........................................37
      9.4       Legend on Securities.............................................37
      9.5       Governing Law....................................................38
      9.6       Section Headings and Gender......................................38
      9.7       Counterparts.....................................................39
      9.8       Notices and Demands..............................................39
      9.9       Dispute Resolution...............................................39
      9.10      Remedies; Severability...........................................40
      9.11      Integration......................................................40

                                     (iii)

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                                      (iv)

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EXHIBITS
      A.       Schedule of Investors
      B.       Preferred Stock Terms
      C.       Schedule of Common Stock Redemptions
      D.       Form of Redemption Agreement
      E.       Disclosure Schedule
      F.       Form of Opinion of Counsel
      G.       Form of Consent of Spouse
      H.       Form of Director Indemnification Agreement

                                      (v)

                                 STOCK PURCHASE
                           AND SHAREHOLDERS AGREEMENT


     STOCK PURCHASE AND SHAREHOLDERS AGREEMENT made as of this 30th day of January, 1998, by and among BSQUARE Corporation, a Washington corporation (together with any predecessors or successors thereto, the "Company"), William
T. Baxter, Albert T. Dosser, Peter R. Gregory, and Joseph Notarangelo (collectively the "Shareholders" and individually a "Shareholder"), and the investors named in Exhibit A hereto (together with their successors and assigns, collectively the "Investors," and each individually an "Investor").

     WHEREAS, all of the outstanding shares of the Company's capital stock prior to the date hereof are owned by the Shareholders; and

     WHEREAS, the Company has authorized the issuance and sale to the Investors of a total of 8,333,333 shares of Series A Convertible Preferred Stock, no par value, having the rights and preferences set forth in Exhibit B hereto ("Convertible Preferred Stock"), for an aggregate purchase price of $14,999,999.40;

     WHEREAS, the Company has agreed to redeem and William T. Baxter, Albert T. Dosser, and Peter R. Gregory (the "Redeeming Shareholders") have agreed to sell to the Company an aggregate of 3,333,333 shares of the Company's Common Stock, no par value ("Common Stock"), for an aggregate purchase price of $5,999,999.40; and

     WHEREAS, the parties hereto desire to set forth the terms of their ongoing relationship in connection with the Company.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1. PURCHASE AND SALE OF SHARES, REDEMPTION

     1.1 Description of Securities. The Company's authorized capital stock consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, no par value ("Preferred Stock"), of which 8,333,333 shares have been designated Convertible Preferred Stock. The Company has authorized and has reserved, and covenants to continue to reserve, a sufficient number of shares of its Common Stock to satisfy the rights of conversion of the holders of the Convertible Preferred Stock. For purposes of this Agreement, (a) the shares of Convertible Preferred Stock to be acquired by the Investors from the Company hereunder are referred to as the "Convertible Preferred Shares," (b) the shares of Common Stock issuable upon conversion of the Convertible Preferred Shares are referred to as the "Conversion Shares," (c) the Convertible Preferred Shares and the Conversion Shares are sometimes referred to as the "Securities", and (d) the shares of Common Stock to be redeemed by the Company from the Redeeming Shareholders are referred to as the "Redemption Shares."

     1.2 Sale and Purchase: Redemption. Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in Section 2, (a) each Investor hereby purchases from the Company, and the Company hereby issues and sells to each of the Investors, at the Closing (as defined in Section 1.3), the number of Convertible Preferred Shares set forth opposite the name of such Investor in Exhibit A hereto for the purchase price of $1.80 per Convertible Preferred Share (or 8,333,333 Convertible Preferred Shares for an aggregate purchase price of $14,999,999.40), and the Company hereby grants the Investors the rights set forth herein. Immediately following the Closing, the Company shall acquire from the Redeeming Shareholders, and each such Redeeming Shareholder shall sell to the Company, the respective number of Redemption Shares set forth on Exhibit C hereto for a price of $1.80 per Redemption Share (or 3,333,333 Redemption Shares for an aggregate redemption price of $5,999,999.40), pursuant to a redemption agreements (each, a "Redemption Agreement" and, collectively, the "Redemption Agreements") in the form attached hereto as Exhibit D. All purchase and redemption payments hereunder shall be made by wire transfer of next day available funds.

     1.3 Closing. The closing of the purchases and sales of the Convertible Preferred Shares and the redemption of the Redemption Shares contemplated by
Section 1.2 (the "Closing") shall take place at 10:00 a.m. on the date hereof (the "Closing Date").

SECTION 2. REPRESENTATIONS AND WARRANTIES

     In order to induce the Investors to enter into this Agreement, the Company and the Shareholders jointly and severally represent and warrant to each of the Investors the following, except as set forth in the schedule of exceptions attached hereto as Exhibit E (the "Disclosure Schedule").

     2.1 Organization and Corporate Power. The Company is a corporation duly organized and validly existing under the laws of the State of Washington, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its assets, liabilities, condition (financial or other), business, results of operations or prospects (a "Material Adverse Effect"). The Company has all required corporate power and corporate authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance of the Securities and the redemption of the Redemption Shares. The copies of the Articles of Incorporation and the By-laws of the Company, as amended to date (the "Articles of Incorporation" and the "Bylaws," respectively), and of the minute book of the Company, which have been furnished to the Investors by the Company, are complete at the date hereof. The Company is not in material violation of any term of its Articles of Incorporation or By-laws.

     2.2  Authorization and Non-Contravention.

          (a) The execution, delivery and performance by the Company of this Agreement and each other agreement, document and instrument to be executed and delivered by the Company pursuant to or as contemplated by this Agreement (including, without limitation, the Redemption Agreements) and the issuance and delivery of (i) the Convertible Preferred Shares, and (ii) upon the conversion of the Convertible Preferred Shares, the Conversion Shares, have been duly authorized by all necessary corporate action of the Company. This Agreement and each such other agreement, document, and instrument (including, without limitation, the Redemption Agreements) constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as rights to indemnity and contribution may be limited by applicable law and public policy and subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery by the Company of this Agreement and each other agreement, document and instrument to be executed and delivered by the Company pursuant hereto or as contemplated hereby (including, without limitation, the Redemption Agreements) and the performance by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of (i) the Convertible Preferred Shares and (ii) upon the conversion of the Convertible Preferred Shares, the Conversion Shares, do not and will not: (A) except as set forth in Section 2.2 of the Disclosure Schedule, violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Articles of Incorporation or By-laws of the Company, or cause the creation of any material encumbrance upon any of the assets of the Company; (13) to the Company's knowledge, violate or result in a violation of, or constitute a default under, any provision of any material law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; (C) except as set forth in Section 2.2 of the Disclosure Schedule, require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or third party other than as may be required to secure an exemption from qualification of the offer and sale of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities and blue sky laws; or D) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which the Company is a party or by which the Company is bound.

          (b) Each Shareholder has full right, authority, power and (if applicable) capacity to enter into this Agreement and each other agreement, document and instrument to be executed and delivered by or on behalf of such Shareholder pursuant to or as contemplated by this Agreement (including, if applicable, a Redemption Agreement) and to carry out the transactions contemplated hereby and thereby. This Agreement and each other agreement, document and instrument executed and delivered by each Shareholder pursuant to or as contemplated by this Agreement (including, if applicable, a Redemption Agreement) constitute, or when executed and delivered will constitute, valid and binding obligations of such Shareholder enforceable in accordance with their respective terms, except as rights to indemnity and contribution may be limited by applicable law and public policy and subject to
(i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery by each Shareholder of this Agreement and each other agreement, document and instrument to be executed and delivered by each Shareholder pursuant hereto or as contemplated hereby (including, if applicable, a Redemption Agreement), and the performance by such Shareholder of the transactions contemplated hereby and thereby do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which such Shareholder is a party or by which such Shareholder's assets are bound, or any provision of the Articles of Incorporation or By-laws of the Company, or cause the creation of any material encumbrance upon any of the assets of such Shareholder or the Company; (B) to the Shareholder's knowledge, violate or result in a violation of, or constitute a default under, any provision of any material law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Company or such Shareholder; (C) require from such Shareholder or the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other material third party other than as may be required to secure an exemption from qualification of the offer and sale of the Securities under the Securities Act and applicable state securities and blue sky laws; or (D) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which such Shareholder or the Company is a party or by which such Shareholder or the Company is bound.

     2.3 Capitalization. Immediately prior to the Closing, each of the Shareholders owns beneficially and of record the shares of Common Stock set forth opposite such Shareholder's name on Section 2.3 of the Disclosure Schedule free and clear of any liens, restrictions or encumbrances, and, except as set forth in Section 2.3 of the Disclosure Schedule, such shares of capital stock represent all of the outstanding shares of the Company's capital stock prior to the date hereof. As of the Closing and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, of which 18,041,667 shares will be issued and outstanding, and 8,333,333 shares of Convertible Preferred Stock, of which 8,333,333 shares will be issued and outstanding. In addition, the Company has authorized and reserved for issuance upon conversion of the Convertible Preferred Shares up to 8,333,333 Conversion Shares (subject to adjustment for stock splits, stock dividends and the like) and has reserved for issuance upon exercise of options under the BSQUARE Corporation Amended and Restated Stock Option Plan (the "Plan") 3,625,000 shares of Common Stock (subject in each case to adjustments for stock splits, stock dividends and the like). A copy of the Plan, as amended to date, is included in Section 2.3 of the Disclosure Schedule. Except for the 3,625,000 shares of Common Stock issuable upon the exercise of options granted under the Plan and the Conversion Shares, the Company has not issued or agreed to issue and is not obligated to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, or any securities convertible into or exercisable or exchangeable for such shares or any warrants. options or other rights to acquire any such convertible securities. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company (including, without limitation, the Convertible Preferred Shares) will have been duly and validly authorized and issued, fully paid and nonassessable and, except as set forth herein, not subject to any preemptive rights and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws. The Conversion Shares will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable and not subject to any preemptive rights and will he issued in compliance with applicable federal and state securities laws. The relative rights, preferences and other provisions relating to the Convertible Preferred Shares are as set forth in Exhibit B attached hereto. There are no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company's capital stock, other than as described in Section
2.3 of the Disclosure Schedule and rights to which the Investors and Shareholders are entitled as set forth in this Agreement or the Certificate of Designation (as defined herein), and except as described in the Redemption Agreements. Except as set forth herein, there are no rights to have the Company's capital stock registered for sale to the public under the laws of any jurisdiction, no agreements relating to the voting of the Company's voting securities, and no restrictions on the transfer of the Company's capital stock, except as set forth in Section 2.3 of the Disclosure Schedule. After giving effect to the transactions contemplated hereby, the outstanding shares of the Company's capital stock are held beneficially and of record by the persons identified in Section 2.3 of the Disclosure Schedule in the amounts indicated thereon.

     2.4 Subsidiaries; Investments. The Company has no subsidiaries or interests in any corporation, joint venture, partnership or other entity.

     2.5  Financial Statements and Matters.

          (a) The Company has previously furnished to the Investors copies of its unaudited financial statements for the fiscal years ended December 31, 1996 and December 31, 1997. Such financial statements referred to in this Section 2.5(a) were prepared in conformity with generally accepted accounting principles applied on a consistent basis, are complete, correct and consistent in all material respects with the books and records of the Company and fairly and accurately present the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods shown therein.

          (b) The Company has at least $2,000,000 of working capital at the date hereof.

          (c) The projections given to the Investors represent good faith estimates of the Company's performance for 1998 and future years and are based upon assumptions which are set forth therein and which were in good faith believed to be reasonable when made and continue to be reasonable as of the date hereof; provided, however, that projections as to future events are not to be viewed as fact and that actual results likely will differ from the projected results and that the differences may be material; provided, further, that the Investors acknowledge that such projections contain certain forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements.

     2.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the balance sheet of the Company at December 31, 1997 contained in the financial statements referred to in Section 2.5(a) (the "Base Balance Sheet") or as set forth in Section 2.6 of the Disclosure Schedule, the Company does not have and is not subject to any material liability or obligation of any nature, whether accrued, absolute, contingent or otherwise.

     2.7 Absence of Certain Developments. Since the date of the Base Balance Sheet, except as set forth in Section 2.7 of the Disclosure Schedule, there has not been any: (i) material adverse change in the financial condition of the Company or in the assets, liabilities, condition (financial or other), business or results of operations of the Company, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company,
(iii) waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company, (iv) loss, destruction or damage to any property which is material to the assets, liabilities, condition (financial or other), properties, business, results of operations or prospects of the Company, whether or not insured, (v) acquisition or disposition of any material assets or other transaction by the Company other than in the ordinary course of business, (vi) transaction or agreement involving the Company and any officer, director, employee or shareholder of the Company, (vii) increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company or any establishment or creation of any employment or severance agreement or employee benefit plan, (viii) material loss of personnel of the Company, material change in the terms and conditions of the employment of the Company's key personnel or any labor trouble involving the Company, (ix) arrangements relating to any royalty, dividend or similar payment to employees, customers, or independent contractors based on the sales volume of the Company. whether as part of the terms of the Company's capital stock or by any separate agreement, (x) customer contract or other arrangement pursuant to which the Company has agreed to provide products or services at a below-market rate, (xi) loss or any development that could result in a loss of any significant customer, account or employee of the Company, (xii) incurrence of indebtedness or any lien, (xiii) transaction not occurring in the ordinary course of business, or
(xiv) any agreement with respect to any of the foregoing actions.

     2.8 Ordinary Course. Since the date of the Base Balance Sheet, the Company has conducted its business only in the ordinary course and consistent with its prior practices.

     2.9 Accounts Receivable. All of the accounts receivable of the Company, whether shown or reflected on the Base Balance Sheet or otherwise, represent bona fide completed sales of products or services made in the ordinary course of business, are valid and enforceable claims, are subject to no known set-offs or counterclaims, and are, in the best judgment of the Company, fully collectible in the normal course of business after deducting the reserve set forth in the Base

Balance Sheet and adjusted since that date, which reserve is a reasonable estimate of the Company's uncollectible accounts.

     2.10 Title to Properties. Section 2.10 of the Disclosure Schedule sets forth the addresses and uses of all real property that the Company owns, leases or subleases. The Company has good, valid and (if applicable) marketable title to all of its owned assets, including, without limitation, those assets reflected on the Base Balance Sheet or acquired by it after the date thereof (except for properties disposed of since that date in the ordinary course of business), free and clear of all liens, claims or encumbrances of any nature, other than (i) the lien of current taxes not yet due and payable, and (ii) possible liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business. All equipment included in such properties which is necessary to the business of the Company is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The property and assets of the Company are sufficient for the conduct of its business as presently conducted. To its knowledge, the Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, the violation of which would have a Material Adverse Effect, nor has it received any notice of any such violation. There are no defaults by the Company or, to the knowledge of the Company, by any other party, which might curtail in any material respect the present use of the Company's property. The performance by the Company of this Agreement or any other agreement, document, or instrument contemplated hereby will not result in the termination of, or in any increase of any amounts payable under, any of its leases.

     2.11 Tax Matters. The Company has filed all federal, state, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it where the failure to file such returns would have a Material Adverse Effect and has paid all taxes owing by it, except taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 2.5(a) above or which will not have a Material Adverse Effect. The provision for taxes on the Base Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the Company, and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities except where the failure to withhold or collect and pay over would not have a Material Adverse Effect. With regard to the federal income tax returns of the Company, the Company has never received notice of any audit or of any proposed deficiencies from the Internal Revenue Service. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. The Company (and any predecessor of the Company) was a validly electing "S-corporation" within the meaning of Section 1361 and Section 1362 of the Internal Revenue Code of 1986, as amended, at all times through the end of the Company's taxable year ending October 15, 1997.

     2.12 Certain Contracts and Arrangements. Except as set forth in Section
2.12 of the Disclosure Schedule (with true and correct copies delivered to the Investors), the Company is not a party or subject to or bound by:

          (a) any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any contract, lease or agreement creating any obligation of the Company to pay to any third party $50,000 or more with respect to any single such contract or agreement;

          (c) any contract or agreement for the sale, license, lease or disposition of products or services in excess of $200,000;

          (d) any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any person or entity;

          (e) any license agreement (as licensor or licensee), other than such licenses or agreements arising solely from the purchase of "off the shelf" or standard products, involving payments by or to the Company in excess of $200,000;

          (f) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of $50,000;

          (g) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing in excess of $50,000 or any pledge or security arrangement;

          (h) any material joint venture, partnership, manufacturing, development or supply agreement;

          (i) any endorsement or any other advertising, promotional or marketing agreement;

          (j) any employment contracts, or agreements with officers, directors, employees or shareholders of the Company or persons or organizations related to or affiliated with any such persons;

          (k) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including, without limitation, any agreement with any shareholder of the Company which includes, without limitation, anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

          (l) any pension, profit sharing, retirement, stock option, phantom stock or other equity incentive, bonus or commission plans;

          (m) any arrangement relating to any royalty, dividend or similar payments to employees, customers or independent contractors based on the sales volume of the Company;

          (n)  any acquisition, merger or similar agreement;

          (o) any contract with a governmental body under which the Company may have an obligation for renegotiation;

          (p) any agreement with any shareholder of the Company or any affiliate of any shareholder; or

          (q) any other material contract not executed in the ordinary course of business.

     All of the Company's contracts, agreements, understandings and commitments are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party is in default thereunder (nor, to the knowledge of the Company, has any event occurred which with notice, lapse of time or both would constitute a default thereunder), except to the extent that any such default would not have a Material Adverse Effect, and the Company has not received notice of any alleged default under any such contract, agreement, understanding or commitment.

     2.13 Intellectual Property Rights; Employee Restrictions. Except as set forth in Section 2.13 of the Disclosure Schedule:

          (a) The Company has exclusive ownership of, or sufficient right to use, sell, license, dispose of, and bring actions for infringement of, all Intellectual Property Rights (as hereinafter defined) material to the conduct of its business as presently conducted, including, without limitation, the Company's name and the trademarks and product names listed in Section 2.13 of the Disclosure Schedule (the "Company Rights").

          (b) The business of the Company as presently conducted and the provision of the services provided by the Company do not violate any agreements that the Company has with any third party or, to the knowledge of the Company, infringe any patent, trademark, service mark, copyright, trade secret or any other Intellectual Property Rights of any third party.

          (c) No claim is pending or, to the knowledge of the Company, threatened against the Company nor has the Company received any notice of any claim from any third party asserting that any of the Company's present or contemplated activities infringe or may infringe any

Intellectual Property Rights of such third party, and the Company is not aware of any infringement by any other third party of any Intellectual Property Rights of the Company.

          (d) The Company has taken all commercially reasonable steps required to establish and preserve its ownership of all of the Company Rights; each current and former employee of the Company, and each of the Company's consultants and independent contractors involved in development of any of the Company Rights, has executed an agreement regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company, and, to the best knowledge of the Company, none of such employees, consultants or independent contractors is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions.

     As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights, including, without limitation, all of the registered rights set forth in Section 2.13 of the Disclosure Schedule and all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer programs and other computer software, inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, including production technology and processes, all source and object code, algorithms, promotional materials, customer lists, supplier and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records. Section 2.13 of the Disclosure Schedule contains a list and brief description of all Intellectual Property Rights owned by or registered in the name of the Company or of which the Company is the licensor or a licensee of a material right or in which the Company has any material right and, in each case, a brief description of the nature of the right.

     2.14 Litigation. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or affecting any of its properties or assets or against any officer, director or key employee of the Company in his or her capacity as an officer, director or employee of the Company, which litigation, proceeding or investigation is reasonably likely to have a Material Adverse Effect, or which may call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby; nor, to the knowledge of the Company, has there occurred any event, nor does there exist any condition, on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced.

     2.15 Employee Benefit Plans. The Company does not maintain or contribute to any employee benefit, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans identified and described in Section 2.15 of the Disclosure Schedule. The terms and operation of each Employee Benefit Plan comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plans. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing, or deferred compensation plan or similar program. The Company is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to the knowledge of the Company, any applicable labor relations law, and all Employee Benefit Plans are terminable at the discretion of the Company without liability to the Company upon or following such termination. The Company has never maintained or contributed to any Employee Benefit Plan providing or promising any health or other non-pension benefits to terminated employees.

     2.16 Labor Laws. The Company generally enjoys good employer-employee relationships. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it as of the date hereof or amounts required to be reimbursed to such employees. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or, to the knowledge of the Company, threatened against or involving the Company.

     2.17 Employees and Suppliers.

          (a) Section 2.17 of the Disclosure Schedule contains a list of all managers, employees and consultants of the Company who, individually, have received compensation from the Company for the fiscal year of the Company ended December 31, 1997 in excess of $100,000. In each case, Section 2.17 of the Disclosure Schedule includes the current job title, years of service with the Company and aggregate annual compensation and benefits of each such individual. To the knowledge of the Company and the Shareholders, no key employee of the Company has any plan or intention to terminate his or her employment with the Company. The Company has complied in all material respects with the immigration laws of the United States with respect to the hiring, employment and engagement of all of its employees and consultants who are not United States citizens, and, to the knowledge of the Company, the immigration or residency status. of each of such employees and consultants is sufficient to allow such employees and consultants to remain lawfully employed or engaged by the Company.

          (b) Section 2.17 of the Disclosure Schedule sets forth a list of all suppliers of the Company to whom during the twelve months ended December 31, 1997 the Company made payments aggregating $100,000 or more (the "Suppliers"), showing, with respect to each, the name, address and dollar volume involved. To the knowledge of the Company, no Supplier has any plan or intention to terminate or reduce its business with the Company or to materially and adversely modify its relationship with the Company.

     2.18 Hazardous Waste, Etc. No hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed of, stored or treated by the Company and no hazardous wastes. substances or materials, or oil or petroleum products have been released, discharged, disposed of, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by the Company while the Company occupied such property.

     2.19 Business; Compliance with Laws. The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently, or is contemplated to be, conducted, except where the failure to have such franchise, permit, license or other right would not have a Material Adverse Effect. The Company is currently, and has heretofore been, in compliance in all material respects with all federal, state, local and foreign laws and regulations.

     2.20 Investment Banking; Brokerage. Except as set forth in Section 2.20 of the Disclosure Schedule, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company or any of the Shareholders.

     2.21 Insurance. The Company has fire, casualty, product liability and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by entities engaged in the same or similar business as the Company. There is no default or event which could give rise to a default under any such policy. Section 2.21 of the Disclosure Schedule constitutes a full and complete list of all insurance policies and any underlying risk financing and claims adjustment agreements maintained by the Company.

     2.22 Transactions with Affiliates. There are no loans, leases, contracts or other transactions in existence between the Company and any officer, director or five percent (5%) shareholder of the Company or any family member or affiliate of the foregoing persons and there have been no such transactions within the past five (5) years except as set forth in Section 2.22 of the Disclosure Schedule.

     2.23 Customers. Section 2.23 of the Disclosure Schedule sets forth each customer of the Company who accounted for more than 5% of the sales of the Company for the twelve months ended December 31, 1997 (collectively, the "Customers"). The relationships of the Company with its Customers are generally good commercial working relationships. No Customer of the Company has canceled or otherwise terminated its relationship with the Company, or has during the last twelve months decreased materially its services, supplies or materials to the Company or its usage or purchases of the services or products of the Company. No Customer has, to the knowledge of the Company, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company or its usage, purchase or distribution of the services or products of the Company.

     2.24 Relationship with Microsoft. The Company expects to sign a contract with Microsoft Corporation for a term of at least two years on terms and conditions no less favorable to the Company than the Development and License Agreement, dated June 12, 1997, by and between Microsoft Corporation and the Company, as amended by Amendment No. 1 to Development and License Agreement, dated December 17, 1997 (the "Microsoft Agreement"); provided, however, that there can be no assurance that such a contract will be entered into by the parties for such duration, on such terms and conditions, or at all. The Microsoft Agreement is attached as Section 2.24 of the Disclosure Schedule.

     2.25 Certain Events.

          (a) During the past ten years, neither the Company nor any of the Shareholders, officers or directors of the Company has had a petition under the Bankruptcy Reform Act of 1978, as amended, or any state insolvency law, filed by or against any of them, or has had a receiver, fiscal agent or similar officer appointed by a court for any of their business or property or any partnership in which any of them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an officer, director or stockholder at or within two years before the time of such filing.

          (b) During the past ten years, neither the Company nor any of the Shareholders, officers and directors of the Company has been convicted in a criminal proceeding or is a named subject of a criminal proceeding which is presently pending (excluding traffic violations and other minor offenses).

          (c) During the past ten years, neither the Company nor any of the Shareholders, officers and directors of the Company has been, or is, the subject of any order, judgment or decree, whether or not subsequently reversed, suspended or vacated, of any court or any administrative agency, requiring the payment of money damages in excess of $50,000 or permanently or temporarily enjoining any of them from, or otherwise limiting any of their abilities to engage in, any type of business practice.

     2.26 Disclosure. The representations and warranties made or contained in this Agreement, the Disclosure Schedule, the Exhibits hereto and the certificates and statements executed or delivered in connection herewith, and written information concerning the business of the Company delivered by officers of the Company to the Investors in connection with or pursuant to this Agreement, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions, or information which has come to the attention of the management of the Company, having a direct impact on the Company or its assets, liabilities, financial condition, business, results of operations or prospects which, in the reasonable judgment of such management, could reasonably be expected to have a Material Adverse Effect.

SECTION 2A. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

          (a) Each Investor represents to the Company that (i) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto, (ii) it is able to bear the economic risk of an investment in the Securities and can afford to sustain a substantial loss on such investment, (iii) it has had, during the course of this transaction, the opportunity to ask questions and receive answers from the Company concerning the Company and this Agreement, (iv) it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act, and (v) it is purchasing the Convertible Preferred Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Such Investor acknowledges that its respective Convertible Preferred Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available.

          (b) Each Investor understands that the Securities have not been registered under the Securities Act, that there is no public market for the Securities and that it must bear the economic risk of investment in the Company for an indefinite period of time.

          (c) Each Investor has full right, authority and power under its governing partnership agreement to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under such Investor's governing partnership agreement. This Agreement and each agreement, document and instrument executed and delivered by each Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each such Investor enforceable in accordance with their respective terms. The execution, delivery and performance by each Investor of this Agreement and each such other agreement, document and instrument, and the performance of the transactions contemplated hereby and thereby do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which any such Investor is a party or by which it or its assets are bound, or cause the creation of any encumbrance upon any of the assets of such Investor; (B) violate or result in a violation of, or constitute a default under. any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to such Investor; (C) require from such Investor any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (D) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which any such Investor is a party or by which such Investor is bound.

          (c) Each Investor represents that there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor.

SECTION 3. CONDITIONS OF PURCHASE

     Each Investor's obligation to purchase and pay for the Convertible Preferred Shares to be purchased by it shall be subject to the compliance by the Company with its agreements herein contained and to the fulfillment to the Investors' satisfaction, or the waiver by the Investors, on or before and at the Closing Date of the following conditions:

     3.1 Satisfaction of Conditions. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions specified in this
Section 3 shall have been fulfilled to the Investors' satisfaction or waived in writing by the Investors; and, on the Closing Date, certificates to such effect executed by the President and Chief Operating Officer of the Company shall have been delivered to the Investors.

     3.2 Director Election. Each of Jeffrey T. Chambers and Scot E. Land, as the nominees of the Investors (together with any subsequent nominees of the Investors, the "Investors' Nominees"), shall have been elected as a director of the Company.

     3.3 Compensation and Audit Committees. The Company shall have established a Compensation Committee (the "Compensation Committee") and an Audit Committee (the "Audit Committee") of its Board of Directors, each of which shall be comprised of three members in accordance with Section 4.4 hereof.

     3.4 Opinion of Counsel. The Investors shall have received from the Summit Law Group an opinion, dated as of the Closing Date, substantially in the form attached hereto as Exhibit F.

     3.5 Consent of Spouse. The spouse of each Shareholder shall have executed a Consent of Spouse in the form attached hereto as Exhibit G.

     3.6 Authorization. The Board of Directors of the Company shall have duly adopted resolutions in a form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the Company to execute and deliver this Agreement, and the other agreements, documents, and instruments contemplated hereby and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof or thereof and to cause the Certificate of Designation establishing the Convertible Preferred Shares in accordance with the terms set forth in Exhibit B hereto (the "Certificate of Designation") to become effective; and the Investors shall have received a certificate of the Secretary of the Company setting forth a copy of the resolution and the Articles of Incorporation, the Bylaws, and the Certificate of Designation of the Company and such other matters as may be reasonably requested by the Investors.

     3.7 All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investors.

     3.8 Investors' Fees. The Company shall have paid on behalf of the Investors all legal fees and related expenses incurred by Goodwin, Procter & Hoar LLP on behalf of the Investors in connection with the transactions contemplated by this Agreement.

     3.9 No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

     3.10 Consents and Waivers. The Company and the Shareholders shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements, documents, and instruments contemplated herein, to issue and sell the Securities to be sold to the Investors hereunder, to redeem the Redemption Shares as contemplated herein pursuant to the Redemption Agreements and to carry out the transactions contemplated hereby and thereby and shall have delivered evidence thereof to the Investors. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the other agreements, documents and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

     3.11 Compensation of Shareholders. The terms of the compensation payable to each of William T. Baxter, Albert T. Dosser, and Peter R. Gregory, in his capacity as an employee of the Company, shall be as set forth in Section 3.11 of the Disclosure Schedule.

     3.12 Payment of Broker Fee. The broker fee set forth in Section 2.20 of the Disclosure Schedule shall be paid by the Company.

     3.13 Termination of Existing Redemption Agreement. The Company and the Shareholders shall have terminated that certain Redemption Agreement, dated as of January 1, 1996, and any other existing shareholder or redemption agreement. The Company's standard form of agreement, as approved by the Board of Directors, to be executed by officers, employees and consultants of the Company upon the grant to such officers, employees and consultants of options under the Plan or upon the exercise of such options (the "Non-Founder Shareholder Agreement") is attached as Section 3.13 of the Disclosure Schedule.

     3.14 Key Person Insurance. The Company shall have in place "key person" term life insurance policies of at least $1.5 million each on the lives of William T. Baxter, Albert T. Dosser and Peter R. Gregory, each of which shall name the Company as beneficiary.

     3.15 Director Indemnification Agreements. The Company shall have entered into indemnification agreements with each director, including the Investors' Nominees, in the form attached hereto as Exhibit H.

     3.16 Certificate of Designation. The Certificate of Designation, attached as Section 3.16 of the Disclosure Schedule, shall have been filed with the Secretary of State of the State of Washington and shall be in full force and effect.

SECTION 4. COVENANTS

     The Company agrees for the benefit of the Investors that it shall comply with the following covenants, provided that the covenants set forth in Section
4.1 shall not be in effect during any period in which the Company is subject to the periodic reporting obligations set forth in Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that all of the covenants set forth in this Section 4 shall terminate as of the closing of the Company's first Qualified Public Offering. A "Qualified Public Offering" shall have the meaning provided in the Certificate of Designation.

     4.1 Financial Statements and Budgetary Information; Inspection. So long as the Investors hold at least 833,333.3 Convertible Preferred Shares or shares of Common Stock (subject to adjustments for stock splits, stock dividends and the like), the Investors shall have the rights, and the Company shall have the obligations, set forth in this Section 4. 1. The Company will deliver to the Investors internally prepared unaudited monthly and quarterly financial statements and audited annual financial statements, as well as annual budgets and operating plans. The monthly and quarterly financial information will be provided within 30 days after the end of each month and quarter. The annual budget and operating plan will be presented at a Board of Directors' meeting by January 31 of the fiscal year of the Company covered. An annual audit by an accounting firm of national recognition selected by the Board of Directors will be provided within 90 days after each fiscal year-end of the Company.

     The Company will, upon reasonable prior notice to the Company, permit authorized representatives of the Investors to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested.

     4.2 Indemnification, Insurance. For so long as any of the Securities remain outstanding, the Articles of Incorporation or By-laws of the Company will at all times during which any nominee of any of the Investors serves as director of the Company provide for indemnification of the Company's directors and limitations on the liability of the Company's directors to the fullest extent permitted under applicable state law. Prior to any initial public offering, the Company will purchase a directors and officers insurance policy in the amount of at least $3 million and on other terms reasonably acceptable to two-thirds in interest of the Investors (with the Investors' Nominees to be third party beneficiaries of this Agreement) covering, among other things, violations of federal or state securities laws.

     4.3 Board of Directors. The Board of Directors of the Company shall consist of up to seven (7) members including the two (2) Investors' Nominees and at least one (1) independent director mutually acceptable to the Shareholders and the Investors (an "Independent Director"), which Independent Director shall be nominated and elected to the Board of Directors as soon as reasonably practicable on or following the Closing Date. The Company shall cause meetings of its Board of Directors to be held at least four (4) times each year at intervals of not more than four (4) months and shall pay all reasonable out-of-pocket expenses incurred by the Investors' Nominees in connection with attending meetings or other functions of the Company's Board of Directors or any committees thereof and shall pay each of the Investors' Nominees and Independent Directors fees in an amount equal to any fees that are paid to the other non-management directors of the Company, if any.

     4.4 Composition of Board Committees. Each of the Compensation Committee and the Audit Committee shall be comprised of one member of management who is also a director, one of the Investors' Nominees, and one Independent Director.

     4.5 Restrictive Covenants. The Company will not, without the consent of two thirds-in-interest of the Investors:

          (a) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its assets or business,

          (b) merge with or into or consolidate with another entity or enter into or engage in any other transaction or series of related transactions, in any such case in connection with or as a result of which the Company is not the surviving entity or the owners of the Company's outstanding equity securities immediately prior to the transaction or series of related transactions do not own at least a majority of the outstanding equity securities of the surviving, resulting or consolidated entity,

          (c)  dissolve, liquidate or wind up its operations,

          (d) directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock except (i) for the redemption of Convertible Preferred Shares pursuant to and as provided in the Certificate of Designation, (ii) as contemplated by Sections 1.2, 4.6, and 5.2 hereof, or (iii) as contemplated by the Non-Founder Shareholder Agreement,

          (e) adopt any amendment to the Certificate of Designation, or any amendment to its Articles of Incorporation or By-Laws, that eliminates, amends, restricts or otherwise adversely affects the rights and preferences of the Convertible Preferred Stock, or that increases the authorized shares of Convertible Preferred Stock,

          (f) declare or make dividend payments on any shares of its Common Stock or any other class of its capital stock,

          (g) create, or obligate itself to create, any class or series of shares that has a preference over, or is on a parity with, the Convertible Preferred Stock,

          (h)  increase the size of the Board of Directors to more than seven
(7) members,

          (i) enter into any agreement or arrangement or take any other action that eliminates, amends, restricts or otherwise adversely affects the rights of the Investors hereunder or as holders of Securities of the relevant class or its ability to perform its obligations hereunder, or

          (j) enter into or be a party to any transaction or agreement, including, without limitation, any lease or other rental or purchase agreement providing for loans or extensions of credit by or to the Company, with or for the benefit of any person or entity which is a shareholder, officer or director of the Company, or which is a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity, except (i) for normal compensation paid to employees of the Company in the ordinary course of business and (ii) transactions expressly disclosed in or contemplated by this Agreement and the Exhibits hereto.

     4.6 Redemption. Immediately upon the sale of the Convertible Preferred Shares, the Company shall complete the redemption of 1,111,111 Redemption Shares from each of the Shareholders for a cash payment of $2,000,000 (or an aggregate of 3,333,333 Redemption Shares for an aggregate cash payment of $6 million) pursuant to a Redemption Agreement, in each case on terms reasonably satisfactory to the Investors.

     4.7 Cancellation of Shareholder Notes. The promissory notes of the Company evidencing the loans to the Shareholders to be paid off with the proceeds from the issuance of the Convertible Preferred Shares, as set forth in Section 4.12 of the Disclosure Schedule, shall have been delivered to the Company by the Shareholders and marked as "CANCELED," and the Company and each of the Shareholders shall have executed an acknowledgment as to payment in full thereof.

     4.8 Reissuance of Stock Certificates. In connection with the redemption described in Section 4.6, all certificates representing shares of Common Stock issued to the Shareholders on or prior to the date hereof shall be reissued with the legends set forth in Section 9.4 of this Agreement typed on each of such reissued certificates.

     4.9 Key Person Insurance. The Company will maintain "key person" term life insurance policies of at least $1.5 million each on the lives of William T. Baxter, Albert T. Dosser and Peter R. Gregory, each of which shall name the Company as beneficiary. The Company hereby agrees that such policies shall not be assigned, borrowed against or pledged.

     4.10 Compensation of Shareholders. The annual compensation paid by the Company to William T. Baxter, Albert T. Dosser and Peter R. Gregory shall be as set forth in Section 3.11 of the Disclosure Schedule and shall be adjusted from time to time only by the Compensation Committee.

     4.11 Stock Awards. Except for stock option awards with respect to up to 3,625,000 shares of Common Stock pursuant to the Plan as in effect on the date hereof, the Company will not grant or award options, or stock or other equity-based or quasi-equity rights, to officers, employees, advisers, consultants or directors without the consent of two-thirds in interest of the Investors. The Plan and any awards granted thereunder may not be amended, revised or waived after the date hereof without the consent of two-thirds in interest of the Investors.

     4.12 Assignment of Rights. Each Investor may assign its rights under this
Section 4 in connection with any transaction or series of related transactions involving the Transfer (as defined in Section 5.1) to one or more transferees of at least 833,333.3 shares of capital stock of the Company (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous Transfers by two or more Investors), or to any fund managed by or associated with TA Associates, Inc. ("TA Funds") or Encompass Ventures ("Encompass Funds"). Upon any such Transfer, such transferee or TA Fund or Encompass Fund thereupon shall be deemed an "Investor" for purposes of this
Section 4 with the rights set forth in this Section.

     4.13 Compliance with Laws. The Company will comply in all respects with all applicable statutes, rules and regulations of the United States and of all other jurisdictions applicable to it, and of the states thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to it, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings or where noncompliance therewith could not have a Material Adverse Effect.

     4.14 Use of Proceeds. Unless otherwise approved by two-thirds in interest of the Investors, the Company shall use the proceeds of the issuance of the Convertible Preferred Shares only in the manner described in Section 4.14 of the Disclosure Schedule.

     4.15 Audited Financial Statements. The Company shall deliver to the Investors audited financial statements for the fiscal years ending December 31, 1996 and December 31, 1997, as soon as reasonably practicable after the Closing.

SECTION 5. TRANSFER RESTRICTIONS

     The following provisions of this Section 5 shall terminate immediately prior to the closing of a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

     5.1  General Restriction.

          (a) Each Shareholder agrees that neither such Shareholder nor any of such Shareholder's permitted transferees as contemplated below will directly or indirectly offer, transfer, donate, sell, assign, pledge, hypothecate or otherwise dispose of (any such action a "Transfer") all or any portion of the shares of capital stock of the Company now owned or hereafter acquired by such Shareholder or any of them, except (i) to permitted transferees as permitted by
Section 5.1(b) and (ii) in bona fide sales to third parties for value following compliance with Section 5.

          (b) Permitted Transfers by a Shareholder shall include (i) any pledge made pursuant to a bona fide loan transaction that creates a mere security interest but shall not include any Transfer upon the exercise of any rights in respect of any such security interest, (ii) Transfers to the Shareholder's grandparents, parents, spouse, children (including adopted children), or grandchildren, to a trust of which such Shareholder is the settlor or a trustee for the benefit of such Shareholder's grandparents, parents, spouse, children (including adopted children) or grandchildren or to charitable institutions,
(iii) Transfers in connection with any bona fide gift, and (iv) Transfers upon a Shareholder's death to such Shareholder's heirs, executors or administrators or to a trust under such Shareholder's will or to his or her guardian or conservator; provided that in any such case the transferee shall have entered into an enforceable written agreement providing that all shares so Transferred shall continue to be subject to all provisions of this Agreement as if such shares were still held by the Shareholder, and provided further that such permitted transferee shall not be permitted to make any further Transfers without complying with the provisions of this Section 5. Anything to the contrary in this Agreement notwithstanding, Transfers under this Section 5.1(b) shall not be subject to Section 5.2 or Section 5.3 and transferees permitted by this Section 5.1(b) shall take any shares so Transferred subject to all obligations under this Agreement as if such shares were still held by the Shareholder whether or not they so expressly agree.

     5.2 Right of First Refusal. If at any time on or after the date hereof a Shareholder (such term to include for all purposes of this Section 5.2 any permitted transferees of such Shareholder's shares pursuant to Section 5.1(b)) receives a bona fide offer to purchase any or all of such Shareholder's shares (an "Offer") from an unaffiliated third party (an "Offeror") which such Shareholder wishes to accept, such Shareholder may Transfer such shares pursuant to and in accordance with this Section 5.2 and Section 5.4 below:

          (a) Such Shareholder (for purposes of this Section 5.2, a "Selling Shareholder") shall cause the Offer to be reduced to writing and shall notify the Company, the Investors, and the other Shareholders (the "Other Shareholders") in writing of the Offer and of such Selling

Shareholder's desire to accept the Offer and shall otherwise comply with the provisions of this Section 5. The Selling Shareholder's notice shall constitute an irrevocable offer to sell such shares to the Company, the Investors, and the Other Shareholders at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer. The notice shall be accompanied by a true copy of the Offer (which shall identify the Offeror).

          (b) The Company shall have the right to purchase all or a portion of the shares covered by the Offer. To exercise such right, the Company shall, within 10 days of receipt of such written notice, communicate in writing such election (which writing shall specify the number of shares to which such election relates) to the Selling Shareholder (with copies to the Investors and the Other Shareholders). Subject to Section 5.2(d) below, the Company's written election to purchase shares covered by the Offer shall constitute a valid, legally binding and enforceable agreement between the Selling Shareholder and the Company for the sale and purchase of the number of shares so elected to be purchased.

          (c) In the event that the Company does not exercise its rights pursuant to Section 5.2(b) to purchase all of the shares covered by the Offer, the Selling Shareholder shall notify the Investors and the Other Shareholders in writing of such fact (the "Purchase Notice"). At any time within 10 days after receipt by the Investors and the Other Shareholders of the Purchase Notice (the "Purchase Notice Period"), one or more of the Investors and Other Shareholders may, subject to the terms hereof, choose to accept the Offer with respect to all, but not less than all, of the remaining shares covered thereby by giving written notice to the Selling Shareholder to such effect; provided, that if two or more of the Investors and Other Shareholders choose, in the aggregate, to accept such Offer with respect to an aggregate number of shares which exceeds the number of shares subject to such Offer and available for purchase, the number of shares for which the Offer may be accepted by each such Investor and Other Shareholders shall, in each case, be reduced by the smallest number of shares as shall be necessary to reduce the aggregate number of shares for which the Offer may be accepted by the electing Investors and Other Shareholders as contemplated herein to the number of shares for which the Offer was made and which are available for purchase by them; provided further, that the number of shares for which any Investor or Other Shareholder may accept such Offer as contemplated herein shall in no event be reduced to less than the number of shares which bears the same proportion to the total number of shares which are available for purchase as the number of shares of Common Stock held on the date of the Purchase Notice by such Investor (on an as converted basis as contemplated by the Certificate of Designation) or such Other Shareholder, as the case may be, bears to the total number of shares of Common Stock held on the date of the Purchase Notice by all Investors (on an as converted basis as contemplated by the Certificate of Designation) and all Other Shareholders accepting such Offer.

          (d) All of the shares covered by the Offer must be purchased pursuant to the terms of Section 5.2(b) and Section 5.2(c) or none of such shares may be purchased. If all shares covered by any Offer are purchased pursuant to Section 5.2(b) and Section 5.2(c), such purchase shall be (i) at the same price and on the same terms and conditions as the Offer if the Offer is for cash and/or notes or (ii) if the Offer includes any consideration other than cash and notes, then at the equivalent all cash price for such other consideration. The closing of the purchase of the shares subject to an Offer pursuant to this Section 5.2 shall take place within 15 days after the expiration of the Purchase Notice Period, or upon satisfaction of any governmental approval requirements, if later, by delivery by the respective purchasers of the purchase price for shares being purchased as provided above to the Selling Shareholder against delivery of the certificates representing the shares so purchased, appropriately endorsed for Transfer by such Selling Shareholder.

     5.3  Right of Co-Sale.

          (a) If at any time on or after the date hereof a Shareholder (such term to include for all purposes of this Section 5.3 any permitted transferees of such Shareholder's shares pursuant to Section 5.1(b)) proposes to sell any shares or receives an Offer and such shares are not purchased pursuant to
Section 5.2, such Shareholder may Transfer such shares pursuant to and in accordance with this Section 5.3 and Section 5.4 below:

               (i) In such event, immediately following the last day of the Purchase Notice Period, such Shareholder (for purposes of this Section 5.3, a "Selling Shareholder") shall give an additional notice of the proposed sale to the Investors and the Other Shareholders, once again enclosing a copy of the Offer, if applicable, which shall identify the Offeror and the number of shares proposed to be sold (the "Co-Sale Notice").

               (ii) Upon the election of one or more Investors holding at least twenty percent (20%) of the Securities, each of the Investors and Other Shareholders shall have the right, exercisable upon written notice to such Selling Shareholder within 10 days after delivery to it of the Co-Sale Notice (the "Co-Sale Notice Period"), to participate in the sale on the terms and conditions stated in the Co-Sale Notice, except that any Investor who holds Convertible Preferred Shares shall be permitted to sell to the relevant purchaser the Conversion Shares or, if the acquiror does not object, the Convertible Preferred Shares. Each of the Investors and the Other Shareholders shall have the right to sell all or any portion of its shares on the terms and conditions in the Co-Sale Notice (subject to the foregoing), with the maximum number of shares which may be sold by each Investor and each Other Shareholder to be equal to the product obtained by multiplying the number of shares proposed to be sold by the Selling Shareholder as described in the Co-Sale Notice by a fraction, the numerator of which is the number of shares of Common Stock held on the date of the Co-Sale Notice by such Investor (on an as converted basis) or such Other Shareholder, as the case may be, and the denominator of which is the sum of the number of shares of Common Stock held on the date of the Co-Sale Notice by all of the Investors and any assignees thereof (on an as converted basis) and all of the Other Shareholders and their permitted transferees.

               (iii) Within five days after the expiration of the Co-Sale Notice Period, the Selling Shareholder shall notify each participating Investor and Other Shareholder of the number of shares held by such Investor or Other Shareholder that will be included in the sale and the date on which the sale will be consummated, which shall be no later than the later of (A) 30 days after the delivery of the Co-Sale Notice and (B) the satisfaction of all governmental approval requirements, if any.

               (iv) Each of the Investors and the Other Shareholders may effect its participation in any sale hereunder by delivery to the purchaser, or to the Selling Shareholder for transfer to the purchaser, of one or more instruments or certificates, properly endorsed for transfer, representing the shares it elects to sell therein, provided that no Investor or Other Shareholder shall be required to make any representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the stock being conveyed. At the time of consummation of the sale, the purchaser shall remit directly to each Investor or Other Shareholder that portion of the sale proceeds to which each Investor or Other Shareholder is entitled by reason of its participation therein. No shares may be purchased by a purchaser from the Selling Shareholder unless the purchaser simultaneously purchases from the Investors and the Other Shareholders all of the shares that they have elected to sell pursuant to this Section 5.3(a).

          (b) Any shares held by a Selling Shareholder that such Selling Shareholder desires to sell following compliance with Section 5.3(a) may be sold to the purchaser only during the 90-day period after the expiration of the Co-Sale Notice Period and only on terms no more favorable to such Selling Shareholder than those contained in the Co-Sale Notice. Promptly after such sale, such Selling Shareholder shall notify the Investors and the Other Shareholders of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Investors and the Other Shareholders. So long as the purchaser is neither a party, nor an affiliate or relative of a party, to this Agreement, such purchaser shall take the shares so Transferred free and clear of any further restrictions of this Section 5. If, at the end of such 90-day period, such Selling Shareholder has not completed the sale of such shares as aforesaid, all the restrictions on Transfer contained in this Section 5 shall again be in effect with respect to such shares.

     5.4 Assignment of Rights. If two or more Shareholders (and their permitted transferees, if any) propose concurrent Transfers which are subject to Section
5.2 or Section 5.3, then the provisions of Sections 5.2 and Section 5.3 shall apply to each such proposed Transfer independently. Each Investor or Shareholder may assign its rights under this Section 5 in connection with any transaction or series of related transactions involving the Transfer to one or more transferees of at least 833,333.3 shares of capital stock of the Company (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous Transfers by two or more Investors), or to any TA Fund or Encompass Fund, or permitted transferees of a Shareholder pursuant to Section 5.1(b). Upon any such Transfer, such transferee or TA Fund or Encompass Fund thereupon shall be deemed an "Investor" or a "Shareholder," as the case may be, for purposes of this Section 5 with the rights set forth in this Section.

        5.5 Sales to Strategic Purchasers. Notwithstanding anything contained in this Agreement to the contrary, no Investor may Transfer Securities held by such Investor to a Strategic Purchaser (as hereinafter defined) without the prior written consent of the Company, which consent shall not be unreasonably withheld. For purposes of this Agreement, the term "Strategic Purchaser" shall mean an entity actively engaged in the sale of products or services within the imbedded systems or software industries, which entity proposes to purchase for value Securities held by an Investor.

SECTION 6. RIGHTS TO PURCHASE

        Notwithstanding anything herein to the contrary, the following provisions of this Section 6 shall terminate immediately prior to the closing of a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

        6.1 Right to Participate in Certain Sales of Additional Securities. The Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exercisable or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company unless the Company first submits a written offer to the Investors and the Shareholders (including for all purposes of this Section 6 each permitted transferee of a Shareholder pursuant to Section 5.1(b)) identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Investor and Shareholder the opportunity to purchase its Pro Rata Share (as hereinafter defined) of the securities (subject to increase for over-allotment if some Investors or Shareholders do not fully exercise their rights) on terms and conditions, including price, not less favorable to the Investors and Shareholders than those on which the Company proposes to sell such securities to a third party or parties. Each Investor's or Shareholder's "Pro Rata Share" of such securities shall be based on the ratio which the shares of Common Stock held by he, she or it bears to all the issued and outstanding shares of Common Stock calculated on a fully-diluted basis giving effect to the conversion of convertible securities as of the date of such written offer. The Company's offer to the Investors and Shareholders shall remain open and irrevocable for a period of 20 days, and Investors and Shareholders who elect to purchase shall have the first right to take up and purchase any shares or other securities which other Investors or Shareholders do not elect to purchase, based on the relative holdings of the electing purchasers. Any securities so offered which are not purchased pursuant to such offer may be sold by the Company but only on the terms and conditions set forth in the initial offer to the Investors and Shareholders, at any time within 90 days following the termination of the above-referenced 20-day period but may not be sold to any other person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 90-day period without renewed compliance with this Section 6.1.

        Notwithstanding the foregoing, the Company may (i) issue options to its officers and employees with respect to up to 3,625,000 shares of its Common Stock pursuant to the Plan (subject to adjustments for stock splits, stock dividends and the like) and issue shares of its Common Stock upon the exercise of any such stock options, (ii) issue the Conversion Shares,

(iii) issue shares of capital stock in connection with the merger or consolidation of the Company or a subsidiary of the Company with any other operating company, or the exchange of the capital stock of the Company for the capital stock of another operating company, (iv) issue shares in connection with the acquisition of any assets, stock or other interest in any partnership, corporation or other entity, and (v) issue shares in connection with the formation of any research and development partnerships, licensing or collaborative agreements or other similar ventures, and this Section 6 shall not apply with respect to such issuances.

        6.2 Assignment of Rights. Each Investor or Shareholder may assign its rights under this Section 6 in connection with any transaction or series of related transactions involving the Transfer to one or more transferees of at least 833,333.3 shares of capital stock of the Company (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous transfers by Investors), or to any TA Fund, Encompass Fund or permitted transferee of a Shareholder. Upon any such Transfer, such transferee or TA Fund or Encompass Fund shall be deemed an "Investor" or "Shareholder," as the case may be, for purposes of this Section 6 with the rights set forth in this Section.

SECTION 7. REGISTRATION RIGHTS

        7.1 Optional Registrations. If at any time or times after the date hereof, the Company shall seek to register any shares of its capital stock or securities convertible into or exercisable or exchangeable for capital stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by shareholders of the Company (a "secondary offering"), or both), the Company will promptly give written notice thereof to each Investor (the "Holders," subject to Section 7.7 below) holding Registrable Securities as hereinafter defined in Section 7.3 below. If within 30 days after their receipt of such notice one or more Holders request in a writing delivered to the Company the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities requested to be so included. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company; provided, however, that the number of shares of Registrable Securities of the Holders included in any such offering subsequent to the Company's first Qualified Public Offering shall in no event be less than twenty percent (20%) of the aggregate number of shares of capital stock to be registered, unless the aggregate number of shares of Registrable Securities the Holders requested in writing to be included in such offering is less than twenty percent (20%) of the aggregate number of shares of capital stock to be registered. If any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 7.1, the number of Registrable Securities that may be included in the registration on behalf of the Holders shall be allocated among the Holders or the holders of any other registration rights in proportion, as nearly as practicable, to the respective holdings of Registrable Securities of all Holders requesting registration. The provisions of this Section 7.1 will not apply to a registration effected solely to implement
(i) an Employee Benefit Plan, or (ii) a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act is applicable.

        7.2 Required Registrations.

        (a) Demand Registration. On one or more occasions at any time after the earlier of the fifth anniversary of the Closing Date or the first anniversary of the effective date of the Company's first registration statement under the Securities Act, an Investor or Investors holding at least 50% of the Registrable Securities held by the Investors may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Investors; provided, however, that if a registration under this
Section 7.2(a) is the Company's first public offering of securities registered under the Securities Act, then the minimum price to the public of the shares being registered must be no less than $4.50 per share, the gross proceeds with respect to the shares being registered must exceed $7,500,000, and the shares included in such registration must be underwritten by an underwriter selected by the Company and reasonably acceptable to the Investors.

        (b) Form S-3. After the first public offering of its securities registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. Any Investor or Investors shall have the right to request any number of registrations on Form S-3 (or any successor form) for the Registrable Securities held by such Investor, including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Investor or Investors. The Company shall not be required to effect a registration under this Section 7.2(b) if (i) the aggregate price to the public with respect to the shares being registered is less than $ 1,000,000, or (ii) the Company has completed a registration under this Section 7.2(b) within the past 12 months.

        (c) Registration Requirements. Following a request pursuant to Section 7.2(a) or Section 7.2(b) above, the Company will notify all of the Holders who would be entitled to notice of a proposed registration under Section 7.1 above and any other holder of piggyback registration rights of its receipt of such notification from such Investor or Investors. Upon the written request of any such Holder or other holder of the Company's securities delivered to the Company within 20 days after receipt from the Company of such notification, the Company will either (i) elect to make a primary offering, in which case the rights of such Holders shall be as set forth in Section 7.1 above (in which case the registration shall not count as one of the Investors' permitted demand registrations under this Section 7.2), or (ii) use its best efforts to cause such of the Registrable Securities as may be requested by any Holders and any other holders of piggyback registration rights to be registered under the Securities Act in accordance with the terms of this Section 7.2; provided, however, that the number of shares of Registrable Securities of the Holders included in any such offering shall in no event be less than twenty percent (20%) of the aggregate number of shares of capital stock to be registered, unless the aggregate number of shares of Registrable Securities the Holders requested in writing to be in such offering is less than twenty percent (20%) of the aggregate number of shares of capital stock to be registered.

        (d) Number of Required Registrations. The Company will not be obligated pursuant to this Section 7.2 to effect more than two registration statements on Form S-1 or S-2, but shall be obligated to file an unlimited number of registration statements on Form S-3.

        (e) Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 120 days in the aggregate during any twelve-month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company's Board of Directors determines reasonably and in good faith that such disclosure would have a Material Adverse Effect. The Company shall not be required to cause a registration statement requested pursuant to this Section 7.2 to become effective prior to 90 days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Investors that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an Employee Benefit Plan or a transaction to which Rule 145 or any other similar rule of the SEC under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly.

        (f) Suspension. In the case of a registration for the sale of Registrable Securities, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, each Holder of Registrable Securities registered under such registration statement shall forthwith discontinue disposition of such Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus; provided, however, that the Company shall not give a Suspension Notice until after the registration statement has been declared effective and shall not give more than one Suspension Notice to the Holders in respect to all Registrable Securities and pursuant to this Section 7 during any period of twelve consecutive months and in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended prospectus (the "Suspension Period") exceed 90 days. In the event that the Company shall give any Suspension Notice, the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable.

        7.3 Registrable Securities. For the purposes of this Section 7, the term "Registrable Securities" shall mean any shares of Common Stock held by a Holder or subject to acquisition by a Holder upon conversion of Convertible Preferred Shares, as applicable, including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if an Investor owns Convertible Preferred Shares, the Investor may exercise its registration rights hereunder by converting the shares to be sold publicly into Common Stock as of the closing of the relevant offering and shall not be required to cause such Convertible Preferred Shares to be converted to Common Stock until and unless such Closing occurs, and provided, further, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold without restriction as to volume or otherwise pursuant to Rule 144 under the Securities Act (as confirmed by an unqualified opinion of counsel to the Company), shall not be deemed Registrable Securities.

        7.4 Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

        (a) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders satisfactory to two-thirds in interest of the Investors in connection with any registrations pursuant to
Section 7.1, up to one registration on Form S-1 or S-2 designated by two-thirds in interest of the Investors and up to three registrations on Form S-3 designated by two-thirds in interest of the Investors, provided that the Investors shall pay all such expenses in connection with any other demand registrations;

        (b) Use its best efforts (with due regard to management of the ongoing business of the Company and the allocation of managerial resources) diligently to prepare and file with the SEC a registration statement and such amendments to said registration statement and supplements to the prospectus used in connection therewith as may be necessary to keep said registration statement effective for at least 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

        (c) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

        (d) Enter into any reasonable underwriting agreement required by the proposed underwriter (which underwriter, in connection with any registration requested pursuant to Section 7.2, shall be selected by the Company and shall be reasonably acceptable to the Investors), if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by the Holder to the Company, and if the underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus; provided further that the right of any Holder to include such Holder's Registrable Securities in an underwritten public offering pursuant to Section
7.1 shall be conditioned on such Holder's agreement to be included in such underwriting arrangements;

        (e) Use its best efforts (with due regard to management of the ongoing business of the Company and the allocation of managerial resources) to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business therein;

        (f) Immediately notify each selling Holder, at any time when a prospectus relating to such Holder's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration statement or such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare an amendment to such registration statement or supplement to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

        (g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

        (h) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

        (i) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold may reasonably request; and

        (j) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Section 7.

        7.5 Indemnification; Contribution.

        (a) Incident to any registration statement referred to in this Section 7, the Company will indemnify and hold harmless each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and shareholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person")), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration: provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder (including its partners (including partners of partners and shareholders of such partners) and directors, officers, employees and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall a Selling Holder be liable for indemnification under this Section 7.5(a) for an amount in excess of the lesser of (i) the proceeds (net of the applicable underwriting discount) received by such Selling Holder from its sale of Registrable Securities under such registration statement, or (ii) such Selling Holder's pro rata share of the total of such losses, claims, damages or liabilities indemnified against, based upon the number of Registrable Securities sold by such Selling Holder under such registration statement as a percentage of the total number of securities sold under such registration statement.

        (b) If the indemnification provided for in Section 7.5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 7.5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Selling Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7.5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 7.5(b) in excess of the lesser of (i) the proceeds (net of the applicable underwriting discount) received by such Selling Holder from its sale of Registrable Securities under such registration statement, or (ii) such Selling Holder's pro rata share of the total of such losses, claims, damages or liabilities indemnified against, based upon the number of Registrable Securities sold by such Selling Holder under such registration statement as a percentage of the total number of securities sold under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

        (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7.5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 7.5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

        (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions of such underwriting agreement shall control.

        7.6 Rule 144 and Rule 144A Requirements. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144 or Rule 144A or such successor rules.

        7.7 Assignment of Rights. The registration rights and related obligations under this Section 7 of the Holders with respect to their Registrable Securities may be assigned in connection with any transaction or series of related transactions involving the Transfer to one or more transferees of at least 833,333.3 shares of capital stock of the Company, other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous transfers by Holders), or to any TA Funds or Encompass Funds. Upon any such transfer, such transferee or TA Fund or Encompass Fund shall be deemed to be included within the definition of a "Holder" for purposes of this Section 7 with the rights set forth in this Section.

        7.8 "Market Stand-off" Agreement. In connection with any underwritten public offering by the Company, the Holders, if requested in good faith by the Company and the managing underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) for a period following the effective date of the applicable registration statement that in no event shall exceed 180 days. Notwithstanding the foregoing, unless otherwise consented to by two-thirds in interest of the Investors, such an agreement shall not be required unless all officers and directors and three percent (3%) or greater shareholders of the Company and all other persons with registration rights enter into similar agreements. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the securities of every other person subject to the foregoing restriction) until the end of such period.

SECTION 8. ELECTION OF DIRECTORS

        The following provisions of this Section 8 shall terminate on the earliest to occur of (i) the closing of a Qualified Public Offering, or (ii) the date which is 10 years after the date hereof.

        8.1 Election of Directors. At any time at which shareholders of the Company will have the right to or will vote shares of capital stock of the Company in an election of directors, the Investors and the Shareholders shall vote all shares of capital stock of the Company presently owned or hereafter acquired by them in favor of the following action:

        (a) to cause and maintain the election to the Board of Directors of one Investor Nominee designated by a majority in interest of the Convertible Preferred Shares held by the TA Funds (the "TA Nominee"), who shall initially be Jeffrey T. Chambers, and one Investor Nominee designated by a majority in interest of the Convertible Preferred Shares held by Encompass Ventures (the "Encompass Nominee"), who shall initially be Scot E. Land;

        (b) to cause and maintain the election to the Board of Directors of three members of the Company's management, designated by a majority in interest of the Common Stock held by the Shareholders (the "Shareholders' Nominees"), who shall initially be William T. Baxter, Albert T. Dosser, and Peter R. Gregory; and

        (c) to cause and maintain the election to the Board of Directors of at least one Independent Director, designated by agreement between the Investors' Nominees and the Shareholders' Nominees, which Independent Director shall be nominated and elected to the Board of Directors as soon as reasonably practicable on or following the Closing Date.

        The Investors and the Shareholders shall cause the nomination for election to the Board of Directors of the individuals set forth above.

        8.2 Committees. The Company and the Shareholders shall cause the Board of Directors to nominate and appoint at least one Investor Nominee, one Shareholder Nominee and one Independent Director to each of the Compensation Committee and the Audit Committee.

        8.3 Vacancies and Removal.

        (a) The TA Nominee may be removed during his term of office, without cause, by and only by the affirmative vote or written consent of a majority in interest of the Convertible Preferred Shares held by the TA Funds. The Encompass Nominee may be removed during his term of office, without cause, by and only by the affirmative vote or written consent of a majority in interest of the Convertible Preferred Shares held by the Encompass Funds. A Shareholder Nominee may be removed during his term of office, without cause, by and only by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock (other than Conversion Shares).

        (b) Any vacancy in the office of (i) a TA Nominee may be filled only by the vote or written consent of a majority in interest of the Convertible Preferred Shares held by the TA Funds, (ii) an Encompass Nominee may be filled only by the vote or written consent of a majority in interest of the Convertible Preferred Shares held by the Encompass Funds, or (iii) a Shareholder Nominee may filled only by the vote or written consent of a majority of the outstanding shares of Common Stock of the Company (other than Conversion Shares), all in accordance with the Articles of Incorporation and Bylaws and the corporate law of the State of Washington.

SECTION 9. GENERAL

        9.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof may he waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investors; provided that the written consent of the Shareholders shall be required for any amendment of Sections 5, 6, 7, 8 or 9 hereof. Any actions required to be taken or consents, approvals, votes or waivers required or contemplated to be given by the Investors or the Shareholders shall require a vote of a two-thirds in interest of the Investors or two-thirds in interest of the Shareholders, as applicable, based on the relative holdings of capital stock of the Company of the Investors as a group or of the Shareholders as a group, as applicable, at the relevant time, and any such action by such Investors or Shareholders, as applicable, shall bind all of the Investors, or Shareholders, as applicable.

        9.2 Indemnification from the Company.

        (a) Without limitation of any other provision of this Agreement, the Company agrees to defend, indemnify and hold the Investors and their affiliates and their respective direct and indirect partners, members, shareholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (parties receiving the benefit of the indemnification agreement herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses (including without limitation interest, penalties and any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred, and including any diminution in the value of the Investors' shares) of any kind or nature whatsoever which may be sustained or suffered by any such Indemnified Party, without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with any third party or governmental action relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Indemnified Party as shareholder, director, agent, representative or controlling person of the Company, including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same may be incurred) arising or alleged to arise under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, including without limitation any such claim alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on (i) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof or (ii) a knowing and willful violation of the federal securities laws by an Indemnified Party, as finally determined by a court of competent jurisdiction; provided further, however, that no such indemnity shall indemnify any Indemnified Party from or on account of
(x) acts or omissions of the Indemnified Party finally adjudged to be intentional misconduct or a knowing violation of law; (y) conduct of an Indemnified Party finally adjudged to be in violation of RCW.23B 08.310; or (z) any transaction with respect to which it was finally adjudged that such Indemnified Party personally received a benefit in money, property, or services to which the Indemnified Party was not legally entitled.

        (b) If the indemnification provided for in Section 9.2(a) above for any reason is held by a court of competent jurisdiction to be unavailable to a Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investors, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investors in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Investors shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 9.2(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 9.2(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Investor or (ii) the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

        (c) The indemnification and contribution provided for in this Section
9.2 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, partner, employee, agent or controlling person of the Indemnified Parties.

        (d) The provisions of this Section 9.2 are in addition to and shall supplement those set forth in Section 7.5 which shall apply in the case of the registration and sale of Registrable Securities held by any of the Investors pursuant to Section 7 hereof.

        (e) From and after the Closing, the Company agrees to pay and hold the Investors harmless against liability for payment of all reasonable out-of-pocket costs and expenses incurred by them in connection with their ongoing investment in the Company, including the fees and disbursements of counsel and other professionals. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, if any, payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of securities hereunder.

        9.3 Survival of Representations, Warranties and Covenants; Assignability of Rights. All covenants, agreements, representations and warranties of the Company, the Shareholders and the Investors made herein, in the Disclosure Schedule and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection herewith (a) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing regardless of any investigation or knowledge on the part of such party or its representatives and
(b) shall bind the parties' successors and assigns (including without limitation any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to their transferees of Securities, whether so expressed or not, subject to the provisions of Sections 4.12, 5.4, 6.2 and 7.7, and any such transferee shall be deemed an "Investor" for purposes hereof.

        9.4 Legend on Securities. The Company, the Investors and the Shareholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor or Shareholder (except that the legend set forth in Section 9.4(c) below shall only be typed on certificates evidencing Convertible Preferred Shares):

        (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

        (b) THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AND SHAREHOLDERS AGREEMENT DATED AS OF JANUARY 30, 1998, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF THE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

        (c) THE COMPANY HAS COMMON STOCK AND PREFERRED STOCK AUTHORIZED. THE FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF (THE "STATEMENT OF RIGHTS AND PREFERENCES") OF THE SHARES OF EACH SUCH SERIES OR CLASS OF STOCK IS SET FORTH IN THE ARTICLES OF

INCORPORATION, AS AMENDED, AND CERTIFICATE OF DESIGNATION OF THE COMPANY, AND ANY EFFECTIVE STATEMENT OF RELATIVE RIGHTS AND PREFERENCES OF PREFERRED STOCK, ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF WASHINGTON. THE COMPANY WILL FURNISH COPIES OF THE STATEMENT OF RIGHTS AND PREFERENCES TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

        9.5 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Washington, without giving effect to conflict of laws principles thereof.

        9.6 Section Headings and Gender. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

        9.7 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

        9.8 Notices and Demands. Any notice or demand which is required or provided to he given under this Agreement or the Certificate of Designation shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

        if to the Company:             BSQUARE Corporation
                                       3633 136th Place SE, Suite 100
                                       Bellevue, Washington 98006
                                       Attn: President
                                       Fax:  (206) 519-5994

        copy to:                       Summit Law Group, P.L.L.C.
                                       1505 Westlake Avenue North, Suite 300
                                       Seattle, Washington 98109
                                       Attn: Michael J. Erickson, Esq.
                                       Fax:  (206) 281-9882

        if to the Shareholders:        c/o BSQUARE Corporation
                                       3633 136th Place SE, Suite 100
                                       Bellevue, Washington 98006
                                       Fax: (206) 519-5994
if to an Investor, c/o TA Associates, Inc. or Encompass Ventures, at their respective mailing addresses shown on Exhibit A hereto, or at any other address designated by the Investors to the Company and the Shareholders in writing.

        9.9 Dispute Resolution. Except with respect to matters as to which injunctive relief is being sought, any dispute arising out of or relating to this Agreement that has not been settled within thirty (30) days by good faith negotiation between the parties to this Agreement shall be submitted to Endispute for final and binding arbitration pursuant to Endispute's Arbitration Rules. Any such arbitration shall be conducted in Seattle, Washington. Such proceedings shall be guided by the following agreed upon procedures:

        (a) mandatory exchange of all documents discoverable pursuant to the Rules of Civil Procedure to be accomplished within forty-five (45) days of the submission of the claim to Endispute;

        (b) no other discovery;

        (c) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum; and

        (d) parties agree to request that a decision be rendered not more than ten (10) days following such hearings.

        9.10 Remedies, Severability. Notwithstanding Section 9.9, it is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its shareholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

        9.11 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent between the parties hereto in respect of the transactions contemplated herein, which letter of intent shall be completely superseded by the representations, warranties and covenants of the Company contained herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    COMPANY:
                                    BSQUARE CORPORATION


                                    By: /s/ WILLIAM T. BAXTER
                                       ------------------------
                                       Name:  William T. Baxter
                                       Title: Pres. & CEO


                                    SHAREHOLDERS:

                                    /s/ WILLIAM T. BAXTER
                                    ---------------------------
                                    William T. Baxter

                                    /s/ ALBERT T. DOSSER
                                    ---------------------------
                                    Albert T. Dosser

                                    /s/ PETER R. GREGORY
                                    ---------------------------
                                    Peter R. Gregory

                                    /s/ JOSEPH NOTARANGELO
                                    ---------------------------
                                    Joseph Notarangelo

                                    INVESTORS:

                                    TA/ADVENT VIII L.P.

                                    By:  TA Associates VIII LLC
                                    Its: General Partner

                                         By:  TA Associates, Inc.
                                         Its: General Manager

                                         By: /s/ KENNETH T. SCHICIANO
                                            --------------------------
                                         Name:  Kenneth T. Schiciano
                                         Title: Principal

                                    ADVENT ATLANTIC AND PACIFIC III L.P.

                                    By:  TA Associates AAP III Partners L.P.
                                    Its: General Partner

                                         By:  TA Associates, Inc.
                                         Its: General Partner

                                         By: /s/ KENNETH T. SCHICIANO
                                            --------------------------
                                         Name: Kenneth T. Schiciano
                                         Title: Principal

                                    TA INVESTORS LLC

                                    By:  TA Associates, Inc.
                                    Its: Manager

                                    By: /s/ KENNETH T. SCHICIANO
                                       -------------------------------
                                    Name:  Kenneth T. Schiciano
                                    Title: Principal

                                    TA EXECUTIVES FUND LLC

                                    By:  TA Associates, Inc.
                                    Its: Manager

                                    By: /s/ KENNETH T. SCHICIANO
                                       -------------------------------
                                    Name:  Kenneth T. Schiciano
                                    Title: Principal

                                    ENCOMPASS GROUP INFORMATION
                                    TECHNOLOGY PARTNERS 1 LP


                                    By:
                                       -------------------------------
                                    Name:  Scot E. Land
                                    Title: Managing Director

                                    /s/ HOWARD A. CUBELL
                                    ----------------------------------
                                    Howard A. Cubell

                                    /s/ JEFFREY C. HADDEN
                                    ----------------------------------
                                    Jeffrey C. Hadden

                                    /s/ JOHN J. EGAN, III
                                    ----------------------------------
                                    John J. Egan, III

                                    /s/ STEVEN M. ELLIS
                                    ----------------------------------
                                    Steven M. Ellis

                                    /s/ STEPHEN D. POSS
                                    ----------------------------------
                                    Stephen D. Poss

                                    /s/ JOHN R. LeCLAIRE
                                    ----------------------------------
                                    John R. LeClaire

                                    ENCOMPASS GROUP INFORMATION
                                    TECHNOLOGY PARTNERS 1 LP


                                    By:  EGI Fund Management Company, LLC
                                    Its: General Partner

                                         By: /s/ CRAIG McCALLUM
                                            --------------------------
                                         Name: Craig McCallum
                                         Its:  Managing Director

                                    EXHIBIT A

                                                                       EXHIBIT A
                             SCHEDULE OF INVESTORS

                                      Number of Shares          Aggregate
     Name and Address                        Purchased            Payment
     ----------------                 ----------------      -------------
     TA/Advent VIII L.P.                 5,414,733          $9,746,519.40
     Advent Atlantic and
         Pacific III L.P.                1,016,278          $1,829,300.40
     TA Investors LLC                      108,294           $ 194,929.20
     TA Executives Fund LLC                 99,583           $ 179,249.40
     EnCompass Group US
         Information Technology
         Partners 1 LP                   1,666,666          $2,999,998.80
     Howard A. Cubell                        8,333             $14,999.40
     Jeffrey C. Hadden                       5,556             $10,000.80
     John J. Egan, M                         5,556             $10,000.80
     Steven M. Ellis                         2,778              $5,000.40
     Stephen D. Poss                         2,778              $5,000.40
     John R. LeClaire                        2,778              $5,000.40
                                         ---------         --------------
          Total                          8,333,333         $14,999,999.40
                                         =========         ==============

                                   Address of and Notices to all TA
                                   Investors and Individual
                                   Investors:
                                   TA Associates, Inc.
                                   125 High Street, Suite 2500
                                   Boston, MA 02110
                                   Attention: Kenneth T. Schiciano

                                   TA Associates, Inc.
                                   435 Tasso Street
                                   Palo Alto, CA 94301
                                   Attention: Jeffrey T. Chambers

                                   Address of and Notices to Encompass Ventures:
                                   Encompass Ventures
                                   4040 Lake Washington Blvd., N.E., Suite 205
                                   Kirkland, Washington 98033
                                   Attention: Scot E. Land

                                   Copy to:
                                   Goodwin, Procter & Hoar LLP
                                   Exchange Place
                                   Boston, MA 02109
                                   Attention: Jeffrey C. Hadden, Esq.

                                   EXHIBIT B

                                    EXHIBIT B

                              PREFERRED STOCK TERMS


        The designations and the powers, preferences and rights of the Series A Convertible Preferred Stock are as follows:

        Section 1. Designation and Dividends. The Corporation hereby designates 8,333,333 shares of the Preferred Stock as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), which shall have the rights, preferences and terms set forth herein. The holders of the Series A Preferred Stock shall be entitled to receive dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock could be converted pursuant to the provisions of Section 4 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend) (the "Participating Dividends").

        Section 2. Liquidation, Dissolution or Winding Up.

        (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings and before any amount shall be paid or distributed to the holders of any class of Common Stock or of any other stock ranking on liquidation junior to the Series A Preferred Stock, the greater of:
(i) an amount in cash equal to $1.80 per share (adjusted appropriately for stock splits, stock dividends and the like) together with declared but unpaid dividends to which the holders of outstanding shares of Series A Preferred Stock are entitled pursuant to Section 1 hereof (the "Minimum Liquidation Amount"); provided, however, that if, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; or (ii) cash in an amount equal to the portion of the assets of the Corporation remaining for distribution to shareholders which such holder would have received if each share of Series A Preferred Stock held by such holder had been converted into the number of shares of Common Stock issuable upon the conversion of a share of Series A Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Corporation after taking into account the rights of holders of any other class or series of capital stock of the Corporation (including the Common Stock) entitled to share in such distribution in either case, plus any declared but unpaid dividends to which the holders of outstanding shares of Series A Preferred Stock are entitled pursuant to Section I hereof (the "Aggregate Liquidation Amount").

        (b) A consolidation, merger or capital reorganization of the Corporation (except (i) into or with a wholly-owned subsidiary of the Corporation with requisite shareholder approval or (ii) a merger in which the beneficial owners of the Corporation's outstanding capital stock immediately prior to such transaction hold no less than fifty-one percent (51%) of the voting power in the resulting entity) or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2; provided, however, that each holder of the Series A Preferred Stock shall have the right to elect the benefits of the provisions of Section 4(i) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.

        Section 3. Voting, Power.

        Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible. Except as otherwise expressly provided herein (including without limitation the provisions of Section 6 hereof) or as required by law, the holders of shares of the Series A Preferred Stock and the Common Stock shall vote together as a single class on all matters.

        Section 4. Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights:

        (a) Voluntary Conversion. Holders of a majority of the outstanding shares of Series A Preferred Stock shall be entitled, at any time and from time to time after the date hereof, to cause any or all of such shares to be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.80 by the conversion price applicable to such shares, determined as hereafter provided in effect on the date the certificate is surrendered for conversion. Initially the conversion price shall be $1.80 per share of Common Stock, which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price"). If a holder of Series A Preferred Stock elects to convert his or her Series A Preferred Stock at a time when there are any accrued and unpaid dividends or other amounts due on such shares (including any Participating Dividends), such dividends and other amounts shall, to the extent permitted by applicable law, be paid in full by the Corporation in connection with such conversion.

        (b) Automatic Conversion. Each share of Series A Preferred Stock outstanding shall automatically, and without the requirement of any consent of any holder, be converted into the number of shares of Common Stock into which such shares are convertible at the then effective Conversion Price upon the closing of a Qualified Public Offering. For purposes hereof, the term "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock of the Corporation to the public at a minimum price of $4.50 per share and pursuant to which (i) the gross proceeds received by the Corporation equal or exceed $30,000,000 and (ii) the shares of Common Stock sold under such registration statement are approved for listing on the New York Stock Exchange or approved for quotation on The Nasdaq Stock Market, Inc.'s National Market.

        (c) Conversion Procedures. Any holder of Series A Preferred Stock converting such shares into shares of Common Stock pursuant to Section 4(a), or whose shares are automatically converted pursuant to Section 4(b), shall surrender the certificate or certificates representing the Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation, accompanied by written notice of conversion. Such notice of conversion shall (i) specify the number of shares of Series A Preferred Stock to be converted, (ii) specify the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Series A Preferred Stock not to be so converted to be issued, (iii) include payment of any applicable transfer tax and (iv) specify the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

        (d) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock upon a conversion of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof pursuant to Section 4(a) hereof shall be effective as of the surrender of the certificate or certificates for the Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The issuance by the Corporation of shares of Common Stock upon a conversion of Series A Preferred Stock into Common Stock pursuant to Section 4(b) hereof shall be deemed to be effective immediately prior to the closing of the Qualified Public Offering. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

        (e) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

        (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Series A Preferred Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of the Common Stock as shall from time to time be issuable upon the conversion of all the Series A Preferred Stock then outstanding provided that the shares of Common Stock so reserved shall not be reduced or affected in any manner whatsoever so long as any Series A Preferred Stock is outstanding, except in the case of a reverse stock split or stock combination. The Corporation shall prepare and shall use its reasonable business efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration, qualification or listing of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

        (g) Adjustments to Conversion Price. The Conversion Price in effect from time to time shall be subject to adjustment as follows:

                (i) Stock Dividends, Subdivisions and Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price shall, simultaneously with the happening of such dividend, subdivision or combination be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 4(g)(i) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and, in the case of a subdivision or combination, immediately as of the effective date thereof.

                (ii) Sale of Common Stock. In the event the Corporation shall at any time or from time to time while the Series A Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury, but excluding: (i) any Common Stock which may be issued upon conversion of the Series A Preferred Stock; and (ii) up to 3,625,000 shares of Common Stock issued to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Option Plan (the "Plan") or upon the exercise of options issued pursuant to such Plan, or such greater number of shares as may be issuable pursuant to the adjustment provisions of such Plan as in effect on the date hereof (collectively, the "Excluded Shares")), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange hereinafter referred to as a "Dilutive Transaction"), then, and thereafter successively upon the consummation of any Dilutive Transaction, the Conversion Price in effect immediately prior to the Dilutive Transaction shall forthwith be reduced to an amount (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:

                        (A) the numerator of which shall be (1) the number of
                shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at the Conversion Price (prior to adjustment), and

                        (B) the denominator of which shall be (1) the number of
                shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

                (iii) Sale of Options, Fights or Convertible Securities. In the event the Corporation shall at any time or from time to time while the Series A Preferred Stock is outstanding, issue options, warrants or rights to subscribe for shares of Common Stock (other than any options for Excluded Shares), or issue any securities convertible into or exercisable or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the

Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying such Conversion Price by a fraction:

             (A) the numerator of which shall be (1) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

             (B) the denominator of which shall be (1) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

         (iv) Expiration or Change in Price. If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exercisable or exchangeable for or convertible into shares of Common Stock, changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section 4(g)(iii) hereof) at the time initially granted, issued or sold; provided, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of the Conversion Price shall be made under this Section 4 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

         (h) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date (calculated in accordance with Section 4(d) hereof), retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 as applied to such distributed securities.

      If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert each such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

            (i) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series A Preferred Stock.

      Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 4(i), shall have the option of electing treatment of his or her shares of Series A Preferred Stock under either this Section 4(i) or Section 2(b) hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice, pursuant to Section 8, with respect to such event.

            (j) Notices. In each case of an adjustment or readjustment of the Conversion Price, the Corporation will furnish each holder of Series A Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

        Section 5. Redemption.

            (a) Any holder of shares of Series A Preferred Stock may request that up to 50% of the Series A Preferred Stock then held by such holder be redeemed by the Corporation at any time on or after January 30, 2003 (the "First Redemption Date"), or that up to 100% of the Series A Preferred Stock then held by such holder be redeemed by the Corporation at any time on or after January 30, 2004 (the "Second Redemption Date," and, collectively with the First Redemption Date, the "Redemption Date"), by giving 90 days written notice to the Corporation, stating in such notice the number of shares to be redeemed and delivering the certificates for the shares of Series A Preferred Stock to be so redeemed to the Corporation by the Redemption Date. The Corporation shall redeem all shares as to which it has received requests for redemption from the holders thereof in accordance with the foregoing. Any redemption hereunder shall be at a per share redemption price equal to $1.80 per share (adjusted appropriately for stock splits, stock dividends and the like), plus any accrued but unpaid dividends (including any Participating Dividends) to which the holders of outstanding shares of Series A Preferred Stock are entitled pursuant to Section 1 hereof (the "Redemption Price").

            (b) If the Corporation does not have sufficient funds legally available to redeem all shares for which redemption is requested hereunder, then it shall redeem such shares on a pro-rata basis among the holders of the Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. In the event that the Corporation fails to timely redeem shares for which redemption is requested pursuant to Section 5(a) for any reason whatsoever, then during the period from the Redemption Date through the date on which such shares are redeemed, the Redemption Price of such shares shall bear interest at a per annum rate equal to the Prime Rate (as reported in The Wall Street Journal from time to time) plus two percent, which interest rate shall increase by an additional 1% at the end of each three (3) month period thereafter until the Redemption Price (and any interest thereon) is paid in full, subject to a maximum interest rate of the greater of 15% or such Prime Rate plus ten percent, but in no event greater than 18%.

      Section 6. Restrictions and Limitations.

            (a) So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not without the affirmative vote or written consent of the holders of two-thirds in interest of the Series A Preferred
Stock:

                  (i) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its assets or business,

                  (ii) merge with or into or consolidate with another entity or enter into or engage in any other transaction or series of related transactions, in any such case in connection with or as a result of which the Company is not the surviving entity or the owners of the Company's outstanding equity securities immediately prior to the transaction or series of related transactions do not own at least a majority of the outstanding equity securities of the surviving, resulting or consolidated entity,

                  (iii) dissolve, liquidate or wind up its operations,

                  (iv) directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock except (A) for the redemption of Convertible Preferred Shares pursuant to and as provided in Sections 2, 4 and 5 hereof, (B) as contemplated by Sections 1.2, 4.6, and 5.2 of that certain Stock Purchase and Shareholders Agreement, dated as of January 30, 1998 or (C) as contemplated by the Corporation's standard form of agreement, as approved by the Board of Directors, to be executed by employees, officers, and consultants of the Corporation upon the grant to such employees, officers, and consultants of options under the Plan. or upon exercise of such options,

                  (v) adopt any amendment to this Certificate of Designation, or any amendment to its Articles of Incorporation or By-Laws, that eliminates, amends, restricts or otherwise adversely affects the rights and preferences of the Convertible Preferred Stock, or that increases the authorized shares of Convertible Preferred Stock,

                  (vi) declare or make dividend payments on any shares of its Common Stock or any other class of its capital stock,

                  (vii) create, or obligate itself to create, any class or series of shares that has a preference over, or is on a parity with, the Convertible Preferred Stock,

                  (viii) increase the size of the Board of Directors to more than seven (7) members,

                  (ix) enter into any agreement or arrangement or take any other action that eliminates,amends, restricts or otherwise adversely affects the rights of the holders of Convertible Preferred Stock or its ability to perform its obligations hereunder; or

                  (x) enter into or be a party to any transaction or agreement, including, without limitation, any lease or other rental or purchase agreement providing for loans or extensions of credit by or to the Company, with or for the benefit of any person or entity which is a shareholder, officer or director of the Company, or which is a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity, except for normal compensation paid to employees of the Company in the ordinary course of business.

      Section 7. No Reissuance of Series A Preferred Stock. No share or shares of the Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

      Section 8. Other Rights. Except as otherwise provided in this Certificate of Designation, each share of Series A Preferred Stock and each share of Common Stock shall be identical in all respects, shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share.

                                              EXHIBIT C


                                    EXHIBIT C
                      SCHEDULE OF COMMON STOCK REDEMPTIONS

Name of Shareholder         Number of Shares of Common Stock to be Redeemed
William T. Baxter                                 1,111,111

Albert T. Dosser                                  1,111,111

Peter R. Gregory                                  1,111,111

                                              EXHIBIT D

                                    EXHIBIT D

                          FORM OF REDEMPTION AGREEMENT


        This STOCK REDEMPTION AGREEMENT (the "Agreement") is made as of January 30, 1998, by and between BSQUARE CORPORATION, a Washington corporation (the "Corporation"), and ("Transferor").

                                    RECITALS

        WHEREAS, Transferor owns beneficially and of record 7,000,000 common shares, no par value, of the Corporation's capital stock ("Common Stock");

        WHEREAS, the Board of Directors of the Corporation has approved an investment in the Corporation by a group of funds affiliated with TA Associates, Inc. or Encompass Ventures (collectively, the "Investors") whereby the Investors propose to invest an aggregate of $15,000,000 in the Corporation in exchange for issuance by the Corporation to the Investors of shares of the Corporation's Series A Convertible Preferred Stock, par value (the "Investment Transaction");

        WHEREAS, as a condition to the closing of the Investment Transaction, the Board of Directors has agreed to repurchase an aggregate of $6,000,000 of the Common Stock from certain existing shareholders of the Corporation; and

        WHEREAS, the Corporation desires to purchase 1,111,111 shares (the "Transferred Stock") of such Common Stock from Transferor for an aggregate purchase price of $2,000,000.

        NOW, THEREFORE, IT IS AGREED THAT:

        1. Transfer. Transferor hereby transfers the Transferred Stock to the Corporation, and the Corporation hereby accepts the Transferred Stock, in exchange for payment by the Corporation to the Transferor in the amount of $2,000,000 (the "Stock Payment"). Payment shall be made by check, wire transfer or such other form as shall be mutually agreed upon by the parties.

        2. Delivery and Payment. Upon the signing of this Agreement, (a) the Corporation shall deliver to transferor (i) a signed copy of this Agreement;
  (ii) the Stock Payment; (iii) a new stock certificate representing the balance of the Corporation's Common Stock owned by Transferor and not subject to transfer to the Corporation hereunder; and (b) Transferor shall deliver to the Corporation (i) a copy of this Agreement signed by the Transferor, and (ii) a stock certificate representing the Transferred Stock, duly endorsed for transfer in accordance with the terms hereof, together with all such other documents as may be required to effect a valid transfer of the Transferred Stock, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

        3. Consent of Spouse. If the Transferor is married on the date of this Agreement, the Transferor's spouse shall execute a Consent of Spouse in the form of Exhibit A hereto, effective on the date hereof Such consent shall not be deemed to confer or convey to the spouse any rights in the Transferred Stock that do not otherwise exist by operation of law or the agreement of the parties. If the Transferor should marry or remarry subsequent to the date of this Agreement, the Transferor shall within thirty (30) days thereafter obtain his new spouse's acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by signing an additional Consent of Spouse in the form of Exhibit A.

      4. Transferor's Representations and Warranties. Transferor represents and warrants to the Corporation as follows:

             (a) Valid Title. Transferor now has and will have on the date hereof valid record and beneficial ownership of and title to the Transferred Stock, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Transferor has full right, power and authority to sell, assign, transfer and deliver such Transferred Stock.

             (b) Requisite Power and Authority. Transferor has all necessary power, competence and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action required on Transferor's part for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the date hereof. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Transferor, enforceable in accordance with its terms.

             (c) No Conflicts. The execution and delivery of this Agreement do not, and the performance of this Agreement and the consummation of the transactions herein contemplated will not, conflict with, result in a breach of or default under, or give rise to a right to terminate, amend, modify, abandon or accelerate any bond, debenture, note or other evidence of indebtedness, or any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Transferor is a party or by which Transferor or any Transferred Stock hereunder may be bound or, to Transferor's best knowledge, result in any violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body.

      5. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

      6. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and be binding upon the Transferor, his heirs, executors, administrators, successors and assigns.

      7. Entire Agreement; Amendments. This Agreement, together with Exhibit A hereto, constitutes the full and entire understanding and agreement of the parties with regard to the specific subject matter hereof and supersedes all prior and contemporaneous written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

      8. Governing Law. This Agreement shall be governed by Washington State laws without giving effect to conflicts of law principles. Any action arising out of this Agreement must be brought in either the Superior Court of the State of Washington or the United States District Court for the District of Washington, as permitted by law, which together shall have exclusive jurisdiction over disputes arising out of this Agreement.

      9. Dispute Resolution. Except with respect to matters as to which injunctive relief is being sought, any dispute arising out of or relating to this Agreement that has not been settled within thirty (30) days by good faith negotiation between the parties to this Agreement shall be submitted to Endispute for final and binding arbitration pursuant to Endispute's Arbitration Rules. Any such arbitration shall be conducted in Bellevue, Washington. Such proceedings shall be guided by the following agreed upon procedures:

             i. mandatory exchange of all documents, discoverable pursuant to the Rules of Civil Procedure to be accomplished within forty-five (45) days of the submission of the claim to Endispute;

             ii. no other discovery;

             iii. hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum; and

             iv. parties agree to request that decision be rendered not more than ten (10) days following such hearings.

      10. Separability. If any provisions of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Corporation:                                       Transferor:
BSQUARE CORPORATION


----------------------------                       ----------------------------
William T. Baxter, President                       ----------------------------

                                              EXHIBIT 3

                                    EXHIBIT E
                              DISCLOSURE SCHEDULES

Section 2.2

      Pursuant to Section 8.5 of the Windows NT Source Code License Agreement dated February 27, 1997 between the Company and Microsoft Corporation, the Company is required to obtain the consent of Microsoft in the event there is a change in the ownership of beneficial interest of greater than 20% of the Company's shares. The Company has not received written consent from Microsoft, but is currently negotiating an agreement with Microsoft regarding this source code.

Section 2.3

1.    LIST OF SHAREHOLDERS PRIOR TO CLOSING.

      -          William T. Baxter             7,000,000 shares
      -          Albert T. Dosser              7,000,000 shares
      -          Peter R. Gregory              7,000,000 shares
      -          Joseph Notarangelo              375,000 shares

2.    LIST OF SHAREHOLDERS FOLLOWING CLOSING.

      -          William T. Baxter             5,888,889         shares of Common Stock
      -          Albert T. Dosser              5,888,889         shares of Common Stock
      -          Peter R. Gregory              5,888,889         shares of Common Stock
      -          Joseph Notarangelo              375,000         shares of Common Stock
      -          TA/Advent VIII L.P.           5,414,733         shares of Convertible Preferred Stock
      -          Advent Atlantic and           1,016,278         shares of Convertible Preferred Stock
                 Pacific III L.P.
      -          TA Investors LLC                108,294         shares of Convertible Preferred Stock
      -          TA Executives Fund LLC           99,583         shares of Convertible Preferred Stock
      -          EnCompass Group US            1,666,666         shares of Convertible Preferred Stock
                 Information Technology
                 Partners 1 LP
      -          Howard A. Cubell                  8,333         shares of Convertible Preferred Stock
      -          Jeffrey C. Hadden                 5,556         shares of Convertible Preferred Stock
      -          John. F. Egan, III                5,556         shares of Convertible Preferred Stock
      -          Steven M. Ellis                   2,778         shares of Convertible Preferred Stock
      -          Stephen D. Poss                   2,778         shares of Convertible Preferred Stock
      -          John R. LeClaire                  2,778         shares of Convertible Preferred Stock

3.    STOCK OPTION PLAN.

      A copy of the Company's Amended and Restated Stock Option Plan has been attached to this Section 2.3 of the Disclosure Schedule.

4.    REDEMPTION AGREEMENT.

All of the Company's current shareholders are subject to a Redemption Agreement dated January 1, 1996, whereby in the event that any shareholder wishes to sell his stock, such shareholder must first offer his or her shares to the Company and to the non-selling shareholders. In addition, there are certain provisions regarding what happens to a shareholder's stock upon termination of employment with the Company and upon death. The Company and Shareholders have terminated this Redemption Agreement contingent upon the closing of the transactions contemplated by this Agreement.

                                              SECTION 2.3 TO DISCLOSURE SCHEDULE








                               BSQUARE CORPORATION
                              AMENDED AND RESTATED
                                STOCK OPTION PLAN



1.    DEFINITIONS .............................................................         1

2.    PURPOSES ................................................................         4

3.    ADMINISTRATION ..........................................................         4

      (A)   COMMITTEE .........................................................         4

      (B)   APPOINTMENT OF COMMITTEE ..........................................         4

      (C)   POWERS; REGULATIONS ...............................................         4

      (D)   DELEGATION To EXECUTIVE OFFICER ...................................         5

4.    ELIGIBILITY .............................................................         5

5.    STOCK ....................................................................        5

6.    TERMS AND CONDITIONS OF OPTIONS .........................................         5

      (A)   NUMBER OF SHARES AND TYPE OF OPTION ...............................         5

      (B)   DATE OF GRANT .....................................................         6

      (C)   OPTION PRICE ......................................................         6

      (D)   DURATION OF OPTIONS ...............................................         6

      (E)   VESTING SCHEDULE AND EXERCISABILITY OF OPTIONS ....................         7

      (F)   ACCELERATION OF VESTING AND EXERCISABILITY ........................         7

      (G)   TERM OF OPTION ....................................................         8

      (H)   EXERCISE OF OPTIONS ...............................................         8

      (I)   PAYMENT UPON EXERCISE OF OPTION ...................................         9

      (J)   RIGHTS AS A SHAREHOLDER ...........................................        10

      (K)   TRANSFER OF OPTION ................................................        10

      (L)   SECURITIES REGULATION AND TAX WITHHOLDING .........................        11

      (M)   STOCK DIVIDEND, REORGANIZATION OR LIQUIDATION .....................        12

      (N)   APPROVED TRANSACTIONS; CONTROL PURCHASE............................        13

7.    EFFECTIVE DATE; TERM.....................................................        14

8.    NO OBLIGATIONS TO EXERCISE OPTION........................................        14

9.    NO RIGHT TO OPTIONS OR TO EMPLOYMENT.....................................        14

10.   APPLICATION OF FUNDS.....................................................        14

11.   INDEMNIFICATION OF COMMITTEE.............................................        14

12.   SHAREHOLDERS AGREEMENT...................................................        15

13.   SEPARABILITY.............................................................        15

14.   NON-EXCLUSIVITY OF THE PLAN..............................................        15

15.   EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION....................        15

16.   AMENDMENT OF PLAN........................................................        15

                               BSQUARE CORPORATION
                              AMENDED AND RESTATED
                                STOCK OPTION PLAN

1.    DEFINITIONS.

Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural).

      (a) "AGREEMENT" means a written agreement approved by the Committee evidencing Options granted under the Plan.

      (b)   "APPROVED TRANSACTION" means

            (i) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public with aggregate proceeds paid to the Company of not less than $1 0,000,000 (after the deduction of underwriting commissions and offering expenses);

            (ii) the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company for securities of, or consideration issued, or caused to be issued by, the acquiring entity or any of its affiliates, Provided, that after such event the shareholders of the Company immediately prior to the event own less than a majority of the outstanding voting equity securities of the surviving entity immediately following the event;

            (iii) any liquidation or dissolution of the Company; and

            (iv) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

      (c)   "BOARD" means the Board of Directors of the Company.

      (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

      (e) "COMMITTEE" shall mean the Board, or the committee appointed by the Board pursuant to Section 3(b) of the Plan, if it is administering the Plan.

      (f)   "COMMON STOCK" means the Common Stock, no par value, of the Company.

      (g)   "COMPANY" means BSQUARE CORPORATION, a Washington corporation.

      (h) "CONTROL PURCHASE" means any transaction (or series of related transactions) in which any person, corporation or other entity (including any "person" as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored by the Company):

            (i) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer unless by the terms of such offer the offeror, upon consummation thereof, would be the "beneficial owner" (as that term is defined in Rule l3d-3 under the Exchange Act) of less than 30% of the shares of Common Stock then outstanding; or

            (ii) becomes the "beneficial owner", directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities);

            provided, however, that the foregoing shall not constitute a Control Purchase if the transactions or related transactions received the prior approval of a majority of all of the directors of the Company, excluding for such purpose the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Company) who is a party to the event specified in either clauses (i) or (ii).

      (i) "COVERED EMPLOYEE" has the meaning given to it by Section 162(m)(3) of the Code.

      (j) "DATE OF GRANT" means that date the Committee has deemed to be the effective date of the Option for purposes of the Plan.

      (k) "DISABILITY" means any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months that renders the Optionee unable to engage in any substantial gainful activity.

      (l) "EFFECTIVE DATE" means at the time specified in the resolutions of the Board adopting the Plan.

      (m) "EMPLOYEES" means individuals employed by the Company or a Related Corporation.

      (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

      (o)   "EXECUTIVE OFFICER" shall be defined in Section 3(d).

      (p) "FAIR MARKET VALUE" means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock is not publicly traded or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems important.

      (q) "IMMEDIATE FAMILY MEMBER" means a spouse, children or grandchildren of the Optionee.

      (r) "INCENTIVE STOCK OPTION" means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

      (s) "NON-EMPLOYEE DIRECTOR" has the meaning given to it by Rule 16b-3 promulgated under the Exchange Act of 1934.

      (t) "NON-INSIDERS" has the meaning given to by Section 162(m)(3) of the Code.

      (u) "NON-QUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

      (v) "OPTION" means an option with respect to shares of Common Stock awarded pursuant to Section 6.

      (w) "OPTIONEE" means any person to whom an Option is granted under the Plan (as well as any permitted transferee of an Option).

      (x) "OUTSIDE DIRECTOR" has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

      (y)   "PLAN" means the BSQUARE CORPORATION stock option plan.

      (z) "QUALIFIED PERFORMANCE-BASED COMPENSATION" has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

      (aa) "RELATED Corporation" means any corporation (other than the Company) that is a "parent corporation" of the Company or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f), respectively, of the Code.

      (bb) "SECTION 16 INSIDERS" means individuals who are subject to Section 16(b) of the Exchange Act with respect to the Common Stock.

      (cc) "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. References to any specific section of the Securities Act shall include any successor section.

      (dd) "TEN PERCENT SHAREHOLDER" means a person who owns more than ten percent of the total combined voting power of the Company or any related corporation as determined with reference to Section 424(d) of the Code.

  2. PURPOSES.

        The purposes of the Plan are to retain the services of directors, valued key employees and consultants of the Company and such other persons as the Committee shall select in accordance with Section 4, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in hiring new employees and to provide an equity incentive to directors, consultants and other persons selected by the Committee.

  3.    ADMINISTRATION.

        (a)       COMMITTEE.

        The Plan shall be administered by the Board unless the Board appoints a separate committee of the board to administer the Plan pursuant to Section 3(b) below. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

        (b)       APPOINTMENT OF COMMITTEE.

        The Board may appoint a committee consisting of two or more of its members to administer the Plan. The Board shall consider whether a director is
  (i) an Outside Director and (ii) a Non-Employee Director when appointing any such Committee and shall appoint solely two or more individuals who qualify as Outside Directors if the Board intends for compensation attributable to Options to be Qualified Performance-Based Compensation. The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board.

      (c)         POWERS; REGULATIONS.

        Subject to the provisions of the Plan, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion, to:

            (i)   construe and interpret the Plan;

            (ii)  define the terms used in the Plan;

            (iii) prescribe, amend and rescind rules and regulations relating to the Plan;

            (iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan;

            (v)   grant Options under the Plan;

            (vi) determine the individuals to whom Options shall be granted under the Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option;

            (vii) determine the time or times at which Options shall be granted under the Plan;

            (viii) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (ix) determine all other terms and conditions of Options; and

            (x) make all other determinations necessary or advisable for the administration of the Plan.

      All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

        (d)      DELEGATION TO EXECUTIVE OFFICER.

      The Committee may by resolution delegate to one or more executive officers (the "Executive Officer") of the Company the authority to grant Options under the Plan to employees of the Company who, at the time of grant, are not Section 16 Insiders nor Covered Employees; provided, however, that the authority delegated to the Executive Officer under this Section 3 shall not exceed that of the Committee under the provisions of the Plan and shall be subject to such limitations, in addition to those specified in this Section 3, as may be specified by the Committee at the time of delegation.

4.   ELIGIBILITY.

      Incentive Stock Options may be granted to any individual who, at the time such Options are granted, is an Employee, including Employees who are also directors of the Company. Non-Qualified Stock Options may be granted to Employees and to such other persons as the Committee shall select. Options may be granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. At such point as the Company first becomes subject to the periodic reporting requirements of Section 12 of the Exchange Act no person shall be eligible to receive in any fiscal year Options to purchase more than 500,000 shares of Common Stock (subject to adjustment as set forth in Section 6(m) hereof).

5. STOCK.

      The Company is authorized to grant Options to acquire up to a total of 3,625,000 shares of the Company's authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 6(m). In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option granted to the same Optionee or to a different person eligible under Section 4; provided, however, that any expired or terminated Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 4.

6.    TERMS AND CONDITIONS OF OPTIONS.

      Each Option granted under the Plan shall be evidenced by an Agreement. Agreements may contain such provisions, not inconsistent with the Plan, as the Committee or Executive Officer, in its discretion, may deem advisable. All Options also shall comply with the following requirements:

      (a)      Number of Shares and Type of Option.

      Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Committee or Executive Officer in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which the Incentive Stock Options granted to the Optionee and any incentive stock options granted to the Optionee under any other stock option plan of the

Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code. If

               (i) an Optionee holds one or more Incentive Stock Options under the Plan (and/or any incentive stock options under any other stock option plan of the Company, any Related Corporation or any predecessor corporation), and

               (ii) the aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, such Options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such Option or Options are intended to qualify under Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares subject to the Option or Options earliest granted to the Optionee. If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed

  $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Non-Qualified Stock Option.

      (b) DATE OF GRANT.

      Each Agreement shall state the Date of Grant.

      (c) OPTION PRICE.

      Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Committee or Executive Officer at whatever price the Committee or Executive Officer may determine in the exercise of its sole discretion; provided, however, that the per share exercise price for an Incentive Stock Option shall not be less than the Fair Market Value at the Date of Grant; provided further, that with respect to Incentive Stock Options granted to Ten Percent Shareholders of the Company, the per share exercise price shall not be less than 110 percent (11O%) of the Fair Market Value at the Date of Grant; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

      (d) DURATION OF OPTIONS.

      On the Date of Grant, the Committee or Executive Officer shall designate, subject to Section 6(g), the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant in the case of Incentive Stock Options; provided, however, that the expiration date of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be later than five
(5) years from the Date of Grant. In the absence of action to the contrary by the Committee in connection with the grant of an Option, and except in the case of Incentive Stock Options granted to Ten Percent Shareholders, all Options granted under this Section 6 shall expire ten (10) years from the Date of Grant.

        (e)      VESTING SCHEDULE AND EXERCISABILITY OF OPTIONS.

      No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Committee or Executive Officer at the time of grant of the Option; provided, however, that if no vesting schedule is specified at the time of grant, the Option shall be vested according to the following schedule:


                Number of Years of
             Continuous Employment               Portion of Total
           With the Company Following       Option Which Will Become
                  Grant Date                         Vested
           --------------------------       ------------------------
                     1                               25%
                     2                               50%
                     3                               75%
                     4                              100%


      The Committee or Executive Officer may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit product or product line of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only upon completion of the following process: (a) the Optionee must deliver written notice to the Company that the performance objective has been achieved and demonstrating, if necessary, how the objective has been satisfied,
(b) within 45 days after receipt of such notice, the Committee will make a good faith determination whether such performance objective has been achieved and deliver written notice to the Optionee detailing the results of such determination; if the Company fails to respond with such 45-day period, then the performance objective shall be presumed to have been achieved and (c) upon receipt of written notice from the Company that the performance objective has been achieved (or upon expiration of such 45-day period without a determination by the Company), the Optionee may exercise the Option; upon receipt of written notice from the Company that the performance objective has not been achieved, the Optionee shall have 15 days to appeal the Company's determination and the Company shall have 15 days after the receipt of such appeal to consider the issues presented by the Optionee and make a determination on the appeal, which determination shall be conclusive and binding on the Optionee.

        (f)     ACCELERATION OF VESTING.

      Except to the extent that such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company, the vesting of one or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion.

         (g)     TERM OF OPTION.

        Any vested Option granted to an Optionee shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

               (i) as designated by (x) the Board in accordance with Section 6(n) hereof or (y) the Committee or the Executive Officer in accordance with Section 6(d) hereof,

               (ii) the date of the Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Committee);

               (iii) the expiration of ninety (90) days from the date of the
                     Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability unless the exercise period is extended by the Committee a date not later than the expiration date of the Option;

               (iv) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of the Optionee's employment or contractual relationship by reason of Disability unless the exercise period is extended by the Committee until a date not later than the expiration date of the Option; or

               (v) any other event specified by the Committee at the time of grant of the Option.

      If an Optionee's employment or contractual relationship is terminated by death, any Option granted to the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. The Committee shall determine whether an Optionee has incurred a Disability on the basis of medical evidence reasonably acceptable to the Committee. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

      Unless accelerated in accordance with Section 6(f), any unvested Option granted to an Optionee shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of the Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

        (h)       EXERCISE OF OPTIONS.

      If less than all of the shares included in an Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration date with respect to, or the termination of, the Option. No portion of any Option may be exercised for less than one hundred (100) shares (as adjusted pursuant to Section 6(m)); provided, however, that if the Option is less than one hundred
(100) shares, it may be
exercised with respect to all shares for which it is vested. Only whole shares may be issued upon exercise of an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

      An Option or any portion thereof may be exercised by giving written notice to the Company upon such terms and conditions as the Agreement evidencing the Option may provide and in accordance with such other procedures for the exercise of an Option as the Committee may establish from time to time. Such notice shall be accompanied by payment in the amount of the aggregate exercise price for such shares, which payment shall be in the form specified in Section 6(i). The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the holder of any Option until provision has been made by the holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. Options granted to an Optionee are, during the Optionee's lifetime, exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Section 6(k).

        (i)     PAYMENT UPON EXERCISE OF OPTION.

      Upon the exercise of an Option, the Optionee shall pay to the Company the aggregate exercise price therefor in cash, by certified or cashier's check. In addition, such Optionee may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

            (1) by delivering to the Company whole shares of Common Stock then owned by such Optionee, or, subject to the prior approval of the Committee, by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common Stock received or withheld shall be valued for such purpose at their Fair Market Value on the date of exercise.

            (2) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;

            (3) by any combination of the foregoing methods of payment; or

            (4) by complying with any other payment mechanism, including through the execution of a promissory note, as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee at the time of exercise.

        (j)      RIGHTS AS A SHAREHOLDER.

      An Optionee shall have no rights as A shareholder with respect to any shares of Common Stock issuable upon exercise of the Option until such holder becomes a record holder of such shares. Subject to the provisions of Sections 6(m), no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date such Optionee becomes a record holder of the shares of Common Stock issuable upon exercise of such Option.

        (k)     TRANSFER OF OPTION.

      Options granted under the Plan and the rights and privileges conferred by the Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or pursuant to A domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder), and shall not be subject to execution, attachment or similar process; provided, however, that solely with respect to Non-Qualified Stock Options, the Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by such Optionee to:

            (i)    Immediate Family Members,

            (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or

            (iii) a partnership in which such Immediate Family Members are the only partners, provided that:

                   (x)   there may be no consideration for any such transfer,

                   (y) the Agreement evidencing such Options must be approved by Committee, and must expressly provide for transferability in a manner consistent with this Section, and

                   (z) subsequent transfers of transferred Options shall be prohibited other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder).

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 6(l)(2), the term "Optionee" shall be deemed to refer to the initial transferor. The events of termination of employment of
Section 6(g) shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 6(g). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

        (l)  SECURITIES REGULATION AND TAX WITHHOLDING.

             (1) No shares of Common Stock shall be issued upon exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under the Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under the Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

        As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Options and shares of Common Stock issuable upon exercise of Options shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Option granted pursuant to the Plan at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Committee at the time the Option is granted or at any time thereafter, be granted in reliance on the exemption from the registration requirements of
  Section 5 of the Securities Act provided by Rule 701.

        As a condition to the exercise of an Option, the Committee may require the Optionee to represent and warrant in writing at the time of such exercise that the shares of Common Stock issuable upon exercise of the Option are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Committee, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Committee also may require such other documentation as it shall, in its discretion, deem necessary from time to time to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF ANY OPTION OR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF ANY OPTION.

             (2) The Optionee shall pay to the Company by certified or cashier's check, promptly upon exercise of the Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee, in accordance with the applicable rules and regulations, determines to result from the exercise of the Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of the Option or otherwise related to the Option or shares of Common Stock acquired upon exercise of the Option, which determination by the Committee of the amount due shall be binding upon the Optionee. Upon approval of the Committee, such Optionee may satisfy such obligation by complying with one or more of the following alternatives selected by the Committee:

                   (A) by delivering to the Company whole shares of Common Stock then owned by such Optionee, or by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common

            Stock received or withheld shall have a Fair Market Value on the date of exercise (as determined by the Committee in good faith) equal to the tax obligation to be paid by such Optionee upon such exercise;

                   (B) by executing appropriate loan documents approved by the
            Committee by which such Optionee borrows funds from the Company to pay the withholding taxes due under this Section 6(l)(2), with such repayment terms as the Committee shall select;

                   (C) by any combination of the foregoing methods of payment;
            or

                   (D) by complying with any other payment mechanism as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee from time to time.

            (3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of an Option may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

        (m)  STOCK SPLIT, REORGANIZATION OR LIQUIDATION.

            (1) Upon the occurrence of any of the following events, the Committee shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Option, the per share exercise price or both so as to preserve the rights of the Optionee substantially proportionate to the rights of such Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Options, the number of shares available under Section 5 shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company's shareholders, or any Optionee:

            (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations promulgated thereunder;

            (ii) the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise); or

            (iii) any other event with substantially the same effect shall occur.

            (2) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, or is involved in any recapitalization, spinoff, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar event (including a merger or consolidation other than one that constitutes an Approved Transaction), the Committee may, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Option, the per share exercise price or both so as to preserve the rights of the Optionee substantially proportionate to the rights of such Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Options, the number of shares available under Section 5 of the Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company's shareholders, or any Optionee.

             (3) The foregoing adjustments shall be made by the Committee or by the applicable terms of any assumption or substitution document.

             (4) With respect to the foregoing adjustments, the number of shares subject to an Option shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Optionee in connection with any adjustment made pursuant to this Section 6(m).

             (5) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

        (n)       APPROVED TRANSACTIONS; CONTROL PURCHASE.

        In the event of any Approved Transaction or Control Purchase, if so provided for in the Agreement representing such Option, an Option may become exercisable in full in respect of the aggregate number of shares thereunder effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction at least fifteen
(15) days prior to the expected date of consummation thereof to each Optionee entitled to acceleration. Each such Optionee shall thereupon be entitled to exercise the vested portion of the Option at any time prior to consummation of the Approved Transaction or immediately following the Control Purchase. Any such exercise shall be contingent on such consummation.

        Following consummation of the Approved Transaction or Control Purchase, and until such Option is terminated pursuant to Section 6(g) hereof, any vested portion of Options that are not exercised shall remain exercisable, and any unvested portions of any Options shall remain in effect and continue to vest in accordance with the vesting schedule specified at the time of grant, and upon such vesting shall become exercisable. Notwithstanding the foregoing, in its reasonable discretion, the Board may determine that any or all outstanding Options that are unvested at the time of, or are not exercised upon consummation of, the Approved Transaction or Control Purchase shall thereafter terminate, provided that, in making such determination, the Board shall consider the best interests of the Optionees, the Company and its shareholders, and will make such determination only if the action to be taken, in the opinion of the Board, is appropriate in light of the circumstances under which such determination is made.

        Moreover, except to the extent that such determination would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company, the Board may take, or make effective provision for the taking of, such action as in the opinion of the Board is equitable and appropriate in order to substitute new stock options for any or all outstanding Options that do not become exercisable on an accelerated basis, or to assume such Options (which assumption may be effected by any means determined by the Board, in its discretion, including, but not limited to, by a cash payment to each Optionee, in cancellation of the Options held by him or her, of such amount as the Board determines, in its sole discretion, represents the then value of the Options) and in order to make such new stock options or assumed Options, as nearly as practicable, equivalent to the old Options, taking into account to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

7.    EFFECTIVE DATE; TERM.

        The Plan shall be effective at the time specified in the resolutions of the Board adopting the Plan (the "Effective Date"). Options may be granted by the Committee or Executive Officer from time to time thereafter until the tenth anniversary of the Effective Date. Termination of the Plan shall not terminate any Option granted prior to such termination. Issuance of Non-Qualified Stock Options under the Plan shall be subject to the requirement of RCW 21.20.310(10) that the Administrator of Securities of the Department of Financial Institutions of the State of Washington be provided with notification of the adoption of the Plan. No Non-Qualified Stock Option shall be granted hereunder until this notification requirement has been satisfied. Issuance of Incentive Stock Options under the Plan within twelve (12) months after the Effective Date shall be subject to the approval of the Plan by the shareholders of the Company at a duly held meeting of shareholders at which a majority of all outstanding voting stock of the Company is represented in person or by proxy. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. Such approval may also be provided pursuant to a written consent in lieu of such meeting. No Incentive Stock Option granted hereunder shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied within twelve (12) months after the Effective Date, then, notwithstanding any contrary provision in the Plan (a) no Incentive Stock Options may thereafter be granted under the Plan, and (b) each Incentive Stock Option granted under the Plan prior thereto shall automatically be deemed to be a Non-Qualified Stock Option (except to the extent the Agreement evidencing the Option expressly provides otherwise).

8.    NO OBLIGATIONS TO EXERCISE OPTION.

        The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

9.    NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

        Whether or not any Options are to be granted under the Plan shall be exclusively within the discretion of the Committee, and nothing contained in the Plan shall be construed as giving any person any right to participate under the Plan. The grant of an Option to any Optionee shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or such Related Corporation will employ or contract with such Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Corporation's right to terminate such Optionee's employment at any time, which right is hereby reserved.

10.   APPLICATION OF FUNDS.

        The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

11.   INDEMNIFICATION OF COMMITTEE.

        In addition to all other rights of indemnification they may have by virtue of being a member of the Board or an executive officer of the Company, members of the Committee and the Executive Officer shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Committee member or Executive Officer is liable for willful misconduct; provided, however, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Committee member or Executive Officer involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

12.    SHAREHOLDERS AGREEMENT.

        Unless the Agreement evidencing an Option expressly provides otherwise, each Optionee may be required, as a condition to the issuance of any shares of Common Stock that such Optionee acquires upon the exercise of the Option, to execute and deliver to the Company a shareholders agreement in such form as may be required by the Company at the time of such exercise, or a counterpart thereof, together with, unless the Optionee is unmarried, a spousal consent in the form required thereby, unless the Optionee has previously executed and delivered such documents and they are in effect at the time of exercise and apply by their terms to the shares to be issued.

13.   SEPARABILITY.

        With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Non-Qualified Stock Option for all purposes of the Plan.

14.   NON-EXCLUSIVITY OF THE PLAN.

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than pursuant to the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.   EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION.

        By acceptance of an Option, unless otherwise provided in the Agreement evidencing the Option, the Optionee with respect to such Option shall be deemed to have agreed that the Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its affiliates.

16.   AMENDMENT OF PLAN.

        The Board may, at any time, modify, amend or terminate the Plan or modify or amend any Option granted pursuant to the Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, however, that no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Optionee shall be made over the objection of such Optionee; further provided, that the events triggering acceleration of vesting of an outstanding Option may be modified, expanded or eliminated without the consent of the Optionee. The Board may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Committee may consider necessary for the Company to comply with or to avail the Company, the Optionees or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Without limiting the generality of the foregoing, the Board may modify grants to persons who are eligible to receive Options under the Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Date Amended and Restated Plan was Approved by Board of Directors of Company:
January 29, 1998

Date Amended and Restated Plan was Approved by Shareholders of Company: January 29, 1998

SECTION 2.6

None.

SECTION 2.7

1.      TERMINATION OF REDEMPTION AGREEMENT.

        See Item 4 to Section 2.3 of the Disclosure Schedule for a description of the termination of the Redemption Agreement between the Company and the current shareholders.

2.      IMPERIAL BANK.

        The Company is in the process of negotiating a line of credit and term loan with Imperial Bank. The material terms of the facility are as follows:

A. A $2,000,000 Revolving Line of Credit to support working capital and for issuance of trade related commercial and standby letters of credit.

B. A $500,000 Term Loan to finance the purchase of equipment, software, furniture and acquisitions.

        The interest rate is the bank's prime rate for the line of credit and the bank's prime rate plus 0.25% for the term loan. The facility fee is 0.50% per annum, or $10,000, for the line of credit and the bank's prime rate plus 0.25% per annum, or $2,500 for the term loan. Covenants include, but are not limited to 1) maintaining a minimum quick ratio of 1.0,2) maintaining minimum tangible net worth of $2,500,000 and 3) maintaining a minimum debt service ratio of 1.5.

Section 2.10


Address of Leased Property                                       Use of Property
--------------------------------------------------------------------------------
13228 N.E. 20th Street, Suite C, Bellevue, Washington 98005      Office Space

3633--136th Place S.E., Suite 100, Bellevue, Washington 98006    Office Space

3633--136th Place S.E., Suite 200, Bellevue, Washington 98006    Office Space

3635--136th Place S.E., Suite 110, Bellevue, Washington 98006    Office Space
      (after February 28, 1998)

3633--136th Place S.E., Suite 310, Bellevue, Washington 98006    Office Space

        The Company is currently negotiating a lease for approximately 7,600 of additional office space in Bellevue, Washington. The lease provides for monthly payments of $30,210 in years one through three, and for $32,098 in years four through five. The Company will provide a security deposit of $60,420 in the form of a standby letter of credit.

SECTION 2.12(a)

None.

SECTION 2.12(b)

        The following is a list of arrangements where the Company is obligated to pay $50,000 or more per year:

Name of Creditor                                       Approximate Obligation
----------------                                       ----------------------
Seattle Office Associates LLC -- Suite 100             $225,792
Seattle Office Associates LLC -- Suite 200             $114,497
Seattle Office Associates LLC -- Suite 310             $204,307
Seattle Office Associates LLC -- Suite 110             $119,989
CB Commercial                                          $ 62,662

Section 2.12(c)

        The following is a list of arrangements pursuant to which the Company will receive $200,000 or more:

o Development and License Agreement Between BSQUARE Corporation and Microsoft Corporation, dated June 12, 1997, as amended by Amendment No. 1 dated December 17, 1997

o Development Agreement Between BSQUARE Corporation and Microsoft Corporation, dated September 12, 1997, as amended by Amendment No. 1 dated January 19, 1998

o Development and License Agreement by and between Advanced RISC Machines, Ltd. and BSQUARE Corporation, dated August 26, 1997

o Development and License Agreement by and between NEC Electronics Inc. and BSQUARE Consulting Inc., dated June 11, 1997

o License Agreement by and between BSQUARE Inc. and Hitachi, Ltd., dated April 7, 1997

o Porting Agreement between BSQUARE Corporation and IBM, dated August 7, 1997


Section 2.12(d)

        A number of the license and development agreements to which the Company is a party contain confidentiality provisions. These confidentiality provisions often include a limitation on the use of the information gained from such relationship, and in that way place a restriction on the type of work to be performed by the Company. In addition, the following is a list of specific restrictions contained in certain of the Company's contracts:

SECTION 2.12(a)

None.

SECTION 2.12(b)

        The following is a list of arrangements where the Company is obligated to pay $50,000 or more per year:

Name of Creditor                             Approximate Obligation
----------------                             ----------------------
Seattle Office Associates LLC -- Suite 100   $225,792
Seattle Office Associates LLC -- Suite 200   $114,497
Seattle Office Associates LLC -- Suite 310   $204,307
Seattle Office Associates LLC -- Suite 110   $119,989
CB Commercial                                $ 62,662


SECTION 2.12(c)

        The following is a list of arrangements pursuant to which the Company will receive $200,000 or more:

o Development and License Agreement Between BSQUARE Corporation and Microsoft Corporation, dated June 12, 1997, as amended by Amendment No. 1 dated December 17, 1997

o Development Agreement Between BSQUARE Corporation and Microsoft Corporation, dated September 12, 1997, as amended by Amendment No. 1 dated January 19, 1998

o Development and License Agreement by and between Advanced RISC Machines, Ltd. and BSQUARE Corporation, dated August 26, 1997

o Development and License Agreement by and between NEC Electronics Inc. and BSQUARE Consulting Inc., dated June 11, 1997

o License Agreement by and between BSQUARE Inc. and Hitachi, Ltd., dated April 7, 1997

o Porting Agreement between BSQUARE Corporation and IBM, dated August 7, 1997


SECTION 2.12(d)

        A number of the license and development agreements to which the Company is a party contain confidentiality provisions. These confidentiality provisions often include a limitation on the use of the information gained from such relationship, and in that way place a restriction on the type of work to be performed by the Company. In addition, the following is a list of specific restrictions contained in certain of the Company's contracts:

o Total Control/Stellcom agreement restricts the Company from licensing the Anybus driver to a list of competitors.

o The Microsoft Development and Test Agreement (DTA) for the Windows CE OAK restricts the Company from working on a competing operating system with the same resources at the same time.

SECTION 2.12(e)

o Development and License Agreement Between BSQUARE Corporation and Microsoft Corporation, dated June 12, 1997, as amended by Amendment No. 1 dated December 17, 1997

o Development Agreement Between BSQUARE Corporation and Microsoft Corporation, dated September 12, 1997, as amended by Amendment No. 1 dated January 19, 1998

o Development and License Agreement by and between Advanced RISC Machines, Ltd. And BSQUARE Corporation, dated August 26, 1997

o Development & License Agreement by and between NEC Electronics Inc. and BSQUARE Consulting Inc., dated June 11, 1997

o License Agreement by and between BSQUARE Inc. and Hitachi, Ltd., dated April 7, 1997

o Software Licensing and Bundle Agreement between BSQUARE CORPORATION and Philips Mobile Computing Group dated June 25, 1997

o Philips Semiconductors Terms and Conditions for Contracted Services dated March 13, 1997

o Porting Agreement between International Business Machines Corporation and BSQUARE CORPORATION dated August 7, 1997

o Software Development Agreement by and between BSQUARE CORPORATION and Motorola, Inc. dated December 31, 1996, as amended by Amendment to Software Development Agreement dated October 3, 1997

SECTION 2.12(f)

None.

SECTION 2.12(e)

        See Item 2 to Section 2.7 of the Disclosure Schedule for a description of the Company's relationship with Imperial Bank.

SECTION 2.12(h)

        See Sections 2.12(c) and 2.12(e) of the Disclosure Schedule for a list of the Company's material license agreements. The Company enters into development agreements with the majority of its customers. Other than these development agreements, the Company has no joint venture, partnerships or supply agreements.

SECTION 2.12(i)

        The Company utilizes the marketing and design services of Team Design. During fiscal 1997, the Company spent over $150,000 with Team Design.

SECTION 2.12(j)

        Each of the Company's employees is given a standard employment offer letter and is required to sign a Proprietary Rights Agreement upon commencement of employment.

SECTION 2.12(k)

        See Item 4 to Section 2.3 of the Disclosure Schedule for a description of the Redemption Agreement between the Company and the current shareholders.

SECTION 2.12(l)

   o  BSQUARE Corporation 401(k) Plan

   o  BSQUARE Corporation Amended and Restated Stock Option Plan

   o Profit-sharing plan. Pursuant to an e-mail from Bill Baxter to all of the Company's employees, the Company implemented a Profit-sharing plan for 1997 and 1998. Specifically, the e-mail stated:

                "It is our intention to set aside 5% of our pre-tax earnings for the 1997 plan and at least 5% for the 1998 plan. After the year end numbers are final (December 31st), we will announce the final earnings. We will move as expeditiously as possible to disperse these profits to employees as taxable income (thank you Uncle Sam).

                The profits of the Corporation and your share of the profits will depend on many factors. Because of your contributions, BSQUARE is a profitable Corporation and we really appreciate all you have done to make this possible. In the future, your contributions to BSQUARE will continue to contribute to the overall success of our Corporation. If, for business reasons, the Board deems this plan is not advisable, we reserve to right to withdraw this plan. The Board will have final approval over such transactions and you should judge the Board's performance on how well it achieves the above stated intentions. In order to be eligible for the plan, you most have started work before December 15th of the respective year."

SECTION 2.12(m)

None.

SECTION 2.12(n)

None.

SECTION 2.12(o)

None.

SECTION 2.12(p)

None.

SECTION 2.12(q)

None.

SECTION 2.13

        The Company is divided into three general divisions: BSQUARE Consulting, BSQUARE Integration and BSQUARE Development. BSQUARE Consulting generally enters into time and material agreements with the Company's semi-conductor partners or with Microsoft. All intellectual property developed by this division is work-for-hire and is owned by Microsoft (or in some instances, by the Company's semi-conductor partners). BSQUARE Integration ports Windows CE to various OEM products. In most cases, the Company retains ownership or joint ownership of intellectual property developed by the BSQUARE Integration division and then the Company licenses this intellectual property back to the OEM customer. In one case (see Section 2.12(d) of the Disclosure Schedule), the customer acquired ownership of the intellectual property developed by the BSQUARE Integration division. BSQUARE Development develops shrink-wrap and off-the-shelf popular applications for OEM devices (generally, the "bProduct line"). The Company retains ownership of the intellectual products developed by the BSQUARE Development division and licenses the products for royalty-based distribution.

        In the course of its relationships with its customers, the Company is often granted a license to use and modify the customer's intellectual property to the extent necessary to perform the Company's development services. In addition, the Company has entered into a number of license agreements with a variety of software providers to acquire use of software necessary for the Company to perform its development services. The Company is also subject to those licenses or agreements arising from the purchase of "off-the-shelf" or standard products.

        The Company received a notice from one of its customers regarding a patent (U.S. Patent No. 4,918,723) covering a "keyboard to facsimile transmission device" held by a third party. The Company does not believe that the Company's Intellectual Property Rights conflict with this patent, but there can be no assurance that an action would not be brought in the future regarding this patent.

TRADEMARKS:

o BSQUARE: Registered in US Class 422,105,093 Class 9 application 75/57,07, application in Canada #827,659

o BSQUARE VIEW: application in US #75/157,019, application in Canada #826,625

o bVIEW: Registered in Canada #TMA485,548, application in US #75/157,018

o bFAX: application in US #75/157,020, application in Canada #826,626

o bFIND, bMOBILE, bTRACK, bREADY, bPRINT: applications pending in US

o CE Xpress: application pending in US

BSQUARE DEVELOPMENT COPYRIGHTS:

o BSQUARE Fax Express (a.k.a., bFAX Express), 1996, 1997 and 1998: Send/only fax application for Windows CE. Support faxing and previewing bitmaps, text and Microsoft Pocket Word documents. This application has been adapted to the H/PC and the P/PC. This application is sold through reseller channels. The P/PC version is due for release in the first quarter of 1998.

o BSQUARE Fax Pro (a.k.a., bFAX Pro): Send and receive fax application for Windows CE. Supports faxing and previewing of faxes containing multiple documents to multiple recipients. This product is bundled with certain H/PCs. This application is sold through reseller channels.

o BSQUARE Fax Lite (a.k.a., bFAX Lite), 1996, 1997 and 1998: A version of bFAX Pro that has certain features disabled. This product was developed to provide a free evaluation of bFAX to customers. This product is distributed free of charge on the Web and by certain H/PC OEMs.

o BSQUARE Fax Enhanced (a.k.a., bFAX Enhanced): A version of bFAX Pro that has certain features disabled. This product was developed to bundle with the Casio Casseopiea A-1O and A-11. This product is no longer in production.

o BSQUARE Mobile (a.k.a., bMOBILE, bMOBILE Wireless Internet): This is a driver and control panel application that allows Windows CE to communicate with a Motorola Personal Messenger 100C CDPD (cellular digital packet data) modem. The control panel interface allows for modem control and monitoring.

o BSQUARE Net (a.k.a., bNET): This is a driver and control panel application which is very similar to bMOBILE, but extends this capability to the 3COM Etherlink III (3C589) and the NE2000 ethernet adapters.

o BSQUARE Print (a.k.a., bPRINT): This product enables Windows CE Version 1 to print the same file formats bFAX supports while faxing.

o BSQUARE Print Pro (a.k.a., bPRINT Pro): This product enables printing as does bPRINT, but extends print spooling to any application which supports printing. It supports printing to lRdA-compliant devices, and supports printing to various printers not already supported by Windows CE. It also provides for a print-to-fax capability so that any application can print to bFAX Pro. It is due for release in the first quarter of 1998.

o BSQUARE Find (a.k.a., bFIND): This is a global search utility for Windows CE that allow search of all data sources and controls the execution of application to continue the search. This application is sold through reseller channels and is also bundled with all Hewlett-Packard H/PCs.

o BSQUARE Track (a.k.a., bTRACK): This is a time, expense and car mileage tracking application for Windows CE. It provides a set of desktop APIs that enable third parties to integrate the expense information into customer applications and corporate information systems. It has been adapted to both the H/PC and the P/PC. It is due for release in the second quarter of 1998.

o BSQUARE Ready (a.k.a., bREADY): This is an information management, online book authoring and reader application. It has two components. The desktop component sits on the desktop which allows for the authoring of electronic books. The authoring application contains Wizards that assist the user to acquire content from the Internet and produce an electronic book. The client-side application allows users to read electronic books produced with the desktop application. The reader has an Auto-scrolling feature which is used for reading books and speeches. The reader application supports bookmarks, annotations, searching, and indexing. It is due for release in the second quarter of 1998.

o BSQUARE Mobile News (a.k.a., bMOBILE News, bNEWS): This is a USENET Newsreader application for Windows CE. It was acquired from AdageUS. All rights, title and interest are owned by BSQUARE. This application is sold through reseller channels.

o BSQUARE Mobile Chat (a.k.a., bMOBILE Chat, bCHAT). This is an Internet Relay Chat program for Windows CE. It was acquired from AdageUS. All rights, title and interest are owned by BSQUARE. This application is sold through reseller channels.

o BSQUARE Fax APIs (a.k.a., bFAX APIs): These are a set of low-level application programming interfaces that provide the capability of integrating faxing capabilities into other software applications. The purpose of these APIs is to allow third party independent software vendors to integrate faxing capabilities into their applications. They require that the end-user license a copy of bFAX Pro to utilize the functionality. These APIs are currently being used by Odyssey Computing and Communications Intelligence Corporation.

o BSQUARE IMAGING APIS: These are a set of low-level application programming interfaces that provide the capability of extending the imaging capabilities of bFAX, bVIEW and bPRINT. Only BSQUARE uses these capabilities.

o MIMIC: This a graphical user interface testing framework used by BSQUARE Development to test applications.

o PACKET DRIVER TECHNOLOGY: This is the basis for bMOBILE and bNET which enable those drivers to translate PPP (point to point protocol) into serial-line internet protocol (SLIP) and ethernet, respectively. This technology could, conceivably, be adapted to various other protocols.

BSQUARE INTEGRATION COPYRIGHTS:

o CE XPRESS KITS FOR SC400 (a.k.a., BSQUARE OAK for SC400, BSQUARE Value Added OAK for SC400): An adaptation of Windows CE to the AMD Elan SC400 Microcontroller. It has been adapted to various board-level devices using the SC400.

o CE XPRESS KITS FOR VR4300 (a.k.a., BSQUARE OAK for VR4300, BSQUARE Value Added OAK for VR4300): An adaptation of Windows CE to the NEC VR4300 MIPS Processor. It has been adapted to NEC Nile 3 Chipset.

o CE XPRESS KITS FOR MEDIAGX (a.k.a., BSQUARE OAK for MediaGX, BSQUARE Value Added OAK for MediaGX): An adaptation of Windows CE to the Cyrix MediaGX Processor. It has been adapted to various reference devices using the MediaGX.

o BSQUARE FIRMWARE: A set of firmware utilities and tools which facilitate the adaptation of Windows CE to various microprocessors. This includes a client-side firmware stub called the "brainstem" and a Windows NT-hosted-application capable of interacting with the brainstem. This firmware provides mechanisms for flashing Windows CE images into a device, debugging the device, and application programming interfaces which enable the development of testing software which is source-code compatible across all devices running the brainstem.

o Decompressing Boot LOADER: An OS loader capable of loading a compressed Windows CE image (using BSQUARE proprietary FILE format) into volatile storage which maps the image so that it can execute in place in the volatile storage.

BSQUARE COPYRIGHTS:

o BSQUARE INTRANET (a.k.a., bWEB): This is BSQUARE Corporation's Intranet Web Site which contains content necessary for disseminating information to BSQUARE Employees. This information includes, but is not limited to, Newsletters, organization structure, procedures, policies and forms, as well as help desk software.

o BSQUARE HELP (a.k.a., bHELP): A component of bWEB which provides employees a network administration help desk which allows them to interact with BSQUARE Network Administrators. o BSQUARE OPS (a.k.a., bOPS): A component of bWEB, similar to bHELP, which provides a facilities/operations help desk to operations and facilities management.

o BSQUARE WORLD Wide Web Site (a.k.a., www.bsquare.com): BSQUARE's Corporate Homepage.

o BSQUARE Marketing Collateral: This includes all brochures and the like for marketing BSQUARE Corporation's business divisions.

SECTION 2.15

1.      EMPLOYEE BENEFIT PLANS.

        See Section 2.12(l) of the Disclosure Schedule for a description of the Company's employee benefit plans.

2.      ROBIN ARNOLD.

        On July 17, 1997, the Company entered into a Separation Agreement with Robin Arnold, who was a former employee, officer and shareholder of the Company. In connection with this Separation Agreement, the Company made A payment to Mr. Arnold in the amount of $7,083.33 in severance benefits.

3.      COBRA BENEFITS.

        The Company offers standard post-employment COBRA benefits to its employees.

4.      MICHAEL LAFAVRE

        On October 16, 1997, the Company entered into a Separation Agreement with Michael LaFavre, who was a former employee of the Company. In connection with this Separation Agreement, the Company made a payment to Mr. LaFavre in the amount of $2,856.55 in severance benefits.

SECTION 2.17(a)

                                                                        YEARS OF
NAME                    TITLE                   SALARY                  SERVICE
----                    -----                   ------                  -------
William Baxter          President and Chief     $250,000 plus $460 per     3.5
                        Executive Officer       month car payment
Albert Dosser           Senior Vice President   $150,000                   3.5
Peter Gregory           Senior Vice President   $150,000                   3.5
Joseph Notarangelo      Vice President,         $100,000                   1.25
                        Engineering
Christopher MacGregor   Sr. Software Engineer   $104,100                   3
Fred Kunz               Consulting Engineer     $109,200                   2.25

SECTION 2.17(b)

Team Design                            $150,548.68
1809 - 7th Avenue, Suite 500
Seattle, WA 98101

Ducky's Office Furniture               $209,742.61
1111 Mercer Street
Seattle, WA 98109

Nationwide Insurance                   $283,222.85
James E Hunnex & Assoc. Inc.
5870 Columbia Center
Seattle, WA 98104

Seattle Office Associates              $657,349.02
3633 -- 136th Place SE, Suite 205
Bellevue, WA 98006

Hard Drives Northwest                  $952,393.00
14404 NE 20th Street
Bellevue, WA 98007

SECTION 2.20

        The Company entered into a letter agreement with Dain Rauscher Incorporated ("Dain") dated December 3, 1997 pursuant to which Dain has been engaged as the Company's exclusive agent on a "best efforts" basis in connection with the offering by private placement of A series of preferred stock of the Company. In connection with this engagement, Dain is to be paid a selling commission of four percent (4%) on all sales of stock made by the Company. In addition, the Company is required to reimburse Dain for all of its accountable legal fees, travel and other reasonable out-of-pocket expenses not to exceed $25,000.00 without the prior approval of the Company.

SECTION 2.21

        The following is a list of all insurance policies maintained by the
Company:

o PROPERTY INSURANCE $650,000 Blanket tenant Improvements & Betterments and Business Personal Property and $1,000,000 Extra Expense (as defined in the policy)

o DATA PROCESSING INSURANCE $750,000 Equipment, $150,000 Media/Software, $25,000 Transit and $100,000 Extra Expense (as defined in the policy)

o CRIME INSURANCE $500,000 Employee Dishonesty, $500,000 Forgery or Alteration, $500,000 Computer Fraud and $500,000 Fiduciary Responsibility

o GENERAL LIABILITY INSURANCE PROPOSAL $2,000,000 Products/Completed Operations Aggregate, $2,000,000 General Aggregate, $1,000,000 Per Occurrence, $1,000,000 personal & Advertising Injury, $500,000 Fire Legal Damage per fire, $1,000,000 Employers Liability (Stop Gap), $1,000,000 Employee Benefits Liability Per Occurrence, $3,000,000 Employee Benefits Liability Aggregate

o ERRORS & OMISSIONS $ 1,000,000 Per Occurrence, $ 1,000,000 Aggregate

o AUTOMOBILE INSURANCE $1,000,000 Bodily Injury and Property Damage Liability, $5,000,000 Medial, $100 Comprehensive Deductible, $500 Collision Deductible, $1,000,000 Hired and Non-Owned Auto Liability, $40,000 Hired Auto Physical Damage, $100 Hired Auto Comprehensive Deductible, $500 Hired Auto Collision Deductible

o UMBRELLA LIABILITY INSURANCE $3,000,000 Per Occurrence, $3,000,000 Aggregate

        The Company has no outstanding claims under the above policies that exceed $5,000.

SECTION 2.22

1.      PROMISSORY NOTES TO SHAREHOLDERS.

        In connection with the revocation of its S-Corporation status, the Company executed promissory notes in the amount of $654,970.76 to each of William T. Baxter, Albert T. Dosser and Peter R. Gregory and a note in the amount of $35,087 to Joseph Notarangelo, which amounts represented the Company's accumulated adjustments account as of October 14, 1997 and included an amount sufficient to cover any federal taxes owing on the Company's income for fiscal year 1997 prior to revocation of the S-Corporation status. Such notes are due and payable on or prior to April 1, 1998.

2.      REDEMPTION AGREEMENT.

        See Item 4 to Section 2.3 of the Disclosure Schedule for a description of the Redemption Agreement between the Company and the current shareholders.

3.      AUTOMOBILE LEASE.

        The Company currently pays approximately $460 per month to cover an automobile lease for an automobile used by William T. Baxter.

SECTION 2.23

        During the year ended December 31, 1997, the Company earned approximately $14.4 million. The following is a list of the customers who accounted for more than 5% of the sales:

o Hitachi     18%
o NEC         17%
o Microsoft   39%
o Motorola     8%
o ARM         11%

        Although none of the Company's customers has completely terminated its relationship with the Company, a number of contracts have terminated as a result of the Company's completion of a project or service provision. In addition, a number of the Company's customers and suppliers operate on a purchase order to purchase order basis. Therefore, the Company cannot guarantee that it will be able to maintain a relationship with any of these current customers or suppliers.

SECTION 2.24

        A copy of the Development and License Agreement, dated June 12, 1997, by and between Microsoft Corporation and the Company, as amended by Amendment No. 1 to Development and License Agreement, dated December 17, 1997 is attached as
Section 2.24 of the Disclosure Schedule.

                                                             SECTION 2.24 OF
                                                             DISCLOSURE SCHEDULE


                        DEVELOPMENT & LICENSE AGREEMENT

This Development Agreement (the "Agreement") is entered into and effective as of June 12, 1997 (the "Effective Date") by and between Microsoft Corporation, a Washington corporation located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and bsquare consulting, inc., a Washington corporation located at 3633 - 136th Place SE, Suite 100, Bellevue, WA 98006 ("bsquare").


                                    RECITALS

Microsoft has developed a computer software platform known as Microsoft(R) Windows(R) CE ("Windows CE").

Microsoft desires to have bsquare assist with the development, testing and program management of certain "Visual" development tools for Windows CE, and, bsquare desires to provide such software development and consulting services to Microsoft.

The parties agree as follows:


                                   AGREEMENT

1.   DEFINITIONS

1.1 "Work Product" shall mean the result of performance of the work tasks contained in the Work Plan.

1.2 "Services" shall mean the design and development of the Work Product, delivery of the Deliverables and performance of the program management services described in the Work Plan.

1.3 "Work Plan" shall mean the specifications for the Services, attached to this Agreement as Exhibit B.

1.4 "Schedule" shall mean the schedule for completion of the Services and delivery of the Deliverables, attached to this agreement as Exhibit C.

1.5 "Deliverables" shall mean the various alpha, beta and final versions of the Work Product, in source and object code forms, to be delivered by bsquare to Microsoft, as more fully described in the Work Plan.

1.6 "Source Code" shall mean Microsoft's Windows CE operating system product source code provided to bsquare for the limited purpose of designing, testing and development of the Work Product pursuant to this Agreement.

1.7 "Test Hardware" shall mean all of the hardware provided to bsquare by Microsoft for the limited purpose of testing and development of the Work Product pursuant to this Agreement.

1.8 "Derivative Technology" shall mean: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages), portation, modification, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

1.9 "Confidential Information" shall mean: (i) any trade secrets relating to either party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research development or know-how; (ii) any information designated by the disclosing party as confidential in writing or, if disclosed orally, identified at the time of disclosure as being confidential; and (iii) the terms, conditions and existence of this Agreement. "Confidential Information" shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (iii) is independently developed or learned by the receiving party; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or
     (v) is made generally available by the disclosing party without restriction on disclosure.

2.   DEVELOPMENT

2.1 Services. bsquare shall perform the Services in accordance with the Schedule and pursuant to the Work Plan. The parties agree to discuss in good faith, issues that may arise in performance of the work tasks, including any issues regarding compliance with the schedule set forth in the Work Plan, although the Work Plan may be amended only by mutual agreement of the parties.

2.2  Acceptance.

     2.2.1 For software code Deliverables, Microsoft shall evaluate the alpha, beta and final version of each Deliverable and shall submit a written acceptance or rejection to bsquare within ten (10) business days after Microsoft's receipt of the alpha and beta versions and thirty (30) days after receipt of the final version of the Deliverable. Acceptance shall be in writing, and Microsoft shall not unreasonably withhold its acceptance. If Microsoft identifies Errors in each Deliverable prior to acceptance, then bsquare shall correct such Errors within fourteen (14) days following receipt of notice thereof during acceptance testing for the alpha and beta versions of each Deliverable and within the time specified in the Work Plan with respect to Errors discovered during acceptance testing for the final version of each Deliverable. If Microsoft fails to provide written acceptance or rejection within the time periods specified above, the Deliverables shall be deemed accepted on the last day of each such acceptance period.

     2.2.2 For documentation or report Deliverables, Microsoft shall evaluate each version of such Deliverable. In the event that it requires corrections, Microsoft shall specify the corrections needed and bsquare shall deliver an amended version of such documentation within five (5) working days.

     2.2.3 bsquare shall use all reasonable commercial efforts to complete and deliver the Deliverables set forth in the Work Plan to Microsoft, according to the schedule set forth in the Work Plan. Additional information, reports, documentation and the like regarding the Services according to the Work Plan, shall be provided by bsquare to Microsoft upon the reasonable request of Microsoft. bsquare shall promptly raise with Microsoft any issues that arise (or which bsquare reasonably foresees arising) regarding the quality or performance of the Deliverables set forth in the Work Plan, as well as any deviation from the Schedule set forth in Work Plan for such deliverables. The parties shall use all reasonable efforts to promptly address any such issues that may arise, including the establishment of an appropriate recovery plan to the extent required.

     2.2.4 If bsquare fails to deliver any Deliverable within the dates specified in the Schedule and if any Errors discovered before acceptance cannot be eliminated in the correction period specified in the Work Plan then Microsoft may, at its option: (i) retain the Deliverable (including any applicable documentation) with rights as set forth in Section 4, and pay bsquare for all outstanding payment milestones for which Microsoft has accepted corresponding Deliverables, with no further development and license fee to be paid to bsquare thereafter; (ii) extend the correction period; or (iii) suspend its performance and/or terminate this Agreement for cause pursuant to Section 9.3, provided, however, that Microsoft need not provide bsquare the cure period specified in Section 9.3.

2.3 Design Review & Specifications Changes. bsquare understands that there may be additions, deletions or other changes which may affect the Work Plan at any time during the term of this Agreement. Upon notice of any such changes by Microsoft, bsquare and Microsoft shall work together to make any necessary changes to the Services, including, if necessary, the compensation owed to bsquare and bsquare shall alter the Work Plan in order to accommodate any such changes as mutually agreed to by bsquare and Microsoft.

2.4 Services Performed on Microsoft Property. In the event it is necessary for bsquare to perform the Services, or portion thereof, at Microsoft's Redmond, Washington campus, bsquare shall abide by all Microsoft rules, regulations, and security measures, including any restrictions on access to Confidential Information.

3.   PAYMENT FOR SERVICES


3.1 Payment. Microsoft agrees to pay bsquare for work performed in accordance with the Work Plan based upon the hourly rates and incurred expenses set forth in Exhibit A provided that bsquare has completed and delivered any corresponding Deliverables; and (ii) Microsoft has accepted such Deliverables.

3.2 Invoices. bsquare shall submit monthly invoices with respect to Services performed by bsquare pursuant to the Work Plan. The procedure for invoicing is set forth in Exhibit A. Invoices shall include reasonable supporting materials (not including any source code-type information, which is to be delivered as part of the Deliverables set forth in the Work
     Plan) documenting the Services performed by bsquare.

4.   RIGHTS

4.1 Work Made For Hire. The Work Product has been specially ordered and commissioned by Microsoft. bsquare agrees that the Work Product is a "work made for hire" for copyright purposes, with all copyrights in the Work Product owned by Microsoft.

4.2 Assignment. To the extent that the Work Product does not qualify as a work made for hire under applicable law, and to the extent that the Work Product includes material subject to copyright, patent, trade secret, or other proprietary right protection, bsquare hereby assigns to Microsoft, its successors and assigns, all right, title and interest in and to the Work Product, including, but not limited to the following:

     4.2.1 Any copyrights that bsquare may possess or acquire in the Work Product and all copyrights and equivalent rights in the Work Product throughout the world, including all renewals and extensions of such rights that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries;

     4.2.2 All rights in and to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, embodied in the Work Product or developed in the course of bsquare's creation of the Work Product, including but not limited to all trade secrets, utility and design patent rights and equivalent rights in and to such inventions and designs throughout the world regardless of whether or not legal protection for the Work Product is sought;

      4.2.3 The right to prepare Derivative Technology with exclusive rights to authorize others to do the same;

      4.2.4 Copies of any documents, magnetically or optically encoded media, or other materials created by bsquare under this Agreement; and

      4.2.5 The right to sue for infringements of the Work Product which may occur before the date of this Agreement, and to collect and retain damages from any such infringements.

4.3 Assistance. At Microsoft's expense, bsquare shall execute and deliver such instruments and take such other action as may be requested by Microsoft to perfect or protect Microsoft's rights in the Work Product and to carry out the assignments set forth in this Section 4.

4.4 Assignment/Waiver of Moral Rights. bsquare hereby irrevocably transfers and assigns to Microsoft any and all "moral rights" that bsquare may have in the Work Product and any Derivative Technology thereof. bsquare also hereby forever waivers and agrees never to assert any and all "moral rights" it may have in the Work Product and Derivative Technology, even after termination of the Services.

4.5 Source Code License Grant. Microsoft hereby grants to bsquare a non-exclusive, personal, non-transferable, non-assignable license to use and modify the Source Code solely for bsquare's internal use on bsquare's premises in designing, testing and development of the Work Product on behalf of Microsoft. The Source Code provided hereunder shall be considered Confidential Information and, therefore, shall be subject to the terms and conditions of Section 6 of this Agreement. bsquare may disclose the Source Code only to bsquare's employees on a need-to-know basis. bsquare shall execute appropriate written agreements with its employees sufficient to enable it to comply with all the provisions of this Agreement, including non-disclosure and assignment of rights.

4.6 Test Hardware License Grant. Microsoft hereby grants to bsquare a non-exclusive, personal, non-transferable, non-assignable license to use the Test Hardware solely for bsquare's internal use in testing and development of the Work Product. bsquare shall not reproduce, duplicate, copy or otherwise disclose, distribute, or disseminate the Test Hardware in any media, except as reasonably necessary for the Work Product. The Test Hardware provided hereunder shall be considered Confidential Information and, therefore, shall be subject to the terms and conditions of Section 6 of this Agreement.

4.7 Return of Materials. Upon the earlier of either completion of the Services or termination of this Agreement as provided in Section 9, bsquare shall return all copies of the Source Code, Test Hardware and confidential information in bsquare's possession or under its control within ten (10) days following the termination date or acceptance date of the Deliverable by Microsoft. bsquare shall provide a declaration signed by an officer of bsquare attesting that all copies of the Source Code, Test Hardware and related materials have been returned to Microsoft.

4.8 No Other Rights. bsquare agrees that this Agreement does not grant to it any rights other than what is granted in this Section 4 and for the limited purposes set forth therein. Under no circumstances will the license grants set forth in Section 4 be construed as granting, by implication, estoppel or otherwise, a license to any Microsoft technology other than the Source Code and Test Hardware, solely for the purposes designated herein. All rights not expressly granted herein are expressly reserved by Microsoft.

5.    NO OBLIGATION/INDEPENDENT DEVELOPMENT

Notwithstanding any other provision of this Agreement, Microsoft shall have no obligation to market, sell or otherwise distribute the Work Product, either alone or in any Microsoft product. Except as provided in Section 6, nothing in this Agreement will be construed as restricting Microsoft's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for Microsoft, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement.

6.    CONFIDENTIALITY

6.1 Each party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Except as expressly provided in this Agreement, no ownership or license rights is granted in any Confidential Information.

6.2 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information.

7.    WARRANTIES

7.1   bsquare. bsquare warrants and represents that:

      7.1.1 It has the full power to enter into this Agreement and make the assignments and license rights set forth herein;

      7.1.2 It has not previously and will not grant any rights in the Deliverables to any third party that are inconsistent with the rights granted to Microsoft herein;

      7.1.3 The Deliverables and Work Product are original to bsquare and do not infringe any copyright, patent, trade secret, or other proprietary right held by any third party;

      7.1.4 The Deliverables and Work Product will be created by employees of bsquare within the scope of their employment and under obligation to assign inventions to bsquare, or by independent contractors under written obligations to assign all rights in the Deliverables and Work Product to bsquare; and

      7.1.5 The Services shall be performed in a professional manner and shall be of a high grade, nature, and quality.

7.2 Microsoft. Microsoft warrants and represents that it has the full power to enter into this Agreement and make the assignments and license rights set forth herein;

8.      INDEMNITY

8.1     Indemnity.

        8.1.1 bsquare shall, at its expense and Microsoft's request, defend any claim or action brought against Microsoft, and Microsoft's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, to the extent it is based upon a claim that the Work Product and/or the Deliverables infringes or violates any patent, copyright, trademark, trade secret or other proprietary right of a third party, and bsquare will indemnify and hold Microsoft harmless from and against any costs, damages and fees reasonably incurred by Microsoft, including but not limited to fees of attorneys and other professionals, that are attributable to such claim; provided, that: (i) Microsoft provides bsquare reasonably prompt notice in writing of any such claim or action and permits bsquare, through counsel mutually acceptable to Microsoft and bsquare, to answer and defend such claim or action; (ii) Microsoft provides bsquare information, assistance and authority, at bsquare's expense, to help bsquare to defend such claim or action; and (iii) bsquare will not be responsible for any settlement made by Microsoft without bsquare's written permission, which permission will not be unreasonably withheld.

        8.1.2 Microsoft shall have the right to employ separate counsel and participate in the defense of any claim or action. bsquare shall reimburse Microsoft upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Section 8.

        8.1.3 bsquare may not settle any claim or action under this Section 8 on Microsoft's behalf without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld. In the event Microsoft and bsquare agree to settle a claim or action, bsquare agrees not to publicize the settlement without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld.

8.2 Duty to Correct. Notwithstanding Section 8.1, should the Work Product, Deliverables or portion thereof be held to constitute an infringement and use as contemplated by this Agreement be enjoined or be threatened to be enjoined, bsquare shall notify Microsoft and immediately, at bsquare's expense: (i) procure for Microsoft the right to continue use, sale, and marketing of the Work Product, Deliverables or portion thereof, as applicable; or (ii) replace or modify the Work Product, Deliverables or portion thereof with a version that is non-infringing, provided that the replacement or modified version meets the Specifications to Microsoft's satisfaction. If (i) or (ii) are not available to bsquare, in addition to any damages or expenses reimbursed under Section 8.1, bsquare shall refund to Microsoft all amounts paid to bsquare by Microsoft under this Agreement.

9.      TERMINATION

9.1 Term. The term of this Agreement shall commence as of the Effective Date and shall continue until terminated as provided in this Section 9.

9.2 Termination by Microsoft. Microsoft may terminate this Agreement with or without cause by providing bsquare thirty (30) days prior written notice of such cancellation. Upon receipt of such notice, bsquare will discontinue all work thereunder. Except in cases of termination for cause as specified in Section 2.2 of this Agreement, Microsoft will pay for all work performed by bsquare up until the date of receipt of the cancellation notice. In the event of cancellation, upon request by Microsoft, bsquare agrees to turn over to Microsoft all work in progress within ten (10) days.

9.3 Termination By Either Party For Cause. Either party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

     9.3.1 The other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Section 6, and fails to cure that breach within thirty
            (30) days after written notice thereof; or

     9.3.2  The other party is in material breach of Section 6.

9.4 Effect of Termination. In the event of termination or expiration of this Agreement for any reason, Sections 4.1 - 4.4, 4.7 - 4.8, 5, 6, 7, 8, and 10 shall survive termination. Any licenses or sublicenses already granted by Microsoft under this Agreement shall not be affected by any termination of this Agreement and shall remain in full force and effect.

10.  LIMITATION OF LIABILITIES

WITH THE EXCEPTION OF ANY BREACH OF SECTIONS 4.5, 6 AND 8, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, EVENT IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT AS SET FORTH IN SECTION 7, BSQUARE SPECIFICALLY DISCLAIMS ANY WARRANTY OF FITNESS, FUNCTIONALITY OR MERCHANTABILITY, WHETHER EXPRESS OR IMPLIED.

11.  GENERAL

11.1 Notices. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

To bsquare:                              To Microsoft:
     bsquare consulting, inc.           Microsoft Corporation
     3633 136th Pl. SE, Suite 100       One Microsoft Way
     Bellevue, WA 98006                 Redmond, WA 98052-6399
     Attention: William Baxter          Attention:_____________________
     Phone: 425-519-5963                Phone:    _____________________
     Fax:   425-519-5999                Fax:      _____________________

                                        Copy to: Law & Corporate Affairs
                                        Fax:     (425) 936-7409

     or to such other address as a party may designate pursuant to this notice provision.

11.2 Independent Contractors. bsquare is an independent contractor for Microsoft, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

11.3 Taxes. In the event taxes are required to be withheld on payments made under this Agreement by any U.S. (state or federal) or foreign government, Microsoft may deduct such taxes from the amount owed bsquare and pay them to the appropriate taxing authority. Microsoft shall in turn promptly secure and deliver to bsquare an official receipt for any taxes withheld. Microsoft will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

11.4 Governing Law. This Agreement shall be governed by the laws of the State of Washington as though entered into between Washington residents and to be performed entirely within the State of Washington, and bsquare consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

11.5 Assignment. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and lawful assigns; provided, however, that bsquare may not assign this Agreement, in whole or in part, without the prior written approval of Microsoft.

11.6 Construction. Except for Sections 3, 6, 9, and 10 herein above, should a court of competent jurisdiction find any provision of this Agreement, or portion hereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Should Sections 3, 6, 9 or 10 herein, or any portion thereof, be held unenforceable, then in that event either party shall have a right to immediately terminate this Agreement by written notice to the other party. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction if favor or against either party.

11.7 Force Majeure. This Agreement and the parties' performances hereunder are subject to all contingencies beyond the reasonable control of the parties (whether or not now in the contemplation of either of the parties), including, but not limited to, force majeure; strikes; labor disputes; floods; civil commotion; war; riot; acts of God; rules, laws, orders, restrictions, embargoes, quotas or actions of any government, foreign or domestic, or any agency or subdivision thereof; casualties; fires; earthquakes; accidents; shortages of transportation facilities; detention of goods and merchandise by customs authorities; loss of goods and merchandise in public or private warehouses; or other casualty or contingency beyond the reasonable control of the parties or otherwise unavoidable.

11.8 Entire Agreement. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the Services and all other subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of bsquare and Microsoft by their respective duly authorized representatives.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.


MICROSOFT CORPORATION                   BSQUARE CONSULTING, INC.


/s/ CRAIG MUNDIE                        /s/ WILLIAM BAXTER
------------------------------          ------------------------------
By (Sign)                               By (Sign)


Craig Mundie                            William Baxter
------------------------------          ------------------------------
Name (Print)                            Name (Print)


Sr. V.P. CPO                            President
------------------------------          ------------------------------
Title                                   Title


June 12, 1997                           6/17/97
------------------------------          ------------------------------
Date                                    Date


                                        91-1650880
                                        ------------------------------
                                        bsquare's Federal Employee ID Number

                                   EXHIBIT A


Payment and Invoicing:

bsquare will charge Microsoft a flat rate of Seventy-nine Dollars (US$79.00) per hour for services rendered under this Agreement. Notwithstanding the provisions of Section 2.3, the total amount payable to bsquare for services performed under this Agreement shall not exceed Three Million Three Hundred Sixty-eight Thousand Five Hundred Sixty Dollars (US$3,368,560.00).

bsquare will invoice Microsoft for Four Hundred Twenty-one Thousand Seventy Dollars (US$421,070.00) ("Advance Payment") upon execution of this Agreement. Subsequently, bsquare will invoice Microsoft at the end of each month for the services rendered during that month. Each invoice will be discounted by one sixth of the Advance Payment, or Seventy Thousand One Hundred Seventy-eight 33/100 Dollars (US$70,178.33), until the entire Advance Payment has been accounted for. As set forth in Section 3.2 of this agreement, invoices will be accompanied with reasonable supporting materials and Microsoft will make payment to bsquare within thirty (30) days of receiving the invoice(s).

                                   EXHIBIT B

                                   Work Plan


OVERVIEW

bsquare consulting will develop certain components of the Visual development tools for Windows CE (WCE), the program management of the Japanese versions of the Visual development tools for WCE, the testing of the majority of the Visual tools for WCE and the testing of the WCE Java Virtual Machine (VM).

Specific work includes the following areas:

DESCRIPTION                                                      HEADCOUNT
-----------                                                      ---------
testing of several components of the WCE development tools           22
Japanese WCE Visual Tools Program Manager                             1
Development of MFC 2.0 for WCE                                        2
x86 tools development for WCE                                         1
Development of Active X Template Library                              1
Development of the Visual Java product for WCE                        2
testing of the WCE Java Virtual Machine                               2
Development of the DDK for WCE                                        4
Development of the CKD for WCE                                        1
Development of V2 Emulation                                           5
                                                                   ----
TOTAL                                                                41
                                                                   ====


RESPONSIBILITIES

BUILDING OF WCE VISUAL DEVELOPMENT TOOLS

bsquare will assume the primary role as the "builder" of the WCE Visual development tools and will cooperate with Microsoft to establish mutually acceptable terms and conditions for these procedures. bsquare will conduct daily builds of all the WCE Visual Development Tools. The build results will be published on a common share. bsquare will fix build problems by contacting the developers and working with them to check in the fixes. The build will drop all components to a common share. VCCE and VJCE will be dropped as fully functional kits. The build teams will manage all release versions. The build team will work with developer in adding new sources and products to the build. The build team will work with the localization team in running espresso to produce the Japanese versions.

BUILD COMPONENTS

- Windbg
- DevStudio
- CRT
- Emulation
- Remote Tools
- MFC
- Japanese build and kits

TESTING OF WCE VISUAL DEVELOPMENT TOOLS

bsquare will assume primary role for all testing of the WCE Visual development tools. Testings will occur on a regular schedule. The test team will run the tests against the daily builds. Test suites will be maintained for each product. The test harness will be modified to run the appropriate tests against the component and it will log all results. These results will be analyzed and published. All failures will be logged in a Raid database. Automated tests will be developed for each component. Manual testing will be used until the automated tests are up and running. Tests cases will be collected from users and developers and will be added to the test suites as regression tests.

PRODUCTS TO BE TESTED

o  Debugger
o  Resource Editor
o  Setup
o  Remote Tools
o  Shell
o  MFC
o  Emulation
o  Compiler
o  Linker
o  Samples

JAPANESE PM

bsquare will assume primary responsibility for Program Management of the Japanese versions of the WCE Visual tools products. The responsibilities will include development of the Product Specifications, establishing the schedule, coordination of the different development groups. It will also include owning the licensing, marketing, and support issues. The PM will be responsible for all releases the Japanese versions of the WCE Visual Tools.

PRODUCTS

o  VCCE
o  VJCE
o  SDK
o  OAK

MFC

bsquare will continue to assume primary responsibility for the WCE version of MFC. bsquare will adapt MFC to the different versions of the Alder OS. Each MFC version will match the functionality of the target platform. The MFC library work will involve building MFC in the WCE environment, removing unsupported classes or changing them to match the WCE V2 API set, and add new classes to capture WCE V2 specific features. The DevStudio work will involve adapting the WCE AppWizard to will generate applications for the different target platforms. The DevStudio work will also involve modifications to the Class Wizard to match the WCE V2 message set.

TARGET PLATFORMS

o  Mercury
o  Gryphon
o  APC

DELIVERABLES

o  MFCWCE.DLL, MFCWCE.LIB, UAFXWCE.LIB, MFCS42.LIB
o  WCE MFC Headers
o  WCE MFC Sources
o  MSVCRT.DLL, MSVCRT.LIB
o  App Wizard
o  Class Wizard
o  Documentation
o  Samples

NEW FEATURES FOR V2

o  OLE
o  Win Sockets
o  HTML

INTEGRATION OF X86 INTO WCE VISUAL DEVELOPMENT TOOLS (CEPC)

bsquare will assume primary responsibility for the integration of x86 support into the WCE Visual development tools. bsquare will develop a WCE x86 platform package for DevStudio. This package will target enable users to target WCE x86 devices. bsquare will adapt the DevStudio remote debugger to the WCE x86 platform. All current WCE DevStudio features will be modified to work with a WCE x86 target. bsquare will also produce a WCE x86 runtime library.

ATL (ACTIVEX TEMPLATE LIBRARY) DEVELOPMENT FOR WCE

bsquare will assume primary responsibility for the ATL development for WCE. bsquare will adapt ATL to the WCE V2 API set. bsquare will test all ATL function against the Alder OS and work with Microsoft in resolving all issues involving ActiveX support in WCE. bsquare will develop a verification test suite for ATL on WCE. The WCE ATL will be integrated into the VCCE product.

WCE VISUAL JAVA

bsquare will assume primary responsibility for the WCE Visual Java product. bsquare will work with the Microsoft Program Managers to further refine the specifications for VJCE. bsquare will produce a WCE Java package for the DevStudio. The package will define the WCE Java platform features. These features will include WCE Java projects, build settings, automatic downloads, and remote Java debug support. bsquare will modify the DevStudio shell to meet the requirements of developing for WCE Java. Modification will include new menu options, dialogs and any other features that ease WCE Java development.

The Java debugger will be adapted to work with the WCE pJVM on target device. The WCE Java projects will also be able to target the Emulation environment. bsquare will produce a WCE Visual Java product that will be independent of the VCCE product. bsquare will generate automated tests to test the new WCE Java features. These test will exercise all UI features and all debugger features.

WCE JAVA VM TESTING

bsquare will assume primary responsibility for the WCE Java VM testing, with Microsoft assuming primary responsibility for Java VM testing tools development. bsquare will adapt the automatic distributed complier test harmless to run tests against the pJVM. bsquare will develop a series of test suites to exercise all of the pJVM features. bsquare will add samples, existing tests, and real world code to the test suites. The tests will be run on a schedule basis with all results being published to a common location. The test results will be analyzed and all the failures will be logged to a Raid database. The failures will also be used to generate a regression test suite that will be added to the main tests. bsquare will work with the Microsoft developers in refining the pJVM test tools and in developing new tools.

DEVELOPMENT OF CDK (COMPONENT DEVELOPMENT KIT) FOR WCE

bsquare will work with Microsoft PMs to define and deliver a CDK for Windows CE.

DEVELOPMENT OF DDK (DEVICE DRIVER KIT) FOR WCE

bsquare will work with Microsoft PMs to define and deliver a DDK for Windows CE 2.0.

EMULATION FOR WCE

bsquare will assume the primary development responsibility for the WCE Emulation Environment. bsquare will develop Emulation for the three main Alder platforms, Mercury, Gryphon, and APC. Emulation will be expanded to pickup the new Alder APIs and features such as OLE. bsquare will also integrate the DDK and the CDK into Emulation. The Emulation work will involve adapting the current emulated object store to each of the three platforms. The object store will be converted to be a true NT device which greatly improve all emulated file transactions. The Alder shell functionality will also be complete emulated. The DevStudio shell will be modified to match the features of the V2 Emulation. An option dialog will be added to allow a developer to select a particular Emulation platform. This dialog will configure the WCE shell and object store model used by Emulation so that it can the target the different platform. All the new Emulation components will be added to the VCCE product.

                                   EXHIBIT C

                                    Schedule

Project begins                                   4/15/97
All projects build                               5/23/97
All projects, weekly product test reports        5/30/97
May status report                                5/30/97
M1 - ALPHA EMULATION RTM                         6/6/97
  M1 - letter of acceptance                      6/20/97
All project BVTs operational                     6/13/97
All project detailed test suites begin           6/20/97
June status report                               6/30/97
M2 - BETA I ALL PROJECTS                         7/15/97
  M2 - letter of acceptance                      7/29/97
Feature complete all projects                    7/25/97
July status report                               7/31/97
M3 - BETA II DESKTOP PROJECTS                    8/29/97
M3 - RTM ROM COMPONENTS                          8/29/97
  M3 - letter of acceptance                      9/12/97
August status report                             8/29/97
M4 - RTM OEM SKUs                                9/12/97
  M4 - letter of acceptance                      9/26/97
September status report                          9/30/97
M5 - RTM DESKTOP PROJECTS                        10/15/97
  M5 - letter of acceptance                      10/19/97
Final project status                             10/15/97
Project postmortem                               10/16/97

                             [MICROSOFT LETTERHEAD]


                             AMENDMENT NO. 1 TO THE
                        DEVELOPMENT & LICENSE AGREEMENT
                                    BETWEEN
         BSQUARE CORPORATION AND MICROSOFT CORPORATION [MICROSOFT LOGO]

     This Amendment is made and entered into by and between MICROSOFT CORPORATION ("Microsoft") and "BSQUARE CORPORATION ("BSQUARE") to be effective as of the 17th day of December, 1997. Capitalized terms used in this Amendment No. 1 that are not otherwise described herein shall have the meaning ascribed to such terms in the Agreement.

                                    RECITALS

     The parties have entered into that certain Development & License Agreement, dated June 12, 1997 (the "Agreement"); and

     Microsoft desires to have BSQUARE assist with the development, testing and program management of certain projects in connection with Windows CE operating system support for certain microprocessors in addition to other Services being provided by BSQUARE under the Agreement, and,

     The parties are currently negotiating a new master agreement to govern the provision of development services by BSQUARE to Microsoft (the "Master Agreement") over the next several years; and

     Until such time as the Master Agreement is executed and in effect, the parties desire to amend the Agreement on the terms and conditions provided herein to describe additional Services to be provided by BSQUARE;

     The parties hereby agree as follows:


                                   AMENDMENT

1.   Definitions.

     Section 1.3, Definitions, is amended to restated to provide as follows:

          1.3 "Work Plan" shall mean the specifications for the Services, attached to this Agreement in sequential Exhibits B.

2.   Amended Exhibit A-1.

     Exhibit A-1 is hereby added to the Agreement and the prices and payments terms specified in Exhibit A-1 shall apply to all Services and Work Plans other than the original Work Plan in existence upon the execution of the Agreement.

3.   Master Agreement.

     Although a variety of terms remain to be negotiated and no final agreement has been reached, the parties currently intend to include the following terms in the Master Agreement:

     a. Microsoft will agree to fund an agreed upon number of engineering personnel dedicated to Microsoft projects and Services during the term of the Master Agreement;

                                                                [MICROSOFT LOGO]
                             [MICROSOFT LETTERHEAD]

     b. BSQUARE will agree to provide an agreed upon number of engineering personnel dedicated to Microsoft projects at the levels and rates specified in Exhibit A-1 to this Agreement;

     c. BSQUARE will agree not to provide products and services which compete with Windows CE and Windows CE tools.

     d. BSQUARE will bill Microsoft on monthly intervals by project. Billing will be recorded in hourly increments by project sufficient for Microsoft to determine the number of hours each engineer worked on a Microsoft project on each day.

     e. Work shall be performed on a work for hire basis with all intellectual property rights, including copyrights, trade secrets and patents assigned to Microsoft.

     f. All work performed by BSQUARE will be fully warranted against intellectual property infringement.

     g. BSQUARE will be a preferred Microsoft vendor for Microsoft Visual Tools for Windows CE projects.

     h. Upon execution of the Master Agreement, Microsoft and BSQUARE will work together on a joint press release to announce their relationship under the Master Agreement as agreed upon by the parties.

     i. The parties will work in good faith to complete the Master Agreement by March 1, 1998.

4.   Additional Work Plans and Services.

An additional Work Plan summary is hereby added to the Agreement by Exhibit B-2 and incorporated herein by this reference. The Work Plan will be supplemented upon execution of the Master Agreement as described in Section 5 below. Until execution of the Master Agreement, MS and BSQUARE will agree on the number of people assigned to the projects summarized in the Work Plan and the appropriate job level category for such personnel. Further it is agreed that additional details for each project will be developed and attached as exhibits in the Master Agreement prior to completion of each project specified in the Work Plan.

5.   Term

     Section 9.1 (Term) of the Agreement is amended and restated to provided as follows:

          9.1 Term. The term of this Agreement shall commence as of the Effective Date and shall continue until the earlier of March 1, 1998 or the date the Agreement is terminated as provided in this Section 9.

6. This Amendment shall amend, modify and supersede to the extent of any inconsistencies, the provisions of the Agreement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect. Capitalized terms used in this Amendment No. 1 that are not otherwise described herein shall have the meaning ascribed to such terms in the Agreement.

                             [MICROSOFT LETTERHEAD]


     IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date set forth above. All signed copies of this Amendment to the Agreement shall be deemed originals. This Amendment does not constitute an offer by MS. This Amendment shall be effective upon execution on behalf of BSQUARE and MS by their duly authorized representatives.
                                                                [MICROSOFT LOGO]

MICROSOFT CORPORATION                   BSQUARE CORPORATION

/s/ CRAIG MUNDIE                        /s/ WILLIAM BAXTER
---------------------------------       ----------------------------------
By                                      By

Craig Mundie                            William Baxter
---------------------------------       ----------------------------------
Name (Print)                            Name (Print)

Sr. V.P. CPO                             CEO
---------------------------------       ----------------------------------
Title                                   Title

Jan. 19, 1998                           12-17-97
---------------------------------       ----------------------------------
Date                                    Date

                                                                [MICROSOFT LOGO]
                             [MICROSOFT LETTERHEAD]


                                  EXHIBIT A-1

PAYMENT AND INVOICING

     BSQUARE will charge Microsoft at the applicable rate specified below for each hour of services rendered under the Work Plan on a project by project basis using the Microsoft Internal Reference Numbers described below. The total maximum amount payable to BSQUARE for services performed under each project in a Work Plan shall be specified as well as a total of all projects summarized in the Work Plan.

BSQUARE shall invoice MS by the tenth day of each month for the amounts due for work performed under the Work Plan in the prior month. Billing will be recorded in hourly increments by project and Microsoft Internal Reference Number sufficient for Microsoft to determine the number of hours each engineer worked on any given Microsoft project on each day. In the event that MS provides a form to detail BSQUARE billings, BSQUARE agrees to utilize such forms as MS may supply. MS shall pay each invoice within thirty (30) days of receiving each invoice, provided that MS has accepted the work described in the invoice. MS shall be entitled to conditionally accept Services billed each month, subject to final approval of the Services upon completion of the Project. If MS rejects any Services pursuant to the Agreement, then MS shall be entitled, in addition to any other remedies available, to deduct an amount from any subsequent invoice equal to the amount MS previously paid for the rejected Services or portion thereof. As set forth in Section 3.2 of this agreement, invoices will be accompanied with reasonable supporting materials and Microsoft will make payment to BSQUARE within 30 days of receiving the invoice(s).


                      Job Title                                       Category      Rate       Basis
----------------------------------------------------------------      --------     ------     --------

SDE Level 1 (Architect - compiler or kernel/OS)                         SDE1       125.00     per hour

SDE Level 2 (System Engineer - compiler, debugger and OS)               SDE2       105.00     per hour

SDE Level 3 (Application Engineer - visual tools, IDE, MFC, etc.)       SDE3        95.00     per hour

STE Level 1 (Test lead)                                                 STE1        95.00     per hour

STE Level 2 (System Test Engineer)                                      STE2        85.00     per hour

STE Level 3 (Application Test Engineer)                                 STE3        70.00     per hour

Group Manager (Top Level Project Mgr)                                    PM1       100.00     per hour

Project Manager (Multi-project PM for Compiler)                          PM2        75.00     per hour

User Education Level 1 (Editor)                                          UE1        75.00     per hour

User Education Level 2 (Writer)                                          UE2        65.00     per hour


                             [MICROSOFT LETTERHEAD]


                                  EXHIBIT B-2

WORK PLAN SUMMARY                                               [MICROSOFT LOGO]

The table below identifies all known projects by name and associates a unique MS Internal Reference Number which shall be used to record hours worked by each employee assigned to a project. Work plans will be developed for each project and attached as exhibits to the Master Agreement. In the interim, this Work
Plan summary identifies the projects, number of personnel expected to be assigned to the projects, the pay rate for each engineer assigned, a maximum amount payable for each project under the Work Plan and a maximum amount for all projects under the Work Plan.

Total Maximum Payable Amount for All Projects          $6,637,100


PROJECT                                      MS INTERNAL REFERENCE #
-------                                      -----------------------

ARM 720T                                     1036724
ARM Thumb compiler/kernel support            1036726
NIPS NEC 4300 floating point                 1036727
Maintenance ARM Architecture                 1036741
Maintenance MIPS Architecture                1036742
Maintenance Power PC Architecture            1036744
Maintenance Super-H Architecture             1036745
Toolkit for Visual Basic                     1036923
Toolkit for Visual C++                       1036924
Toolkit for Visual J++                       1036925
Embedded Toolkit for Visual C++              1036926
Windows CE SDK/Emulation/Remote Tools        1036927
Windows CE Internal Tools                    1036928
Windows CE Tools Localization                1036929


                             [MICROSOFT LETTERHEAD]




INDIVIDUAL PROJECT DESCRIPTIONS                                 [MICROSOFT LOGO]


Project Name                 ARM 720T
Internal Reference Number    #1036724
Total Payment Amount         $111,500

Project Description: ARM compiler back-end and OS adaptation work.

JOB CATEGORY    QUANTITY    RATE     START      END        DAYS      HOURS      TOTAL PAYMENT
   SDE1            1        125.00   11/1/97    12/12/97    30       240         $ 30,000.00
   SDE2            1        105.00   11/1/97    12/12/97    30       240         $ 25,200.00
   SDE1            2        125.00   1/1/98     1/15/98     10       160         $ 20,000.00
   SDE2            3        105.00   1/1/98     1/15/98     10       240         $ 25,200.00
   SDE3                      95.00
   STE1                      95.00
   STE2            2         85.00   1/1/98     1/15/98     10       160         $ 13,600.00
   STE3                      70.00
   PM1            0.25      100.00   1/1/98     1/15/98     10        20         $  2,000.00
   PM2                       75.00
   UE1                       75.00
   UE2                       65.00
                                                                    Total        $114,000.00

                             [MICROSOFT LETTERHEAD]

                                                                [MICROSOFT LOGO]

Project Name                            ARM Thumb compiler/kernel support
Internal Reference Number               #1036726
Total Payment Amount                    $196,800

Project Description: ARM Thumb 16-bit code generator compiler back-end work and OS support.

JOB CATEGORY     QUANTITY      RATE       START       END       DAYS     HOURS     TOTAL PAYMENT
------------     --------     ------     -------     ------     ----     -----     -------------
   SDE1             2         125.00     1/15/98     3/1/98      30       480       $ 60,000.00
   SDE2             3         105.00     1/15/98     3/1/98      30       720       $ 75,600.00
   SDE3                        95.00
   STE1                        95.00
   STE2             3          85.00     1/15/98     3/1/98      30       720       $ 61,200.00
   STE3                        70.00
   PM1                        100.00
   PM2                         75.00
   UE1                         75.00
   UE2                         65.00

                                                                         Total      $196,800.00

                             [MICROSOFT LETTERHEAD]

Project Name                  MIPS NEC 4300 floating point
Internal Reference Number     #1036727
Total Payment Amount          $98,800

                                                                [MICROSOFT LOGO]

Project Description: MIPS VR4300 hardware floating support in MIPS compiler back-end.


JOB  CATEGORY  QUANTITY   RATE     START    END     DAYS  HOURS   TOTAL PAYMENT
---  --------  --------  ------   -------  ------   ----  -----   -------------

SDE1                     125.00
SDE2              1      105.00   12/1/97  3/1/98    65    520     $54,600.00
SDE3                      95.00
STE1                      95.00
STE2              1       85.00   12/1/97  3/1/98    65    520     $44,200.00
STE3                      70.00
PM1                      100.00
PM2                       75.00
UE1                       75.00
UE2                       65.00
                                                            Total  $98,800.00

                             [MICROSOFT LETTERHEAD]

                                                                [MICROSOFT LOGO]

Project Name                    Maintenance ARM Architecture
Internal Reference Number       #1036741
Total Payment Amount            $168,300

Project Description: Maintain and support ARM specific architecture instances in the Windows CE operating system and visual tools source bases.

JOB CATEGORY     QUANTITY      RATE       START       END       DAYS     HOURS     TOTAL PAYMENT
------------     --------     ------     -------     ------     ----     -----     -------------
   SDE1              1        125.00     11/1/97    3/1/98       85       680       $ 85,000.00
   SDE2                       105.00
   SDE3                        95.00
   STE1                        95.00
   STE2              1         85.00      11/1/97    3/1/98      85       680       $ 57,800.00
   STE3                        70.00
   PM1                        100.00
   PM2             0.5         75.00      11/1/97    3/1/98      85       340       $ 25,500.00
   UE1                         75.00
   UE2                         65.00
                                                Total                               $168,300.00

                             [MICROSOFT LETTERHEAD]

                                                                [MICROSOFT LOGO]


Project Name                    Maintenance MIPS Architecture
Internal Reference Number       #1036742
Total Payment Amount            $168,300

Project Description: Maintain and support MIPS specific architecture instances in the Windows CE operating system and visual tools source bases.

JOB CATEGORY     QUANTITY      RATE       START       END       DAYS     HOURS     TOTAL PAYMENT
------------     --------     ------     -------     ------     ----     -----     -------------
   SDE1              1        125.00      11/1/97    3/1/98      85       680       $ 85,000.00
   SDE2                       105.00
   SDE3                        95.00
   STE1                        95.00
   STE2              1         85.00      11/1/97    3/1/98      85       680       $ 57,800.00
   STE3                        70.00
   PM1                        100.00
   PM2             0.5         75.00      11/1/97    3/1/98      85       340       $ 25,500.00
   UE1                         75.00
   UE2                         65.00
                                                Total                               $168,300.00

                             [MICROSOFT LETTERHEAD]
                                                                [MICROSOFT LOGO]

Project Name                            Maintenance Power PC Architecture
Internal Reference Number               #1036744
Total Payment Amount                    $168,300

Project Description: Maintain and support PowerPC specific architecture instances in the Windows CE operating system and visual tools source bases.

JOB CATEGORY     QUANTITY      RATE       START       END       DAYS     HOURS     TOTAL PAYMENT
------------     --------     ------     -------     ------     ----     -----     -------------
   SDE1             1         125.00     11/1/98     3/1/98      85       680       $ 85,000.00

   SDE2                       105.00

   SDE3                        95.00

   STE1                        95.00

   STE2             1          85.00     11/1/97     3/1/98      85       680       $ 57,800.00

   STE3                        70.00

   PM1                        100.00

   PM2             0.5         75.00     11/1/97     3/1/98      85       340       $ 25,500.00

   UE1                         75.00

   UE2                         65.00

                                                                         Total      $168,300.00

                             [MICROSOFT LETTERHEAD]
                                                                [MICROSOFT LOGO]




Project Name                 Maintenance Super-H Architecture
Internal Reference Number    #1036745
Total Payment Amount         $168,300

Project Description: Maintain and support Super-H specific architecture instances in the Windows CE operating system and visual tools source bases.


JOB CATEGORY    QUANTITY    RATE     START      END        DAYS      HOURS      TOTAL PAYMENT
   SDE1            1        125.00   11/1/97    3/1/97      85       680         $ 85,000.00
   SDE2                     105.00
   SDE3                      95.00
   STE1                      95.00
   STE2            1         85.00   11/1/97    3/1/98      85       680         $ 57,800.00
   STE3                      70.00
   PM1                      100.00
   PM2            0.5        75.00   11/1/97    3/1/98      85       340         $ 25,500.00
   UE1                       75.00
   UE2                       65.00
                                                                    Total        $168,300.00

                             [MICROSOFT LETTERHEAD]

Project Name                  Toolkit for Visual Basic
Internal Reference Number      #1036923
Total Payment Amount          $606,900
                                                                [MICROSOFT LOGO]

Project Description: Build, test and develop the Windows CE Toolkit for Visual Basic and the accompanying Visual Basic runtime for Windows CE.

JOB CATEGORY        QUANTITY        RATE           START          END           DAYS           HOURS          TOTAL PAYMENT
------------        --------       ------         -------        ------         ----           -----          -------------
    SDE1                           125.00
    SDE2                           105.00
    SDE3                           95.00
    STE1               2           95.00          11/1/97        3/1/97         85             1360           $129,200.00
    STE2              2.5          85.00          11/1/97        3/1/97         85             1700           $144,500.00
    STE3               7           70.00          11/1/97        3/1/97         85             4760           $333,200.00
    PM1                            100.00
    PM2                            75.00
    UE1                            75.00
    UE2                            65.00
                                                                                               Total          $606,900.00

                             [MICROSOFT LETTERHEAD]


Project Name                  Toolkit for Visual C++
Internal Reference Number     #1036924
Total Payment Amount          $2,186,200
                                                              [MICROSOFT LOGO]

Project Description: Build, test and develop the Windows CE Toolkit for Visual Basic and the accompanying Visual Basic runtime for Windows CE.

JOB CATEGORY        QUANTITY        RATE           START          END           DAYS           HOURS          TOTAL PAYMENT
------------        --------       ------         -------        ------         ----           -----          -------------
    SDE1               7           125.00
    SDE2               13          105.00         11/1/97        3/1/98         85             4760           $  499,800.00
    SDE3               2           95.00          11/1/97        3/1/98         85             8840           $  839,800.00
    STE1               3           95.00          11/1/97        3/1/98         85             1360           $  129,200.00
    STE2               10          85.00          11/1/97        3/1/98         85             2040           $  173,400.00
    STE3               1           70.00          11/1/97        3/1/98         85             6800           $  476,000.00
    PM1                            100.00         11/1/97        3/1/98         85              680           $   68,000.00
    PM2                            75.00
    UE1                            75.00
    UE2                            65.00
                                                                                               Total          $2,186,200.00

                             [MICROSOFT LETTERHEAD]
                                                                [MICROSOFT LOGO]

Project Name                            Toolkit for Visual J++
Internal Reference Number               #1036925
Total Payment Amount                    $354,900

Project Description: Build, test and develop the Windows CE Toolkit for Visual J++ and associated components including the remote Java debugger and Java VM emulation capability.

JOB CATEGORY     QUANTITY      RATE       START       END       DAYS     HOURS     TOTAL PAYMENT
------------     --------     ------     -------     ------     ----     -----     -------------
   SDE1                       125.00

   SDE2             1         105.00     12/1/97     3/1/98      65       520       $ 54,600.00

   SDE3             2          95.00     12/1/97     3/1/98      65      1040       $ 98,800.00

   STE1                        95.00

   STE2            1.5         85.00     12/1/97     3/1/98      65       780       $ 66,300.00

   STE3             3          70.00     12/1/97     3/1/98      65      1560       $109,200.00

   PM1             0.5        100.00     12/1/97     3/1/98      65       260       $ 26,000.00

   PM2                         75.00

   UE1                         75.00

   UE2                         65.00

                                                                         Total      $354,900.00

                             [MICROSOFT LETTERHEAD]

Project Name                  Embedded Toolkit for Visual C++
Internal Reference Number     #1036926
Total Payment Amount          $926,500

                                                                [MICROSOFT LOGO]


Project Description: Build, test and develop the Windows CE Embedded Toolkit for Visual C++ including the complete Windows CE component OS in binary form on all supported CPUs, the CESYSGEN build environment and supporting technical tools, sample OS configurations and miscellaneous supporting materials referred to as the OAK tools.


JOB                                                                    TOTAL
CATEGORY  QUANTITY  RATE      START      END      DAYS     HOURS      PAYMENT
--------  --------  ----      -----      ---      ----     -----      -------

SDE1                125.00
SDE2        3       105.00   11/1/97   12/23/97    37       888     $ 93,240.00
SDE2        1       105.00    1/5/98     3/1/98    40       320     $ 33,600.00
SDE3        5        95.00   11/1/97   12/23/97    37      1480     $140,600.00
SDE3        5        95.00    1/5/98     3/1/98    40      1600     $152,000.00
STE1                 95.00
STE2        2.5      85.00   11/1/97   12/23/97    37       740     $ 62,900.00
STE2        2        85.00    1/5/98     3/1/98    40       640     $ 54,400.00
STE3       10.5      70.00   11/1/97   12/23/97    37      3108     $217,560.00
STE3        7        70.00    1/5/98     3/1/98    40      2240     $156,800.00
PM2                  75.00
PM1         0.25    100.00   11/1/97   12/23/97    37        74     $  7,400.00
PM1         0.25    100.00    1/5/98     3/1/98    40        80     $  8,000.00
UE1                  75.00
UE2                  65.00
                                                           Total    $926,500.00


                              MICROSOFT LETTERHEAD

                                                                [MICROSOFT LOGO]

Project Name                          Windows CE SDK, Emulation and Remote Tools
Internal Reference Number             #1036927
Total Payment Amount                  $991,100

Project Description: Build, test and develop the Windows CE SDK for all MEPU platforms including full support for the desktop emulation environment in Windows NT, the remote tools and all headers, libraries and samples distributed in the Windows CE SDK.

JOB CATEGORY     QUANTITY      RATE       START       END       DAYS     HOURS     TOTAL PAYMENT
------------     --------     ------     -------     ------     ----     -----     -------------
   SDE1                       125.00

   SDE2             1         105.00     11/1/98     3/1/98      85       680       $ 71,400.00

   SDE3             6          95.00     11/1/98     3/1/98      85      4080       $387,600.00

   STE1             1          95.00     11/1/98     3/1/98      85       680       $ 64,600.00

   STE2            7.5         85.00     11/1/97     3/1/98      85      5100       $433,500.00

   STE3                        70.00

   PM1             0.5        100.00     11/1/97     3/1/98      85       340       $ 34,000.00

   PM2                         75.00

   UE1                         75.00

   UE2                         65.00

                                                                         Total      $991,100.00

                             [MICROSOFT LETTERHEAD]




Project Name                 Windows CE Internal Tools          [MICROSOFT LOGO]
Internal Reference Number    #1036928
Total Payment Amount         $89,400

Project Description: Build, develop and test internal tools used in support of Windows CE development including profiling tools, work for the instrumented kernel and others.

Job Category    Quantity    Rate     Start      End        Days      Hours      Total Payment
   SDE1                     125.00
   SDE2            2        105.00   1/5/98     3/1/98      40       640         $67,200.00
   SDE3                      95.00
   STE1                      95.00
   STE2            1         85.00   1/5/98     3/1/98      40       320         $27,200.00
   STE3                      70.00
   PM1                      100.00
   PM2                       75.00
   UE1                       75.00
   UE2                       65.00
                                                                    Total        $94,400.00

                             [MICROSOFT LETTERHEAD]

                                                                [MICROSOFT LOGO]

Project Name                    Windows CE Tools Localization
Internal Reference Number       #1036729
Total Payment Amount            $528,500

Project Description: Build, develop and test localized versions of all the Windows CE tools including the Emulation environment, the host environment for the toolkits and the VB and MFC runtimes.

JOB CATEGORY     QUANTITY      RATE       START       END       DAYS     HOURS     TOTAL PAYMENT
------------     --------     ------     -------     ------     ----     -----     -------------
   SDE1                       125.00
   SDE2                       105.00
   SDE3              2         95.00     11/1/97    3/1/98       85      1360       $129,200.00
   STE1              1         95.00     11/1/97    3/1/98       85       680       $ 64,600.00
   STE2             0.5        85.00     11/1/97    3/1/98       85       340       $ 28,900.00
   STE3              6         70.00     11/1/97    3/1/98       85      4080       $285,600.00
   PM1                        100.00
   PM2                         75.00
   UE1                         75.00
   UE2                         65.00
                                                                          Total     $508,300.00

SECTION 3.11

     See Section 2.17(a) of the Disclosure Schedule for the compensation of certain shareholders.

SECTION 3.13

     A copy of the Non-Founder Shareholder Agreement is attached as Section 3.13 of the Disclosure Schedule.

                                             SECTION 3.13 TO DISCLOSURE SCHEDULE

                             SHAREHOLDER AGREEMENT

     This SHAREHOLDERS AGREEMENT dated as of ___________, 199__, is by and among BSQUARE CORPORATION, a Washington corporation (the "Company"), and the individuals listed on Schedule A, attached hereto (hereinafter sometimes referred to individually as a "Shareholder" and collectively as the "Shareholders").

                                    RECITALS

     A. The Shareholders own the number of shares of issued and outstanding stock of the Company listed on Schedule A.

     B. The Company and the Shareholders desire to make provision with respect to certain affairs of the Company and to restrict the sale of the stock of the Company owned by the Shareholders.

                                   AGREEMENTS

     In consideration of the mutual covenants and promises herein contained, the Company and the Shareholders hereby agree as follows:

        1. Definitions. For purposes of this Agreement:

        1.1 Shareholders. The term "Shareholders" shall mean the individuals listed on Schedule A, attached hereto, and any other person or entity who shall become parties hereto as provided in Section 10 or 17 herein, and the term "Shareholder" shall mean any one of them.

        1.2 Shares. The term "Shares" shall mean all shares of capital stock in the Company owned by the Shareholders, including without limitation all options, warrants, convertible stock and similar rights, and shall include all shares of capital stock which may be owned by the Shareholders upon exercise of outstanding warrants or options. If at any time during the term of this Agreement there is any capital reorganization of the Company or if any shares of stock in the Company shall be reclassified, split, exchanged or changed in any manner, or if any additional shares of the Company are issued or transferred to the Shareholders, then all such new, substituted or additional shares of the Company owned by the Shareholders shall be immediately deemed to be "Shares" for the purposes of this Agreement.

      2. Restriction on Transfer. No Shareholder shall directly or indirectly sell, assign, transfer, mortgage, pledge, hypothecate, or encumber in any other manner whatsoever, or give away, bequeath, or in any other manner dispose of, any Shares, except in accordance with the terms and provisions of this Agreement. Any attempt to transfer any Shares in violation hereof shall be null and void.

      3. Right of First Refusal.

        3.1 Offer. If during the term of this Agreement a Shareholder (the "Selling Shareholder") receives and intends to accept an offer to purchase all or any number of Shares held by the Selling Shareholder (the "Offered Shares"), the Selling Shareholder shall request an unconditional, bona fide, written offer from the prospective purchaser (the "Offer") and shall first offer the Offered Shares for sale to the Company at the same price and on the same terms and conditions as set forth in the Offer. Immediately upon receiving the Offer, the Selling Shareholder shall transmit a copy of the Offer, setting forth in reasonable detail all material terms for the contemplated sale, to the Secretary of the Company.

        3.2 Option of the Company. The Company shall have fifteen (15) calendar days following receipt of the Offer by the Secretary of the Company in which to give notice to the Selling Shareholder of its election to purchase some or all of the Offered Shares on the terms and conditions stated in the Offer. In the event the Company elects to purchase some or all of the Offered Shares, such purchase shall occur within 15 days after the date on which notice of such election is given, or on such later date as is stated in the Offer.

        3.3 No Election Made. In the event any Offered Shares are not purchased pursuant to this Section 3, then the Selling Shareholder may sell such Shares to the purchaser identified in the Offer upon the terms and conditions stated in the Offer, but not otherwise provided, however, that if the Selling Shareholder does not sell such Shares in accordance with the Offer within 60 days immediately following the last date on which the Company may purchase the Offered Shares pursuant to Section 3.2 above, or such later date as is specified in the Offer, then any sale of all or any portion of the Offered Shares shall again be subject to the right of first refusal described in this Section 3.

      4. Mandatory Offer to Sell.

        4.1 Purchase Event. For purposes of this Agreement, any one of the following events shall constitutes a "Purchase Event":

            4.1.1 The death of an individual Shareholder, provided that the date of the Purchase Event for purposes of this Agreement shall be deemed to be the date the Company receives notice of the appointment and qualification of the deceased Shareholder's personal representative. The personal representative of the deceased Shareholder shall be obligated to give such notice as soon as practicable.

            4.1.2 The permanent disability of an individual Shareholder, where permanent disability" is defined as the Shareholder's inability, through physical or mental illness or other cause, to perform the majority of his or her usual duties for the Company for a period of six consecutive months.

            4.1.3 Any decree of divorce, dissolution or separate maintenance, or any property settlement or separation agreement (a "Property Settlement") wherein Shares are awarded to a Shareholder's former or separated spouse or partner who is not also a Shareholder (a "Former Spouse").

            4.1.4 The insolvency of a Shareholder or the making of an assignment for the benefit of creditors by a Shareholder or the filing of a petition in bankruptcy by or against a Shareholder.

            4.1.5 The voluntary or involuntary termination of a Shareholder as an employee and/or director of the Company.

      4.2 Offer;, Optional Purchase. Upon the occurrence of any Purchase Event with respect to a Shareholder (except the Purchase Event described in Section 4.1.3), the Company shall have the right to purchase such Shareholder's Shares (the "Proffered Shares") on the same terms and conditions as if such Shareholder or its trustee in bankruptcy, personal representative, guardian, executor or administrator, as appropriate (the "Seller"), had made an offer to sell such Shares pursuant to Section 3 at a price per Share equal to the determined price established pursuant to Section 4.3 below. Upon the occurrence of the Purchase Event specified in Section 4.1.3, first that Shareholder whose Former Spouse was awarded Shares, and then the Company, shall have the right to purchase any or all Shares owned, in whole or in part by that Shareholder's Former Spouse on the same terms and conditions as if such Shareholder's Former Spouse had made an offer to sell such Shares pursuant to Section 3 at a price per Share equal to the price per share at which the Shares were valued for purposes of the Former Spouse's Property Settlement or, if no value was ascribed to the Shares for purposes of the Property Settlement, the price determined in accordance with
Section 4.3 below. In such event, the Shareholder shall have 15 days to either
(a) purchase such Shares or (b) provide notice to the Company that he or she declined to purchase such Shares. The Company shall have 15 days after the date of the determination of the purchase price for the Proffered Shares in accordance with Section 4.3 (or, in the event of the Purchase Event described IN
Section 4.1.3, 15 days after receiving notice from the Shareholder that he or she declined to purchase his or her Former Spouse's Shares) within which to accept or reject such offer by giving written notice of its acceptance or rejection to the Seller.

      4.3 Purchase Price.

            4.3.1 The price at which the Proffered Share shall be purchased and sold pursuant to Section 4.2 hereof shall be the "fair market value" of such shares as determined by the Company's Board of Directors within 30 days after the date of the Purchase Event.

            4.3.2 If the Board of Directors has not determined a price within such 30day period, then the price at which the Proffered Shares shall be purchased and sold pursuant to Section 4.2 hereof shall be the "fair market value" of such shares as determined by appraisal by an independent professional appraiser experienced in the valuation of businesses such as the Company. Such appraiser shall be selected in good faith by the Board of Directors within 15 days after the end of such 30-day period and shall render his or her opinion of the fair market value of the Proffered Shares within 30 days thereafter. In determining the fair market value, the appraiser shall consider all appropriate factors, including but not limited to minority discounts and discounts for lack of marketability. The determination of the appraiser shall be final and binding upon the parties and no party shall have the right of appeal from the determination. The appraiser shall be paid a fixed fee per day (or part of a day) for his or her services, such fee to be agreed upon at the outset of the appraisal, as distinguished from percentage compensation based on the value of the Proffered Shares. All fees and expenses of such appraisal shall be paid by the Company.

        5. Method and Time of Payment. The purchase price determined in accordance with Section 4.3 hereof shall be paid to Seller (i) as the parties agree within 30 days after giving notice of her, his or its election to purchase the Shares or (ii) if they can't agree, then by payment of at least twenty-five percent (25%) of the purchase price within such time period and execution and delivery of a promissory note payable in three equal annual installments including annual interest at the then Applicable Federal Rate, which note shall be secured by the Shares to be purchased (the "Collateral"). In connection with such security interest, the Collateral shall be subject to a stock pledge agreement in a form reasonably satisfactory to the purchaser(s) (the "Pledgor") and the Seller (the "Pledgee"); provided, however, that any such stock pledge agreement shall provide, at a minimum, for the following shareholder rights: (a) the Pledgor shall deliver all dividends paid in cash or property on the Collateral to the Pledgee and the Pledgee shall hold, as additional collateral, any stock or securities received as dividends and shall apply the proceeds of all other distributions to paying off the purchase price and (b) as long as the Pledgor is not in default under the promissory note, the Pledgor may vote the Collateral for all purposes, other than in a way which undermines the value of the Collateral.

      The maker of the note shall have the right to prepay such note at any time without premium or penalty. Such note shall provide that, in the case of any default, at the election of the holder, the entire sum of principal and interest shall immediately be due and payable. Notwithstanding the foregoing, in the event of the death of an insured Shareholder, the proceeds of such insurance that are to be applied to the payment of the purchase price owed by the Company for the Shares held by the insured Shareholder shall be paid in cash within 120 days following the Appointment Date.

      6. Inter Vivos Gifts to Family Members. Subject to the provisions of
Section 10 hereof, any Shareholder who is a natural person may transfer any or all of such Shareholder's Shares by gift to such Shareholder's spouse, child or grandchild (or any trust or other entity in which the only owners or beneficiaries are such Shareholder, spouse, child or grandchild) provided that the initial transferee shall retain all voting rights with respect to any Shares so transferred.

      7. Payment by Company. If, as a result of the Company making any payment on the purchase price for any Shares under this Agreement, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than its total liabilities or for any other reason the Company would be prohibited from making such payment under applicable law, then the remaining Shareholders shall contribute additional capital to the Company and take such additional steps as are necessary, such that the Company may lawfully pay the entire amount due.

        8.   Insurance.

            8.1 Insurance for Purchase of Shares. Insurance may be carried from time to time on the lives of any of the Shareholders by the Company for the purpose of funding the potential liability to acquire the stock of an insured Shareholder. All such insurance shall be owned by and be payable to the Company.

            8.2 Proceeds upon Death of Insured Shareholder. In the event of the death of an insured Shareholder, the proceeds of such insurance shall be applied forthwith to the payment of the purchase price owed by the Company up to the full amount of such proceeds.

                   8.2.1 In the event such proceeds are less than the full purchase price for such Shares, it is understood and agreed that the net amount of such proceeds shall (at least) constitute a down payment against the purchase price.

                   8.2.2 In the event such proceeds exceed the purchase price, such excess shall belong to the Company and not to the estate of the insured Shareholder.

            8.3 Cash Surrender Value. In the event any Shareholder sells his Shares to the Company to the terms of this Agreement other than in the case of his or her death, it is understood and agreed that the then cash surrender value of any insurance held on the life of such Shareholder for the purpose of providing funds for the purchase of his or her Shares may constitute the down payment of the purchase obligation of the Company. The selling Shareholder shall have the option of requesting either that the policy be cashed and the proceeds thereof applied against such purchase obligation or that the policy be assigned to him or her and the purchase price be reduced by an amount equivalent to the cash surrender value of the policy.

            8.4 Valuation of Stock. Insurance proceeds from any policies on the life of the selling Shareholder purchased pursuant to this Section 8 shall not be taken into account in determining the value of the stock of the Company under
Section 4.3. hereof.

      9. Copy of Agreement. A copy of this Agreement shall at all times be kept in the office of the Secretary of the Company.

      10. Transferees. Marring of Shareholder. In the event of the issuance of any new Shares, or the transfer in any manner of any Shares by a Shareholder in accordance with the provisions of this Agreement, to any person who is not a party to this Agreement, the issuing or transferring party shall obtain, as a condition to and upon such issuance or transfer, the written consent of the new Shareholder or the transferee to become a party to and be bound by the terms of this Agreement and to the placing of the legend as required hereby upon the certificate representing such Shares, and the consent of the spouse of the new Shareholder or transferee, if married, to the terms of this Agreement. Without limiting the foregoing, in the event that any Shareholder gets married during the term of this Agreement, then such Shareholder agrees to obtain the written consent of his or her new spouse to the terms of this Agreement.

      11. Legends.

             11.1 Securities Law Legend. All certificates of stock of the Company issued to any of the parties hereto shall bear a legend upon the face thereof, in form and substance as follows:

             These securities are not registered under state or federal securities laws and may not be offered, sold, pledged (except a pledge pursuant to the terms of which any offer or sale upon foreclosure would be made in a manner that would not violate the registration provisions of federal or state securities laws) or otherwise distributed for value, nor may these securities be transferred on the books of the company, unless such transfer has been registered or is exempt from such registration under said laws and the rules and regulations thereunder.

             11.2 Shareholders Agreement Legend. All certificates of stock of the Company issued to any of the parties hereto shall also bear a legend upon the face thereof, in form and substance as follows:

             The sale, pledge, hypothecation or other transfer of this certificate and the shares evidenced by this certificate is subject to an
             Agreement dated                      , 199_, among the Company, the
             holder of this certificate and other shareholders of the Company. A copy of the Agreement is on file in the office of the Secretary of the Company. By accepting the shares evidenced by this certificate, the holder agrees to be bound by such Agreement.

      12. Termination of Agreement. This Agreement shall terminate and be of no further force or effect upon the earlier of

             12.1  the written agreement of all of the parties hereto;

             12.2 the event that one person shall become the beneficial owner of all of the Shares which are subject to this Agreement;

             12.3 the dissolution of the Company, or in the event proceedings in bankruptcy, receivership or insolvency are instituted by the Company or against the Company other than by a Shareholder, or in the event the Company becomes insolvent or makes an assignment for the benefit of creditors;,

             12.4 the closing date of a primary, firm commitment underwritten public offering by this Company of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the aggregate offering proceeds paid to the Company are at least Ten Million Dollars ($10,000,000) and the per share price at which such shares of Common Stock are offered to the public is at least six Dollars ($6.00), subject to equitable adjustments for divisions and combinations of Common Stock; or

             12.5 when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      13. Notices. Any notice required or permitted hereunder shall be given in writing by personal delivery, by mail, postage prepaid, certified or registered, return receipt requested, or via facsimile machine to the intended recipient at the address indicated for such party on the signature page hereof or on Schedule A hereto, or at such other address as such party may designate by ten days' advance written notice to the other parties given in the foregoing manner. The date on which any such notice is so personally delivered, or if such notice is given by mail, the second business day after its deposit in the U.S. mail, or if by facsimile machine during normal business hours upon transmission with confirmation of receipt by the receiving party's facsimile terminal and if not sent during normal business hours, then on the next business day, shall be deemed to be the effective date of such notice.

      14. Specific Performance. The Shares cannot be readily purchased or sold in the open market, and for that reason, among others, the Shareholders and the Company will be irreparably damaged in the event that this Agreement is not specifically enforced. If any Shareholder so required under this Agreement fails to give a notice, make an offer, sell Shares, or obtain written consent or if any Shareholder fails to accurately disclose the terms and conditions of an Offer or the identity of the offeror as required hereby, then, in any such event, any of the Shareholders or the Company may institute and maintain a proceeding to compel the specific performance of this Agreement, and each Shareholder specifically submits himself or herself to the jurisdiction and venue of the courts of the State of Washington for purposes of any such action. Each Shareholder further agrees that service of process against such Shareholder in any such action or proceeding may be made by United States mail, certified or registered, return receipt requested, postage prepaid. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy at law or in equity which the Shareholders or the Company may have.

      15. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties hereto.

      16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      17. Modifications. This Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof and may be modified or amended only by written agreement among the Company and all of the Shareholders, provided, however, that additional Shareholders may be added to this Agreement simply by having such Shareholders execute an additional signature page for this Agreement and adding the Shareholders to Schedule A, and such revision shall not require the consent or agreement of the other parties.

      18. Severability. Invalidation of any one of the provisions of this Agreement for any reason shall in no way affect any other provision hereof, and all such other provisions shall remain in full force and effect.

      19. Further Acts. Each party agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

      20. Applicable Law. This Agreement and its validity, construction, and performance shall be governed by the laws of the State of Washington.

        EXECUTED on the day and year first above written.


Company:                        BSQUARE CORPORATION


                                By:
                                    ----------------------------
                                Its:
                                    ----------------------------


Address:                        3633 136th Place S.E.
                                Suite 1000


Shareholders:
                                ---------------------------------

                                ---------------------------------

                                ---------------------------------

                                ---------------------------------

                                ---------------------------------

                                ---------------------------------

                                CONSENT OF SPOUSE


            The undersigned is the wife/husband of         , one of the parties
to the foregoing Shareholders Agreement, and she/he acknowledges that she/he has read such Agreement and knows of its contents; that she/he is aware that by its
provisions her/his husband/wife agrees to sell all of his/her shares of        ,
including her/his community property interest therein, if any, upon the happening of certain events; she/he hereby consents to such a sale and approves the provisions of such Agreement; she/he hereby agrees, on behalf of herself/himself and all persons who may claim on her/his behalf, that upon her/his legal separation from or the dissolution of her/his marriage to her/his present husband/wife, or upon her/his or her/his husband/wife's death, neither she/he nor anyone claiming on her/his behalf will seek to partition her/his or her/his husband/wife's community property interest in such shares and that in any such event she/he shall comply with the terms of this Agreement and shall be entitled only to the value of her/his interest in such shares, if any (determined in light of the existence of such Agreement), and that she/he shall have no claim or right to the shares themselves.

             EXECUTED this _ day of______________________________ , 19__.


                                   --------------------------------------


                                   -------------------------------------

                                   SCHEDULE A

                              LIST OF SHAREHOLDERS
                    (INCLUDING NUMBER OF SHARES AND ADDRESS)

SECTION 3.16

      A copy of the Certificate of Designation is attached as Section 3.16 of the Disclosure Schedule.

                                                                 SECTION 3.16 OF
                                                             DISCLOSURE SCHEDULE


                 CERTIFICATE OF DESIGNATION STATE OF WASHINGTON
                                                                     FILED
                                     OF THE                  STATE OF WASHINGTON
                                                               JANUARY 29, 1998
                         RELATIVE RIGHTS AND PREFERENCES
                                                                  RALPH MUNRO
                                     OF THE                   SECRETARY OF STATE
                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                               BSQUARE CORPORATION

      The undersigned Senior Vice President of BSQUARE CORPORATION, a Washington corporation (the "Corporation"), in accordance with the provisions of RCW 23B.06.020, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the following resolution creating a series of Series A Convertible Preferred Stock was duly adopted by the Board of Directors of the Corporation as of January 29, 1998:

      RESOLVED, that, pursuant to the authority conferred an the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors does hereby provide for the designation of a series of preferred stork to be named "Series A Convertible Preferred Stock," initially consisting of 8,333,333 shares, and that to the extent that the designation, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock are not stated and expressed in the Articles of Incorporation, the Board of Directors does hereby fix and herein state and express such designation, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

      The designations and the powers, preferences and rights of the Series A Convertible Preferred Stock arc as follows:

      Section l. Designation and Dividends. The Corporation hereby designates 8,333,333 shares of the Preferred Stock as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), which shall have the rights, preferences and terms set forth herein. The holders of the Series A Preferred Stock shall be entitled to receive dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock could be converted pursuant to the provisions of Section 4 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend) (the "Participating Dividends").

        Section 2. Liquidation, Dissolution or Winding Up.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings and before any amount shall be paid or distributed to the holders of any class of Common Stock or of any other stock ranking on liquidation junior to the Series A Preferred Stock, the greater of: (i) an amount in cash equal to $1.80 per share (adjusted appropriately for stock splits, stock dividends and the like) together with declared but unpaid dividends to which the holders of outstanding shares of Series A Preferred Stock are entitled pursuant to Section 1 hereof (the "Minimum Liquidation Amount"); provided, however, that if, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; or (ii) cash in an amount equal to the portion of the assets of the Corporation remaining for distribution to shareholders which such holder would have received if each share of Series A Preferred Stock held by such holder had been converted into the number of shares of Common Stock issuable upon the conversion of a share of Series A Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Corporation after taking into account the rights of holders of any other class or series of capital stock of the Corporation (including the Common Stock) entitled to share in such distribution in either case, plus any declared but unpaid dividends to which the holders of outstanding shares of Series A Preferred Stock are entitled pursuant to Section 1 hereof (the "Aggregate Liquidation Amount").

            (b) A consolidation, merger or capital reorganization of the Corporation (except (i) into or with a wholly-owned subsidiary of the Corporation with requisite shareholder approval or (ii) a merger in which the beneficial owners of the Corporation's outstanding capital stock immediately prior to such transaction hold no less than fifty-one percent (51%) of the voting power in the resulting entity) or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2; provided, however, that each holder of the Series A Preferred Stock shall have the right to elect the benefits of the provisions of Section 4(i) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.

      Section 3. Voting, Power.

      Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible. Except as otherwise expressly provided herein (including without limitation the provisions of Section 6 hereof) or as required by law, the holders of shares of the Series A Preferred Stock and the Common Stock shall vote together as a single class on all matters.

      Section 4. Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights:

            (a) Voluntary Conversion. Holders of a majority of the outstanding shares of Series A Preferred Stock shall be entitled, at any time and from time to time after the date hereof, to cause any or all of such shares to be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.80 by the conversion price applicable to such shares, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Initially the conversion price shall be $1.80 per share of Common Stock, which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price"). If a holder of Series A Preferred Stock elects to convert his or her Series A Preferred Stock at a time when there are any accrued and unpaid dividends or other amounts due on such shares (including any Participating Dividends), such dividends and other amounts shall, to the extent permitted by applicable law, be paid in full by the Corporation in connection with such conversion.

            (b) Automatic Conversion. Each share of Series A Preferred Stock outstanding shall automatically, and without the requirement of any consent of any holder, be converted into the number of shares of Common Stock into which such shares are convertible at the then effective Conversion Price upon the closing of a Qualified Public Offering. For purposes hereof, the term "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock of the Corporation to the public at a minimum price of $4.50 per share and pursuant to which (i) the gross proceeds received by the Corporation equal or exceed $30,000,000 and (ii) the shares of Common Stock sold under such registration statement are approved for listing on the New York Stock Exchange or approved for quotation on The Nasdaq Stock Market, Inc.'s National Market.

            (c) Conversion Procedures. Any holder of Series A Preferred Stock converting such shares into shares of Common Stock pursuant to Section 4(a), or whose shares are automatically converted pursuant to Section 4(b), shall surrender the certificate or certificates representing the Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation, accompanied by written notice of conversion. Such notice of conversion shall (i) specify the number of shares of Series A Preferred Stock to be converted, (ii) specify the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Series A Preferred Stock not to be so converted to be issued, (iii) include payment of any applicable transfer tax and
(iv) specify the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

            (d) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock upon a conversion of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof pursuant to Section 4(a) hereof shall be effective as of the surrender of the certificate or certificates for the Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The issuance by the Corporation of shares of Common Stock upon a conversion of Series A Preferred Stock into Common Stock pursuant to Section 4(b) hereof shall be deemed to be effective immediately prior to the closing of the Qualified Public Offering. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

            (e) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

            (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Series A Preferred Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of the Common Stock as shall from time to time be issuable upon the conversion of all the Series A Preferred Stock then outstanding provided that the shares of Common Stock so reserved shall not be reduced or affected in any manner whatsoever so long as any Series A Preferred Stock is outstanding, except in the case of a reverse stock split or stock combination. The Corporation shall prepare and shall use its reasonable business efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration, qualification or listing of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

            (g) Adjustments to Conversion Price. The Conversion Price in effect from time to time shall be subject to adjustment as follows:

                  (i) Stock Dividends, Subdivisions and Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price shall, simultaneously with the happening of such dividend, subdivision or combination be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 4(g)(i) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and, in the case of a subdivision or combination, immediately as of the effective date thereof.

                (ii) Sale of Common Stock. In the event the Corporation shall at any time or from time to time while the Series A Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury, but excluding: (i) any Common Stock which may be issued upon conversion of the Series A Preferred Stock; and (ii) up to 3,625,000 shares of Common Stock issued to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Option Plan (the "Plan") or upon the exercise of options issued pursuant to such Plan, or such greater number of shares as may be issuable pursuant to the adjustment provisions of such Plan as in effect on the date hereof (collectively, the "Excluded Shares")), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange hereinafter referred to as a "Dilutive Transaction"), then, and thereafter successively upon the consummation of any Dilutive Transaction, the Conversion Price in effect immediately prior to the Dilutive Transaction shall forthwith be reduced to an amount (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:

               (A) the numerator of which shall be (1) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction

        (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at the Conversion Price (prior to adjustment), and

             (B) the denominator of which shall be (1) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

         (iii) Sale of Options, Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time while the Series A Preferred Stock is outstanding, issue options, warrants or rights to subscribe for shares of Common Stock (other than any options for Excluded Shares), or issue any securities convertible into or exercisable or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying such Conversion Price by a fraction:

             (A) the numerator of which shall be (1) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

             (B) the denominator of which shall be (1) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

               (iv) Expiration or Change in Price. If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exercisable or exchangeable for or convertible into shares of Common Stock, changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section 4(g)(iii) hereof) at the time initially granted, issued or sold; provided, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of the Conversion Price shall be made under this Section 4 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

            (h) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date (calculated in accordance with Section 4(d) hereof), retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 as applied to such distributed securities.

      If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert each such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

            (i) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series A Preferred Stock.

      Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 4(i), shall have the option of electing treatment of his or her shares of' Series A Preferred Stock under either this Section 4(i) or Section 2(b) hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice, pursuant to Section 8, with respect to such event.


            (j) Notices. In each case of an adjustment or readjustment of the Conversion Price, the Corporation will furnish each holder of Series A Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

      Section 5. Redemption.

            (a) Any holder of shares of Series A Preferred Stock may request that up to 50% of the Series A Preferred Stock then held by such holder be redeemed by the Corporation at any time on or after January 30, 2003 (the "First Redemption Date"), or that up to 100% of the Series A Preferred Stock then held by such holder be redeemed by the Corporation at any time on or after January 30, 2004 (the "Second Redemption Date," and, collectively with the First Redemption Date, the "Redemption Date"), by giving 90 days written notice to the Corporation, stating in such notice the number of shares to be redeemed and delivering the certificates for the shares of Series A Preferred Stock to be so redeemed to the Corporation by the Redemption Date. The Corporation shall redeem all shares as to which it has received requests for redemption from the holders thereof in accordance with the foregoing. Any redemption hereunder shall be at a per share redemption price equal to $1.80 per share (adjusted appropriately for stock splits, stock dividends and the like), plus any accrued but unpaid dividends (including any Participating Dividends) to which the holders of outstanding shares of Series A Preferred Stock are entitled pursuant to Section 1 hereof (the "Redemption Price").

            (b) If the Corporation does not have sufficient funds legally available to redeem all 1 shares for which redemption is requested hereunder, then it shall redeem such shares on a pro-rata basis among the holders of the Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. In the event that the Corporation fails to timely redeem shares for which redemption is requested pursuant to Section 5(a) for any reason whatsoever, then during the period from the Redemption Date through the date on which such shares are redeemed, the Redemption Price of such shares shall bear interest at a per annum rate equal to the Prime Rate (as reported in The Wall Street Journal from time to time) plus two percent, which interest rate shall increase by an additional 1% at the end of each three (3) month period thereafter until the Redemption Price (and any interest thereon) is paid in full, subject to a maximum interest rate of the greater of 15% or such Prime Rate plus ten percent, but in no event greater than 18%.

        Section 6. Restrictions and Limitations.

            (a) So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not without the affirmative vote or written consent of the holders of two-thirds in interest of the Series A Preferred
Stock:

             (i) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its assets or business,

             (ii) merge with or into or consolidate with another entity or enter into or engage in any other transaction or series of related transactions, in any such case in connection with or as a result of which the Company is not the surviving entity or the owners of the Company's outstanding equity securities immediately prior to the transaction or series of related transactions do not own at least a majority of the outstanding equity securities of the surviving, resulting or consolidated entity,

             (iii) dissolve, liquidate or wind up its operations,

             (iv) directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock except (A) for the redemption of Convertible Preferred Shares pursuant to and as provided in Sections 2, 4 and 5 hereof, (B) as contemplated by Sections 1.2, 4.6, and 5.2 of that certain Stock Purchase and Shareholders Agreement, dated as of January 30, 1998, (C) as contemplated by that certain Redemption Agreement, dated as of January 30, 1998, or (D) as contemplated by the Corporation's standard form of agreement, as approved by the Board of Directors, to be executed by employees, officers, and consultants of the Corporation upon the grant to such employees, officers, and consultants of options under the Plan, or upon exercise of such options,

             (v) adopt any amendment to this Certificate of Designation, or any amendment to its Articles of Incorporation or By-Laws, that eliminates, amends, restricts or otherwise adversely affects the rights and preferences of the Convertible Preferred Stock, or that increases the authorized shares of Convertible Preferred Stock,

             (vi) declare or make dividend payments on any shares of its Common Stock or any other class of its capital stock,

             (vii) create, or obligate itself to create, any class or series of shares that has a preference over, or is on a parity with, the Convertible Preferred Stock,

             (viii) increase the size of the Board of Directors to more than seven (7) members,

             (ix) enter into any agreement or arrangement or take any other action that eliminates, amends, restricts or otherwise adversely affects the rights of the holders of Convertible Preferred Stock or its ability to perform its obligations hereunder; or

             (x) enter into or be a party to any transaction or agreement, including, without limitation, any lease or other rental or purchase agreement providing for loans or extensions of credit by or to the Company, with or for the benefit of any person or entity which is a shareholder, officer or director of the Company, or which is a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity, except for normal compensation paid to employees of the Company in the ordinary course of business.

      Section 7. No Reissuance of Series A Preferred Stock. No share or shares of the Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

      Section 8. Other Rights. Except as otherwise provided in this Certificate of Designation, each share of Series A Preferred Stock and each share of Common Stock shall be identical in all respects, shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share.

      IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true as of the 29th day of January, 1998.


                                  BSQUARE CORPORATION

                                  /S/ ALBERT T. DOSSER
                                  ---------------------------------------
                                  Albert T. Dosser, Senior Vice President


SECTION 4.14

USE OF PROCEEDS:

  1.      Repayment of Certain Notes to Shareholders:       $1,779,966.39

  2.      Redemption of Shares from Certain Shareholders:   $6,000,000.00

  3.      Dain Rauscher Fee                                 $  600,000.00

  4.      Working Capital                                   $6,620,033.61

                                    EXHIBIT F

                                    EXHIBIT F
                           FORM OF OPINION OF COUNSEL
                                January 30, 1998


Those investors listed on
Exhibit A to the BSQUARE Corporation
Stock Purchase and Shareholders Agreement
Dated as of January 30, 1998

Ladies and Gentlemen:

        We have acted as counsel to BSQUARE Corporation, a Washington corporation (the "Company"), in connection with (i) the issuance and sale of Series A Convertible Preferred Stock pursuant to the Stock Purchase and Shareholders Agreement dated as of January 30, 1998 (the "Purchase Agreement"), by and among the Company, William T. Baxter, Albert T. Dosser, Peter R. Gregory, Joseph Notarangelo (collectively, the "Shareholders") and you, and (ii) the redemption by the Company of shares of its Common Stock pursuant to certain redemption agreements dated as of January 30, 1998 (each a "Redemption Agreement" and collectively, the "Redemption Agreements") by and between the Company and each of William T. Baxter, Albert T. Dosser and Peter R. Gregory (the "Redeeming Shareholders"). This opinion is delivered to you pursuant to
Section 3.4 of the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

        We have examined the originals or copies of such documents, certificates and records as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals and the conformity to originals of such documents, certificates and records submitted to us as certified, conformed or photostatic copies. We have also assumed, without verification, the legal capacity of each individual who has executed such documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

Those Investors Listed on Exhibit A
to the BSQUARE Corporation Stock Purchase and Shareholders Agreement dated as of January 30, 1998


        This opinion letter is subject to all assumptions, qualifications and limitations not inconsistent herewith that are described in the Legal Opinion Accord of the ABA Section of Business Law (1991) at Section 4 ("Reliance by Opinion Giver on Assumptions"), Section 14 ("Other Common Qualifications"),
Section 16 ("No Violation of Law") and Section 19 ("Specific Legal Issues").

        The law covered by opinions expressed herein is limited to the federal law of the United States and the law of the State of Washington. We express no opinion with respect to the laws, regulations or ordinances of any county, municipality or other local government agency.

        As used in this opinion letter, the expression "to our knowledge" means the conscious awareness of facts or other information by the lawyers in our office representing the Company in connection with the negotiation and preparation of the Purchase Agreement, Redemption Agreements and Certificate of Designation. It does not include information that might by revealed if there were to be undertaken a canvass of all lawyers in our office or a review of all of our files.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Washington with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite corporate power and authority to carry on its business as presently conducted, to enter into and to consummate the transactions contemplated by the Purchase Agreement and the Redemption Agreements and otherwise to carry out its obligations under such agreements, including the issuance of the Convertible Preferred Stock and the redemption of the Redemption Shares.

        2. The execution and delivery of the Purchase Agreement and the Redemption Agreements by the Company and the consummation by it of the transactions contemplated thereby, including the issuance and delivery of (i) the Convertible Preferred Shares, and (ii) upon the conversion of the Convertible Preferred Shares, the Conversion Shares, have been duly authorized by all necessary corporate action on the part of the Company. Each of the Purchase Agreement and Redemption Agreements will, upon due execution and delivery by the Company, constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except:

                (a) the enforceability thereof may by affected by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights;

Those Investors Listed on Exhibit A
to the BSQUARE Corporation Stock Purchase and Shareholders Agreement dated as of January 30, 1998


                (b) the courts of the State of Washington will consider extrinsic evidence of circumstances surrounding the making of the Purchase Agreement and Redemption Agreements to ascertain the intent of the parties in using the language employed in such Purchase Agreement and Redemption Agreements regardless of whether or not the language used in such Purchase Agreement and Redemption Agreements is plain and unambiguous on its face, and may incorporate additional or supplementary terms into such Purchase Agreement and Redemption Agreements; and

                (c) We express no opinion as to the enforceability of Sections
7.5 and 9.2 of the Purchase Agreement.

        3. The execution and delivery of the Purchase Agreement and the Redemption Agreements by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance and delivery of (i) the Convertible Preferred Shares and (ii) upon the conversion of the Convertible Preferred Shares, the Conversion Shares, do not and will not (A) conflict with or violate any provision of the Articles of Incorporation or Bylaws, (B) to our knowledge, except as disclosed in the Disclosure Schedule, breach or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it or any of its assets are bound and which is listed in the Disclosure Schedule, or (C) to our knowledge, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

        4. The capitalization of the Company immediately prior to the Closing consists of 50,000,000 shares of Common Stock, of which 21,375,000 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which 8,333,333 shares are designated as Convertible Preferred Stock, of which no shares are issued and outstanding. As of the Closing, the respective rights, preferences and privileges of the Convertible Preferred Stock will be as stated in the Certificate of Designation. As of the Closing, and after giving effect to the transactions contemplated by the Purchase Agreement, all of the outstanding shares of capital stock of the Company (including, without limitation, the Convertible Preferred Shares) will have been duly and validly authorized and issued, fully paid and nonassessable and, except as set forth in the Purchase Agreement, to our knowledge, not subject to any preemptive rights and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities and blue sky laws. To our knowledge, there are no outstanding preemptive or other rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock, except for (i) the conversion

Those Investors Listed on Exhibit A
to the BSQUARE Corporation Stock Purchase and Shareholders Agreement dated as of January 30, 1998 privileges of the Convertible Preferred Stock and (ii) 1,375,000 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Company's Stock Option Plan. Except with respect to the Purchase Agreement, to our knowledge, the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company.

        5. To our knowledge, except as set forth in the Disclosure Schedule, the Company has no subsidiaries or ownership interests in any corporation, joint venture, partnership or other entity.

        6. The Articles of Incorporation of the Company (the "Articles") have been duly authorized and adopted by the Board of Directors of the Company, have been approved by all necessary action on the part of the Company's shareholders, has been duly filed with the Secretary of State of the State of Washington and has become effective.

        7. The certificates representing the Convertible Preferred Shares are in due and proper form and have been duly and validly executed by the officers of the Company named thereon. The issuance of the Convertible Preferred Shares is not subject to any preemptive rights or, to our knowledge, rights of first refusal created by the Company. The Conversion Shares issuable upon conversion of the Convertible Preferred Shares are not subject to any preemptive rights or, to our knowledge, rights of first refusal created by the Company, and, upon conversion of the Convertible Preferred Shares in accordance with the terms of the Certificate of Designation, such Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable.

        8. To our knowledge, except as set forth in the Disclosure Schedule, no suit, action, proceeding or governmental investigation is pending or threatened against the Company or its properties.

        9. Assuming the accuracy of the representations and warranties of the Company and the Shareholders set forth in Section 2 of the Purchase Agreement and of the Purchasers set forth in Section 2A of the Purchase Agreement, it is not necessary, in connection with the offer, and sale of the Shares to the Purchasers pursuant to the Purchase Agreement, to register the Convertible Preferred Shares or the Conversion Shares under the 1933 Act or the Securities Act of the State of Washington.

        10. Other than any required filings or approvals of federal and state regulatory agencies, including the Securities Exchange Commission and state securities administrators with jurisdiction over the transaction, to our knowledge, the Company is not required to obtain any

Those Investors Listed on Exhibit A
to the BSQUARE Corporation Stock Purchase and Shareholders Agreement dated as of January 30, 1998 consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Purchase Agreement.

        11. Each of the Redeeming Shareholders is the sole registered owner of the Redemption Shares. To our knowledge, each Redeeming Shareholder has good and marketable title to the Redemption Shares, free and clear of all liens, encumbrances and claims whatsoever.

        12. To our knowledge, each Shareholder has full right, authority, power and capacity to enter into the Purchase Agreement and to carry out the transactions contemplated thereby. To our knowledge, each Redeeming Shareholder has full right, authority, power and capacity to enter into their respective Redemption Agreement and to carry out the transactions contemplated thereby. The Purchase Agreement and, if applicable, respective Redemption Agreement when executed and delivered in accordance with their terms will constitute valid and binding obligations of such Shareholder or Redeeming Shareholder, as the case may be, enforceable in accordance with their respective terms, except:

                (a) the enforceability thereof may by affected by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights;

                (b) the courts of the State of Washington will consider extrinsic evidence of circumstances surrounding the making of the Purchase Agreement and the respective Redemption Agreement to ascertain the intent of the parties in using the language employed in such Purchase Agreement and respective Redemption Agreement, regardless of whether or not the language used in such Purchase Agreement and respective Redemption Agreement is plain and unambiguous on its face, and may incorporate additional or supplementary terms into such Purchase Agreement and respective Redemption Agreement; and

                (c) We express no opinion as to the enforceability of Sections
7.5 and 9.2 of the Purchase Agreement.

        With respect to our opinion set forth in Paragraphs 1, 2 and 3 above, we advise you that the Company's Board of Directors relied upon certain information in making the determinations required by RCW 23B.06.400(2) in order to have the Company redeem shares of its Common Stock as provided in the Redemption Agreements. The Board of Directors of the Company believes that it is reasonable in the circumstances to rely on such information as permitted by RCW 23B.06.400(3). We express no opinion as to the reasonableness of such reliance.

Those Investors Listed on Exhibit A
to the BSQUARE Corporation Stock Purchase and Shareholders Agreement dated as of January 30, 1998


        This opinion letter is delivered as of its date and we do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention that did not exist on the date hereof or of which we had no knowledge.

        This opinion letter may be relied upon by you only in connection with the transaction described in the initial paragraph of this opinion letter and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without, in each instance, our prior written consent.

                                   Yours very truly,

                                   Summit Law Group PLLC

                                    EXHIBIT G

                                    EXHIBIT G
                            FORM OF CONSENT OF SPOUSE


        I, _________________, spouse of _________________, acknowledge that I have read the Stock Purchase and Shareholders Agreement dated as of January 30, 1998, to which this Consent is attached as Exhibit H (the "Agreement") and that I know its contents. I am aware that by its provisions, including without limitation the provisions of Section 5 of the Agreement, certain restrictions are imposed upon the sale or other disposition of any shares of the Company of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

        I hereby agree that my interest, if any, in the shares subject to the Agreement will be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the shares will be similarly bound by the Agreement.

        I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I waive such right.

        Dated as of the 30th day of January, 1998.


                                             -----------------------------------

                                    EXHIBIT H

                                    EXHIBIT H

                        FORM OF DIRECTOR INDEMNIFICATION

        This Indemnification Agreement (this "Agreement") dated as of January 30, 1998, is made between BSQUARE CORPORATION, a Washington corporation (the "Company"), and Albert T. Dosser ("Indemnitee").

                                    RECITALS

        A. Indemnitee is an officer or director of the Company and in such capacity is performing valuable services for the Company.

        B. The Company and Indemnitee recognize the difficulty in obtaining directors' and officers' liability insurance, the significant cost of such insurance and the general reduction in the coverage of such insurance.

        C. The Company and Indemnitee further recognize the substantial increase in litigation subjecting officers and directors to expensive litigation risks at the same time that such liability insurance has been severely limited.

        D. The shareholders of the Company have adopted articles of incorporation (the "Articles") and bylaws (the "Bylaws") providing for indemnification of the officers, directors, agents and employees of the Company to the full extent permitted by the Washington Business Corporation Act (the "Statute").

        E. The Articles, Bylaws and the Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and the members of its Board of Directors and its officers with respect to indemnification of such directors and officers.

        F. The Company desires to provide Indemnitee with specific contractual assurance of Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Company's Articles or Bylaws or any change in the ownership of the Company or the composition of its Board of Directors), which indemnification is intended to be greater than that which is afforded by the Company's Articles, Bylaws and, to the extent insurance is available, the coverage of Indemnitee under the Company's director and officers liability insurance policies, but in no event shall such indemnification be greater than that allowed by law.

        G. In order to induce Indemnitee to continue to serve as an officer and/or director, as the case may be, of the Company, the Company has agreed to enter into this Agreement with Indemnitee.

                                    AGREEMENT

        In consideration of the recitals above, the mutual covenants and agreements herein contained, and Indemnitee's continued service as an officer and/or director, as the case may be, of the Company after the date hereof, the parties to this Agreement agree as follows.

1.      INDEMNITY OF INDEMNITEE

        1.1 SCOPE

        The Company agrees to hold harmless and indemnify Indemnitee to the full extent permitted by law, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Articles, the Bylaws, the Statute or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Indemnitee's rights hereunder, shall be within the purview of Indemnitee's rights and the Company's obligations hereunder, and, to the extent that they would narrow Indemnitee's rights hereunder, shall be excluded from this Agreement; provided, however, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights hereunder.

        1.2 NONEXCLUSIVITY

        The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Articles, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Statute, or otherwise, whether as to action in Indemnitee's official capacity or otherwise.

        1.3 ADDITIONAL INDEMNITY

        If Indemnitee was or is made a party, or is threatened to be made a party, to or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement and other expenses incurred in connection with such Proceeding) (collectively, "Damages").

        1.4 DEFINITION OF PROCEEDING

        For purposes of this Agreement, "Proceeding" shall mean any actual, pending or threatened action, suit, arbitration, alternative dispute resolution process, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which Indemnitee is, was or becomes involved by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or that, being or having been such a director, officer, employee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively a "Related Company"), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim or proceeding is or was authorized by the Company's Board of Directors.

        1.5 DETERMINATION OF ENTITLEMENT

        In the event that a determination of Indemnitee's entitlement to indemnification is required pursuant to Section 23B.08.550 of the Statute or any successor thereto or pursuant to other applicable law, the appropriate decision-maker shall make such determination; provided, however, that Indemnitee shall initially be presumed in all cases to be entitled to indemnification, that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true and that, unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee is not entitled to indemnification within twenty (20) days of the Company's receipt of Indemnitee's initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the Company's provision of indemnification and Company hereby agrees not to assert otherwise.

        1.6 SURVIVAL

        The indemnification provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company or a Related Company.

2.      EXPENSE ADVANCES

        2.1 GENERALLY

        The right to indemnification of Damages conferred by Section 1 shall include the right to have the Company pay Indemnitee's expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right is referred to hereinafter as an "Expense Advance").

        2.2 CONDITIONS TO EXPENSE ADVANCE

        The Company's obligation to provide an Expense Advance is subject to the following conditions:

        2.2.1 UNDERTAKING

        If the Proceeding arose in connection with Indemnitee's service as a director or officer of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or his or her representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the question that Indemnitee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise.

        2.2.2 COOPERATION

        Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's power.

        2.2.3 AFFIRMATION

        Indemnitee shall furnish, upon request by the Company and if required under applicable law, a written affirmation of Indemnitee's good faith belief that any applicable standards of conduct have been met by Indemnitee.

3.      PROCEDURES FOR ENFORCEMENT

        3.1 ENFORCEMENT

        In the event that a claim for indemnity, an Expense Advance or otherwise is made hereunder and is not paid in full within sixty days (twenty days for an Expense Advance) after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an "Enforcement Action").

        3.2 PRESUMPTIONS IN ENFORCEMENT ACTION

        In any Enforcement Action the following presumptions (and limitation on presumptions) shall apply: (a) The Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it hereunder in order to induce Indemnitee to continue as an officer and/or director, as the case may be, of the Company; (b) Neither (i) the failure of the Company (including the Company's Board of Directors, independent or special legal counsel or the Company's shareholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by the Company, its Board of Directors, independent or special legal counsel or shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and (c) If Indemnitee is or was serving as a director, officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Company.

        3.3 ATTORNEYS' FEES AND EXPENSES FOR ENFORCEMENT ACTION

        In the event Indemnitee is required to bring an Enforcement Action, the Company shall indemnify and hold harmless Indemnitee against all of Indemnitee's fees and expenses in bringing and pursuing the Enforcement Action (including reasonable attorneys' fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such indemnity for such attorneys' fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith or was frivolous.

4.      LIMITATIONS ON INDEMNITY; MUTUAL ACKNOWLEDGEMENT

        4.1 LIMITATION ON INDEMNITY

        No indemnity pursuant to this Agreement shall be provided by the
Company: (a) On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; (b) For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company; (c) On account of Indemnitee's conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law or the RCW 23B.08.310 or any successor provision of the Statute, or a transaction from which Indemnitee derived benefit in money, property or services to which Indemnitee is not legally entitled; or (d) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

        4.2 MUTUAL ACKNOWLEDGEMENT

        The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

5.      NOTIFICATION AND DEFENSE OF CLAIM

        5.1 NOTIFICATION

        Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company's ability to defend the Proceeding.

        5.2 DEFENSE OF CLAIM

        With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof: (a) The Company may participate therein at its own expense; (b) The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent; (d) The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; and (e) Neither the Company nor Indemnitee will unreasonably withhold its, his or her consent to any proposed settlement.

6.      SEVERABILITY

        Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Indemnitee as follows:

        (a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

        (b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

8.      GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION

        (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Washington.

        (b) This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, Indemnitee's heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

        (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:


BSQUARE CORPORATION


By
  -------------------------------------
       William T. Baxter, President


INDEMNITEE:


By
  --------------------------------------





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